FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-06

Wells Fargo Commercial Mortgage Trust 2016-C35 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., UBS Securities LLC, Academy Securities, Inc., SG Americas Securities, LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A.  Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the investor has otherwise taken all actions the investor must take to become committed to purchase the Offered Certificates, and the investor has therefore entered into a contract of sale. Any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters,prior to the time of sale, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined, or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address(2)	City	State	Zip Code	General Property Type(3)	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(4)
1	Epps Bridge Centre	RMF		1791 Oconee Connector	Athens	GA	30606	Retail	Anchored	2013		336,554	Sq. Ft.	192
2	The Mall at Rockingham Park	Barclays		99 Rockingham Park Boulevard	Salem	NH	03079	Retail	Regional Mall	1991	2015	540,867	Sq. Ft.	263
3	Kroger (Roundy’s) Distribution Center	RMF		1111 Delafield Road	Oconomowoc	WI	53066	Industrial	Warehouse	2004		1,093,756	Sq. Ft.	70
4	Marriott Indianapolis North	RMF		3645 River Crossing Parkway	Indianapolis	IN	46240	Hospitality	Full Service	1998	2016	315	Rooms	170,915
5	Mall at Turtle Creek	Barclays		3000 East Highland Drive	Jonesboro	AR	72401	Retail	Regional Mall	2006		329,398	Sq. Ft.	218
6	In-Rel 8	UBSRES		Various	Various	Various	Various	Various	Various	Various	Various	1,478,687	Sq. Ft.	62
6.01	Lynnfield Park	UBSRES		1255-1755 Lynnfield Road	Memphis	TN	38119	Office	Suburban	1974	2012	280,829	Sq. Ft.
6.02	Chase Tower	UBSRES		201 East Main Street	Lexington	KY	40507	Office	CBD	1973	2012	237,892	Sq. Ft.
6.03	50 Penn Place	UBSRES		1900 Northwest Expressway	Oklahoma City	OK	73118	Mixed Use	Office/Retail	1974	2012	320,957	Sq. Ft.
6.04	I-Bank Tower	UBSRES		5050 Poplar Avenue	Memphis	TN	38117	Office	Suburban	1967	2012	275,566	Sq. Ft.
6.05	4100 Okeechobee	UBSRES		4100 Okeechobee Boulevard	West Palm Beach	FL	33409	Office	Suburban	1971	2013	50,155	Sq. Ft.
6.06	Center Point	UBSRES		1671-1691 Center Point Parkway	Center Point	AL	35215	Retail	Anchored	1990		148,275	Sq. Ft.
6.07	Bainbridge Mall	UBSRES		1400 East Shotwell Street	Bainbridge	GA	39819	Retail	Anchored	1975		129,076	Sq. Ft.
6.08	Plantation Merch. Mart	UBSRES		4301 West Sunrise Boulevard	Plantation	FL	33313	Retail	Unanchored	1987		35,937	Sq. Ft.
7	River Park Shopping Center	WFB		1203-1683 West Imola Avenue	Napa	CA	94559	Retail	Anchored	1972	2015	108,639	Sq. Ft.	237
8	University Towers Owners Corp.	NCB		100 York Street, 379 George Street and 390 George Street	New Haven	CT	06511	Multifamily	Cooperative	1958	2004	238	Units	107,563
9	DoubleTree Overland Park	UBSRES		10100 College Boulevard	Overland Park	KS	66210	Hospitality	Full Service	1982	2016	356	Rooms	70,225
10	ExchangeRight Net Leased Portfolio 12	Barclays		Various	Various	Various	Various	Various	Various	Various	Various	243,830	Sq. Ft.	102
10.01	Kroger - Hamilton	Barclays		1450 South Erie Boulevard	Hamilton	OH	45011	Retail	Single Tenant	2006		77,154	Sq. Ft.
10.02	Walgreens - Fort Worth	Barclays		4200 East Lancaster Avenue	Fort Worth	TX	76103	Retail	Single Tenant	2003		14,490	Sq. Ft.
10.03	Tractor Supply - Woods Cross	Barclays		1533 South 1800 West	Woods Cross	UT	84087	Retail	Single Tenant	2015		21,930	Sq. Ft.
10.04	Fresenius Dialysis Center - Nashville	Barclays		1001 Riverside Drive	Nashville	TN	37206	Office	Medical	1966	2015	8,790	Sq. Ft.
10.05	Advance Auto Parts - Steubenville	Barclays		201 North 7th Street	Steubenville	OH	43056	Retail	Single Tenant	2015		6,889	Sq. Ft.
10.06	Dollar General - Hamilton	Barclays		1425 Millville Avenue	Hamilton	OH	45013	Retail	Single Tenant	2012		9,100	Sq. Ft.
10.07	Dollar General - Cincinnati	Barclays		940 West North Bend Road	Cincinnati	OH	45224	Retail	Single Tenant	2012		9,026	Sq. Ft.
10.08	Dollar General - Denham Springs	Barclays		31163 LA Highway 16	Denham Springs	LA	70726	Retail	Single Tenant	2015		9,026	Sq. Ft.
10.09	Dollar General - Hickory (US Highway 70)	Barclays		536 US Highway 70 Southwest	Hickory	NC	28602	Retail	Single Tenant	2011		9,002	Sq. Ft.
10.10	Dollar General - Hammond	Barclays		42700 Happywoods Road	Hammond	LA	70403	Retail	Single Tenant	2013		9,026	Sq. Ft.
10.11	Family Dollar - Baton Rouge	Barclays		3815 Choctoaw Drive	Baton Rouge	LA	70805	Retail	Single Tenant	2016		9,327	Sq. Ft.
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)	Barclays		901 Lenoir Rhyne Boulevard	Hickory	NC	28602	Retail	Single Tenant	2012		9,002	Sq. Ft.
10.13	Advance Auto Parts - Greenville	Barclays		1264 South Pleasantburg Drive	Greenville	SC	29605	Retail	Single Tenant	2011		7,000	Sq. Ft.
10.14	Dollar General - Gastonia	Barclays		4016 South York Road	Gastonia	NC	28052	Retail	Single Tenant	2012		9,100	Sq. Ft.
10.15	Napa Auto Parts - Freeport	Barclays		1689 South Hance Drive	Freeport	IL	61032	Retail	Single Tenant	2011		4,938	Sq. Ft.
10.16	Napa Auto Parts - Belvidere	Barclays		1200 Old Beloit Road	Belvidere	IL	61008	Retail	Single Tenant	2011		4,904	Sq. Ft.
10.17	Dollar General - Alorton	Barclays		5801 Bond Avenue	Alorton	IL	62207	Retail	Single Tenant	2011		9,026	Sq. Ft.
10.18	Dollar General - Dupo	Barclays		110 Transpoint Drive	Dupo	IL	62239	Retail	Single Tenant	2010		9,100	Sq. Ft.
10.19	Advance Auto Parts - Heath	Barclays		744 Hebron Road	Heath	OH	43056	Retail	Single Tenant	1997	2011	7,000	Sq. Ft.
11	Barber Self Storage	RMF		2424 Castleton Commerce Way	Virginia Beach	VA	23456	Self Storage	Self Storage	2008		390,380	Sq. Ft.	63
12	San Fernando Value Square	WFB		12920, 12940, 12980 Foothill Boulevard	Sylmar	CA	91342	Retail	Anchored	1987		118,611	Sq. Ft.	199
13	Eagle Square	RMF		623 Atwells Avenue	Providence	RI	02909	Mixed Use	Medical Office/Retail	1866	2004	105,724	Sq. Ft.	205
14	Pinnacle II	WFB		3300 West Olive Avenue	Burbank	CA	91505	Office	CBD	2005		230,000	Sq. Ft.	378
15	Berkshire Corporate Center	Barclays		2300 Berkshire Lane North	Plymouth	MN	55441	Industrial	Flex	1969	2001	243,993	Sq. Ft.	73
16	Shoppes at Westown	RMF		357-693 Middletown-Warwick Road	Middletown	DE	19709	Retail	Anchored	2015		80,663	Sq. Ft.	198
17	Stone Manor	Barclays		2600 - 2700 Kelly Road	Warrington Township	PA	18976	Office	Suburban	2004		121,535	Sq. Ft.	122
18	Corporate Park Office Portfolio	RMF		10701 and 10707 Corporate Drive	Stafford	TX	77477	Office	Suburban	1980		185,965	Sq. Ft.	75
19	North Park Shopping Center	Basis		9616 North Lamar Boulevard	Austin	TX	78753	Retail	Unanchored	1980	1989	110,049	Sq. Ft.	126
20	Center Court Apartments	RMF		4881 Kingshill Drive	Columbus	OH	43229	Multifamily	Garden	1974	2015	330	Units	40,000
21	California Plaza	WFB		2180 Harvard Street	Sacramento	CA	95815	Office	Suburban	1991		155,446	Sq. Ft.	83
22	CubeSmart Portfolio III	CIIICM		Various	Various	Various	Various	Self Storage	Self Storage	Various		156,470	Sq. Ft.	80
22.01	CubeSmart Lake Worth	CIIICM		3969 Boat Club Road	Lake Worth	TX	76135	Self Storage	Self Storage	2000		62,950	Sq. Ft.
22.02	CubeSmart Chattanooga	CIIICM		1346 Hickory Valley Road	Chattanooga	TN	37421	Self Storage	Self Storage	2003		54,435	Sq. Ft.
22.03	CubeSmart Tyler	CIIICM		5701 Old Bullard Road	Tyler	TX	75703	Self Storage	Self Storage	2004		39,085	Sq. Ft.
23	Courtyard Marriott Madeira Beach	CIIICM		601 American Legion Drive	Madeira Beach	FL	33708	Hospitality	Limited Service	2015		91	Rooms	135,975
24	Shellmound Office Building	UBSRES		6601-6603 Shellmound Street	Emeryville	CA	94608	Office	CBD	1960	2004	63,406	Sq. Ft.	195
25	Hulen Fashion Center	UBSRES		5200-5238 South Hulen Street	Fort Worth	TX	76132	Retail	Anchored	1985		180,621	Sq. Ft.	67
26	Tharp Portfolio II	CIIICM		Various	Various	IN	Various	Various	Various	Various	Various	93,202	Sq. Ft.	123
26.01	Granger Shopping Center	CIIICM		12544 Indiana 23	Granger	IN	46530	Retail	Anchored	1997		17,772	Sq. Ft.
26.02	Belter Shopping Center	CIIICM		405 East Freeland Road	Greensburg	IN	47240	Retail	Shadow Anchored	2000		18,816	Sq. Ft.
26.03	Oaklandon Center	CIIICM		6308 Oaklandon Road	Indianapolis	IN	46236	Retail	Shadow Anchored	1988		10,510	Sq. Ft.
26.04	Shadeland Office	CIIICM		6910 North Shadeland Avenue	Indianapolis	IN	46220	Office	Suburban	1978	2005	23,598	Sq. Ft.
26.05	South East Street Center	CIIICM		1104 South East Street	Indianapolis	IN	46225	Retail	Unanchored	1989;2002		8,650	Sq. Ft.
26.06	Allisonsville Plasma	CIIICM		2750 East 46th Street	Indianapolis	IN	46205	Office	Medical	2015		10,356	Sq. Ft.
26.07	Aspen Dental Crawfordsville	CIIICM		1573 South Washington Street	Crawfordsville	IN	47933	Office	Medical	2016		3,500	Sq. Ft.
27	So Cal Self Storage - Pasadena, CA	WFB		2581 East Colorado Boulevard	Pasadena	CA	91107	Self Storage	Self Storage	2002		77,710	Sq. Ft.	148
28	Illini Stor-It Portfolio	RMF		Various	Various	IL	Various	Self Storage	Self Storage	Various		249,029	Sq. Ft.	44
28.01	Staley	RMF		606 South Staley Road	Champaign	IL	61820	Self Storage	Self Storage	1993		124,489	Sq. Ft.
28.02	West	RMF		2809 Lager Drive	Champaign	IL	61822	Self Storage	Self Storage	1985		57,690	Sq. Ft.
28.03	Bondville	RMF		205 East Chestnut Street	Bondville	IL	61815	Self Storage	Self Storage	2004		28,050	Sq. Ft.
28.04	North	RMF		611 West Kenyon Road	Champaign	IL	61820	Self Storage	Self Storage	2001		38,800	Sq. Ft.
29	The Riley Center	RMF		3530 West Shore Drive	Holland	MI	49424	Retail	Anchored	2006	2015	97,829	Sq. Ft.	110
30	Fairfield Inn & Suites - Carlsbad	UBSRES		1929 Palomar Oaks Way	Carlsbad	CA	92011	Hospitality	Limited Service	2015		100	Rooms	104,000
31	Fairfield Inn & Suites - Norco	UBSRES		3441 Hammer Avenue	Norco	CA	92860	Hospitality	Limited Service	2014		96	Rooms	104,167
32	Hilton Home2 Suites Pittsburgh	Barclays		1401 Cranberry Woods Drive	Cranberry Township	PA	16066	Hospitality	Extended Stay	2014		79	Rooms	117,074
33	Hilton Garden Inn - Lake Mary, FL	Barclays		705 Currency Circle	Lake Mary	FL	32746	Hospitality	Limited Service	1998	2014	123	Rooms	73,088
34	473-479 Sumner Ave / 341 & 345 Amherst St	Barclays		Various	Various	Various	Various	Retail	Unanchored	Various	Various	50,861	Sq. Ft.	173
34.01	341 & 345 Amherst St	Barclays		341 & 345 Amherst Street	Nashua	NH	03063	Retail	Unanchored	2007	2013	29,710	Sq. Ft.
34.02	473-479 Sumner Ave	Barclays		473-479 Sumner Avenue	Springfield	MA	01104	Retail	Unanchored	1954	2014	21,151	Sq. Ft.
35	Holiday Inn & Suites Lima	RMF		803 South Leonard Avenue	Lima	OH	45804	Hospitality	Full Service	2009		116	Rooms	75,862
36	Arrowhead Creekside Medical Office	Barclays		7200 West Bell Road	Glendale	AZ	85308	Office	Medical	1998	2006	69,858	Sq. Ft.	117
37	TownePlace Suites Newark	RMF		410 Eagle Run Road	Newark	DE	19702	Hospitality	Extended Stay	2000	2015	72	Rooms	113,758
38	Radisson Colorado Springs	Barclays		1645 North Newport Road	Colorado Springs	CO	80916	Hospitality	Full Service	1985	2016	200	Rooms	40,666
39	Omni Business Park	WFB		3660, 3675, 3681-3699, 3700, & 3711-3729 Corporate Drive	Columbus	OH	43231	Mixed Use	Office/Industrial	1980	2012	165,842	Sq. Ft.	45
40	Hilton Garden Inn W. I65 Airport Blvd.	RMF		828 West I 65 Service Road South	Mobile	AL	36609	Hospitality	Limited Service	2008	2013	101	Rooms	74,018
41	East Street Trading Center	WFB		215 & 801 East 8th Street	Frederick	MD	21701	Industrial	Flex	1946	1974	165,926	Sq. Ft.	45
42	Solon Place Apartments	RMF		1000 Solon Place Way	Waxahachie	TX	75165	Multifamily	Garden	1985		120	Units	61,000
43	5055 East Washington Street	WFB		5055 East Washington Street	Phoenix	AZ	85034	Office	Suburban	2008		51,809	Sq. Ft.	140
44	Comfort Suites at Kennesaw State University	UBSRES		3366 Busbee Drive Northwest	Kennesaw	GA	30144	Hospitality	Limited Service	2008		69	Rooms	90,580
45	Lakefront Lofts	RMF		667-689 North Clinton Street	Syracuse	NY	13204	Multifamily	Low Rise	1890	2006	51	Units	121,569
46	Captive Plastics Warehouse	WFB		2732 62nd Street Court	Bettendorf	IA	52722	Industrial	Warehouse	1998	2005	163,360	Sq. Ft.	37
47	Hawthorn Suites Dearborn	Barclays		5777 Southfield Freeway	Dearborn	MI	48228	Hospitality	Extended Stay	1988	2013	128	Rooms	46,950
48	Taylor Park Townhomes	UBSRES		11201 & 11400 Elm Street	Taylor	MI	48180	Multifamily	Garden	1968		235	Units	25,499
49	Avon Self-Storage	RMF		850 Nottingham Road	Avon	CO	81620	Self Storage	Self Storage	1989		28,502	Sq. Ft.	208
50	Rangeline Self-Storage	Barclays		5821 Rangeline Road	Theodore	AL	36582	Self Storage	Self Storage	1995		697	Units	8,214
51	Storage City - Antioch	WFB		2100 A Street	Antioch	CA	94509	Self Storage	Self Storage	1999		61,035	Sq. Ft.	92
52	Courtyard Orlando East - UCF	WFB		12000 Collegiate Way	Orlando	FL	32817	Hospitality	Limited Service	1997	2014	123	Rooms	45,420
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	NCB		3103 Fairfield Avenue	Bronx	NY	10463	Multifamily	Cooperative	1948	1996	107	Units	51,322
54	Holiday Inn Express Rochester / Greece	UBSRES		1635 West Ridge Road	Rochester	NY	14615	Hospitality	Limited Service	1985	2007	86	Rooms	63,300
55	Fox Hunt Apartments	UBSRES		2095 Valley Green Drive	Kettering	OH	45440	Multifamily	Garden	1970		250	Units	21,571
56	Madison Court Apartment Corp.	NCB		1787 Madison Avenue a/k/a 1783-1795 Madison Avenue a/k/a 50 East 118th Street	New York	NY	10035	Multifamily	Cooperative	2002		95	Units	55,263
57	Interlaken Owners, Inc.	NCB		See Footnote (2)	Eastchester	NY	10709	Multifamily	Cooperative	1939	NAV	517	Units	9,671
58	Kenny Centre	Barclays		4497-4503 Kenny Road	Columbus	OH	43220	Retail	Unanchored	1971		95,761	Sq. Ft.	52
59	Quality Inn & Suites - Sulphur	Basis		320 South Cities Service Highway	Sulphur	LA	70663	Hospitality	Limited Service	1997	2009	80	Rooms	62,500
60	Bond Street Portfolio	WFB		Various	Various	Various	Various	Retail	Unanchored	2015		18,008	Sq. Ft.	278
60.01	Monroe Center	WFB		2319 West Roosevelt Boulevard	Monroe	NC	28110	Retail	Unanchored	2015		10,000	Sq. Ft.
60.02	952 Lake Murray Boulevard	WFB		952 Lake Murray Boulevard	Irmo	SC	29063	Retail	Unanchored	2015		8,008	Sq. Ft.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address(2)	City	State	Zip Code	General Property Type(3)	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(4)
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.	NCB		10-20 Bay Street Landing	Staten Island	NY	10301	Multifamily	Cooperative	1909	1994	124	Units	39,887
62	Bienville Towers Apartments	RMF		2100 College Drive	Baton Rouge	LA	70808	Multifamily	Garden	1972	2013	136	Units	36,029
63	51 East Green Apartments	Barclays		51 East Green Street	Champaign	IL	61820	Multifamily	Student Housing	2003		30	Units	162,056
64	Lake Mead Gateway Plaza	RMF		110-170 North Boulder Highway	Henderson	NV	89115	Retail	Shadow Anchored	2005		19,721	Sq. Ft.	243
65	Quality Inn Olympic National Park	UBSRES		134 River Road	Sequim	WA	98382	Hospitality	Limited Service	2006		60	Rooms	76,667
66	Comfort Inn Sylva	RMF		1235 East Main Street	Sylva	NC	28779	Hospitality	Limited Service	2014		77	Rooms	56,433
67	Laurel Springs Apartments	RMF		20 Old Yellow Springs Road	Fairborn	OH	45324	Multifamily	Garden	1971		128	Units	31,641
68	Arizona Storage Company	RMF		40675 West Honeycutt Road	Maricopa	AZ	85138	Self Storage	Self Storage	2007		70,470	Sq. Ft.	55
69	Rimrock Plaza	WFB		2545 Central Avenue	Billings	MT	59102	Retail	Anchored	1989		51,486	Sq. Ft.	71
70	Park Hill Apartments	UBSRES		33000 Park Hill Street	Wayne	MI	48184	Multifamily	Garden	1973		154	Units	22,697
71	Comfort Inn & Suites - Smyrna	Basis		2800 Highlands Parkway Southeast	Smyrna	GA	30082	Hospitality	Limited Service	2002	2015	72	Rooms	47,081
72	South Pointe Crossing	WFB		4800 and 4900 South US Highway 41; 4791 and 4811 South 7th Street	Terre Haute	IN	47802	Retail	Unanchored	2004		43,867	Sq. Ft.	75
73	Storage Plex	RMF		2417 East Stone Drive	Kingsport	TN	37660	Self Storage	Self Storage	1971	1985	47,120	Sq. Ft.	70
74	Carleton MHC	WFB		12500 Jones Street	Carleton	MI	48117	Manufactured Housing Community	Manufactured Housing Community	1971		228	Pads	14,111
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.	NCB		90 Union Street and 126 Church Street	New Rochelle	NY	10805	Multifamily	Cooperative	1958	2011	131	Units	24,427
76	Maplewood MHC	CIIICM		6553 & 6555 Division Avenue Southwest; 33 Marcus Street Southwest; 50 Inca Drive Southwest	Grand Rapids	MI	Various	Manufactured Housing Community	Manufactured Housing Community	1960	2014	115	Pads	26,576
77	Blue Grass MHC	CIIICM		4309 Parker Avenue	West Palm Beach	FL	33405	Manufactured Housing Community	Manufactured Housing Community	1944	1990	87	Pads	30,933
78	Overland Corporate Center	RMF		41653 Margarita Road	Temecula	CA	92591	Retail	Unanchored	2006		12,277	Sq. Ft.	204
79	Rockmart Commons	CIIICM		1735 Nathan Dean Bypass	Rockmart	GA	30153	Retail	Shadow Anchored	2007		22,000	Sq. Ft.	110
80	Canyon Springs Retail Building	WFB		2878 Campus Parkway	Riverside	CA	92507	Retail	Shadow Anchored	2005		9,225	Sq. Ft.	243
81	Westwood Village Apartments	CIIICM		2209 Village Drive	Wilson	NC	27893	Multifamily	Garden	1999		44	Units	49,012
82	Out O’Space Storage Tavares	CIIICM		1605 East Alfred Street	Tavares	FL	32778	Self Storage	Self Storage	1994		38,665	Sq. Ft.	55
83	Rivercrest Apartments	Basis		23710 Denton Street	Clinton Township	MI	48036	Multifamily	Garden	1968		68	Units	30,882
84	Brighton Manor Apartments	WFB		401 Lakeview Drive	Clute	TX	77531	Multifamily	Garden	1975	2009	73	Units	27,403
85	Midland Plaza Apartments Corp.	NCB		871 Kimball Avenue a/k/a 1234 Midland Avenue	Yonkers	NY	10708	Multifamily	Cooperative	1955	1991	48	Units	41,667
86	White Oak MHC	CIIICM		22350 Luke Davis Boulevard	New Caney	TX	77357	Manufactured Housing Community	Manufactured Housing Community	1970	1995	159	Pads	11,950
87	Ridge Apartments Owners Corp.	NCB		41-34 Frame Place	Flushing	NY	11355	Multifamily	Cooperative	1963	2004	64	Units	29,643
88	168 Marco Way	WFB		168 Marco Way	South San Francisco	CA	94080	Mixed Use	Industrial/Other	1967		16,500	Sq. Ft.	115
89	Spring Haven MHC	WFB		100 Spring Haven Drive	Flat Rock	NC	28731	Manufactured Housing Community	Manufactured Housing Community	1975	2014	86	Pads	20,904
90	Mission Plaza	WFB		2310 East Expressway 83	Mission	TX	78572	Retail	Unanchored	2005		11,040	Sq. Ft.	157
91	Kimberly Pines MHP	CIIICM		2225 Highway 20 West	Decatur	AL	35601	Manufactured Housing Community	Manufactured Housing Community	1970	2006	98	Pads	17,315
92	Ipswich House, Inc.	NCB		10 Ipswich Avenue	Great Neck	NY	11021	Multifamily	Cooperative	1971	2015	49	Units	34,543
93	Trinity Colonial Hills MHP	CIIICM		14625 Henry Road	Houston	TX	77060	Manufactured Housing Community	Manufactured Housing Community	1990		88	Pads	18,144
94	Trinity Windfern MHP	CIIICM		9401 Windfern Road	Houston	TX	77064	Manufactured Housing Community	Manufactured Housing Community	1970		91	Pads	17,546
95	Walgreens Columbia	Barclays		1223 Saint Andrews Road	Columbia	SC	29210	Retail	Single Tenant	2005		14,820	Sq. Ft.	107
96	J & J MHP	CIIICM		6211 15th Street East	Bradenton	FL	34203	Manufactured Housing Community	Manufactured Housing Community	1957		90	Pads	17,222
97	Glenwillow MHP	CIIICM		6835 Richmond Road	Cleveland	OH	44139	Manufactured Housing Community	Manufactured Housing Community	1952	2015	90	Pads	17,000
98	Port Chester Apartments, Inc.	NCB		330-350 South Regent Street	Port Chester	NY	10573	Multifamily	Cooperative	1959	1990	90	Units	16,667
99	Crossings at Hamilton Shops	WFB		7425 Commons Boulevard	Chattanooga	TN	37421	Retail	Unanchored	2004		12,500	Sq. Ft.	110
100	Thompson Thrift Building	WFB		18 South 9th Street	Terre Haute	IN	47807	Office	CBD	1925	2002	22,651	Sq. Ft.	58
101	Lincoln Woods	UBSRES		14801 Lincoln Street	Oak Park	MI	48327	Multifamily	Garden	1958		42	Units	30,911
102	Gramercy-Rutherford Townhouses Corp.	NCB		220 East 17th Street and 222 East 17th Street	New York	NY	10003	Multifamily	Cooperative	1853	2011	9	Units	133,333

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance	Maturity Date Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Ongoing Fee Rate
1	Epps Bridge Centre	64,500,000	64,500,000	6.31%	64,500,000	N	6/3/2016	7/6/2016	6/6/2026		6/6/2026		4.71000%	0.00274%
2	The Mall at Rockingham Park	60,000,000	60,000,000	5.9%	60,000,000	N	6/1/2016	7/1/2016	6/1/2026		6/1/2026		4.04000%	0.00000%
3	Kroger (Roundy’s) Distribution Center	59,500,000	59,500,000	5.8%	52,444,154	N	5/24/2016	7/6/2016	6/6/2019	7/6/2019	6/6/2026		4.80000%	0.00274%
4	Marriott Indianapolis North	54,000,000	53,838,334	5.3%	41,032,720	N	4/13/2016	6/6/2016		6/6/2016	5/6/2026		5.45000%	0.00274%
5	Mall at Turtle Creek	42,000,000	41,947,448	4.1%	34,277,973	N	6/2/2016	7/6/2016		7/6/2016	6/6/2026		4.78000%	0.00274%
6	In-Rel 8	32,500,000	32,460,442	3.2%	29,940,928	N	5/9/2016	7/6/2016		7/6/2016	6/6/2021		4.93000%	0.00000%
6.01	Lynnfield Park	7,193,919	7,185,163	0.7%
6.02	Chase Tower	7,167,568	7,158,843	0.7%
6.03	50 Penn Place	6,675,676	6,667,550	0.7%
6.04	I-Bank Tower	6,289,189	6,281,534	0.6%
6.05	4100 Okeechobee	1,791,892	1,789,711	0.2%
6.06	Center Point	1,264,865	1,263,325	0.1%
6.07	Bainbridge Mall	1,133,108	1,131,729	0.1%
6.08	Plantation Merch. Mart	983,784	982,586	0.1%
7	River Park Shopping Center	25,750,000	25,750,000	2.5%	22,944,272	N	6/22/2016	8/11/2016	7/11/2020	8/11/2020	7/11/2026		4.24000%	0.00274%
8	University Towers Owners Corp.	25,600,000	25,600,000	2.5%	21,294,725	N	6/27/2016	8/1/2016	7/1/2017	8/1/2017	7/1/2026		4.50000%	0.00274%
9	DoubleTree Overland Park	25,000,000	25,000,000	2.4%	18,507,802	N	6/16/2016	8/6/2016		8/6/2016	7/6/2026		4.73100%	0.00274%
10	ExchangeRight Net Leased Portfolio 12	24,850,000	24,850,000	2.4%	24,850,000	N	5/10/2016	6/6/2016	5/6/2026		5/6/2026		4.65900%	0.00274%
10.01	Kroger - Hamilton	5,100,000	5,100,000	0.5%
10.02	Walgreens - Fort Worth	3,295,000	3,295,000	0.3%
10.03	Tractor Supply - Woods Cross	2,450,000	2,450,000	0.2%
10.04	Fresenius Dialysis Center - Nashville	2,300,000	2,300,000	0.2%
10.05	Advance Auto Parts - Steubenville	1,030,000	1,030,000	0.1%
10.06	Dollar General - Hamilton	975,000	975,000	0.1%
10.07	Dollar General - Cincinnati	860,000	860,000	0.1%
10.08	Dollar General - Denham Springs	820,000	820,000	0.1%
10.09	Dollar General - Hickory (US Highway 70)	820,000	820,000	0.1%
10.10	Dollar General - Hammond	820,000	820,000	0.1%
10.11	Family Dollar - Baton Rouge	820,000	820,000	0.1%
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)	795,000	795,000	0.1%
10.13	Advance Auto Parts - Greenville	790,000	790,000	0.1%
10.14	Dollar General - Gastonia	745,000	745,000	0.1%
10.15	Napa Auto Parts - Freeport	735,000	735,000	0.1%
10.16	Napa Auto Parts - Belvidere	735,000	735,000	0.1%
10.17	Dollar General - Alorton	645,000	645,000	0.1%
10.18	Dollar General - Dupo	560,000	560,000	0.1%
10.19	Advance Auto Parts - Heath	555,000	555,000	0.1%
11	Barber Self Storage	24,460,000	24,460,000	2.4%	21,564,972	N	6/17/2016	8/6/2016	7/6/2019	8/6/2019	7/6/2026		4.81000%	0.00274%
12	San Fernando Value Square	23,600,000	23,600,000	2.3%	19,938,025	N	6/13/2016	8/11/2016	7/11/2018	8/11/2018	7/11/2026		4.10000%	0.00274%
13	Eagle Square	21,750,000	21,725,376	2.1%	18,065,317	N	5/25/2016	7/6/2016		7/6/2016	6/6/2026		5.32000%	0.00274%
14	Pinnacle II	20,000,000	20,000,000	2.0%	20,000,000	N	6/7/2016	7/11/2016	6/11/2026		6/11/2026		4.30000%	0.00000%
15	Berkshire Corporate Center	17,750,000	17,750,000	1.7%	15,448,314	N	6/17/2016	8/6/2016	7/6/2019	8/6/2019	7/6/2026		4.25000%	0.00274%
16	Shoppes at Westown	16,000,000	16,000,000	1.6%	14,156,342	N	6/15/2016	8/6/2016	7/6/2019	8/6/2019	7/6/2026		4.97000%	0.00274%
17	Stone Manor	14,813,000	14,813,000	1.4%	13,856,614	N	5/27/2016	7/6/2016	6/6/2017	7/6/2017	6/6/2021		4.65000%	0.00274%
18	Corporate Park Office Portfolio	14,000,000	13,976,840	1.4%	10,504,928	N	5/16/2016	7/6/2016		7/6/2016	6/6/2026		5.10000%	0.00274%
19	North Park Shopping Center	13,875,000	13,875,000	1.4%	12,243,702	N	6/17/2016	8/01/2016	7/1/2019	8/1/2019	7/01/2026		4.85000%	0.00274%
20	Center Court Apartments	13,200,000	13,200,000	1.3%	11,114,890	N	6/10/2016	7/6/2016	6/6/2017	7/6/2017	6/6/2026		4.91000%	0.00274%
21	California Plaza	12,910,000	12,910,000	1.3%	10,773,457	N	3/31/2016	5/11/2016	4/11/2017	5/11/2017	4/11/2026		4.60700%	0.00274%
22	CubeSmart Portfolio III	12,470,000	12,453,904	1.2%	10,119,165	N	6/8/2016	7/11/2016		7/11/2016	6/11/2026		4.61000%	0.00274%
22.01	CubeSmart Lake Worth	5,030,000	5,023,508	0.5%
22.02	CubeSmart Chattanooga	4,070,000	4,064,747	0.4%
22.03	CubeSmart Tyler	3,370,000	3,365,650	0.3%
23	Courtyard Marriott Madeira Beach	12,400,000	12,373,701	1.2%	10,300,218	N	4/29/2016	6/11/2016		6/11/2016	5/11/2026		5.32000%	0.00274%
24	Shellmound Office Building	12,360,000	12,343,286	1.2%	9,941,678	N	6/2/2016	7/6/2016		7/6/2016	6/6/2026		4.35340%	0.00274%
25	Hulen Fashion Center	12,100,000	12,100,000	1.2%	9,875,883	N	6/14/2016	8/6/2016		8/6/2016	7/6/2026		4.78000%	0.00274%
26	Tharp Portfolio II	11,500,000	11,500,000	1.1%	9,522,114	N	6/24/2016	8/11/2016		8/11/2016	7/11/2026		5.22000%	0.00274%
26.01	Granger Shopping Center	2,300,000	2,300,000	0.2%
26.02	Belter Shopping Center	2,170,000	2,170,000	0.2%
26.03	Oaklandon Center	1,665,000	1,665,000	0.2%
26.04	Shadeland Office	1,587,000	1,587,000	0.2%
26.05	South East Street Center	1,523,000	1,523,000	0.1%
26.06	Allisonsville Plasma	1,475,000	1,475,000	0.1%
26.07	Aspen Dental Crawfordsville	780,000	780,000	0.1%
27	So Cal Self Storage - Pasadena, CA	11,500,000	11,500,000	1.1%	11,500,000	N	5/5/2016	6/11/2016	5/11/2026		5/11/2026		4.49900%	0.00274%
28	Illini Stor-It Portfolio	11,030,000	11,030,000	1.1%	9,743,638	N	5/13/2016	7/6/2016	6/6/2019	7/6/2019	6/6/2026		4.90000%	0.00274%
28.01	Staley	5,750,000	5,750,000	0.6%
28.02	West	2,500,000	2,500,000	0.2%
28.03	Bondville	1,630,000	1,630,000	0.2%
28.04	North	1,150,000	1,150,000	0.1%
29	The Riley Center	10,800,000	10,800,000	1.1%	9,900,508	N	6/17/2016	8/6/2016	7/6/2021	8/6/2021	7/6/2026		4.61000%	0.00274%
30	Fairfield Inn & Suites - Carlsbad	10,400,000	10,400,000	1.0%	8,535,609	N	6/20/2016	8/6/2016		8/6/2016	7/6/2026		4.94750%	0.00274%
31	Fairfield Inn & Suites - Norco	10,000,000	10,000,000	1.0%	8,179,769	N	6/16/2016	8/6/2016		8/6/2016	7/6/2026		4.84570%	0.00274%
32	Hilton Home2 Suites Pittsburgh	9,300,000	9,248,858	0.9%	8,625,985	N	1/29/2016	3/6/2016		3/6/2016	2/6/2021		5.38000%	0.00274%
33	Hilton Garden Inn - Lake Mary, FL	9,000,000	8,989,773	0.9%	7,470,576	N	5/12/2016	7/6/2016		7/6/2016	6/6/2026		5.30000%	0.00274%
34	473-479 Sumner Ave / 341 & 345 Amherst St	8,800,000	8,800,000	0.9%	7,472,455	N	1/14/2016	3/1/2016	2/1/2017	3/1/2017	2/1/2026		5.21000%	0.00274%
34.01	341 & 345 Amherst St	7,260,000	7,260,000	0.7%
34.02	473-479 Sumner Ave	1,540,000	1,540,000	0.2%
35	Holiday Inn & Suites Lima	8,800,000	8,800,000	0.9%	7,223,031	N	6/14/2016	8/6/2016		8/6/2016	7/6/2026		4.95000%	0.00274%
36	Arrowhead Creekside Medical Office	8,200,000	8,200,000	0.8%	7,265,324	N	5/26/2016	7/6/2016	6/6/2019	7/6/2019	6/6/2026		5.03600%	0.00274%
37	TownePlace Suites Newark	8,200,000	8,190,559	0.8%	6,791,401	N	6/7/2016	7/6/2016		7/6/2016	6/6/2026		5.23000%	0.00274%
38	Radisson Colorado Springs	8,150,000	8,133,149	0.8%	6,795,272	N	4/26/2016	6/6/2016		6/6/2016	5/6/2026		5.43900%	0.00274%
39	Omni Business Park	7,500,000	7,500,000	0.7%	6,576,255	N	5/18/2016	7/11/2016	6/11/2019	7/11/2019	6/11/2026		4.57000%	0.00274%
40	Hilton Garden Inn W. I65 Airport Blvd.	7,500,000	7,475,805	0.7%	5,607,779	N	5/2/2016	6/6/2016		6/6/2016	5/6/2026		5.00000%	0.00274%
41	East Street Trading Center	7,438,000	7,421,231	0.7%	6,121,214	N	4/29/2016	6/11/2016		6/11/2016	5/11/2026		5.03000%	0.00274%
42	Solon Place Apartments	7,320,000	7,320,000	0.7%	6,608,657	N	5/26/2016	7/6/2016	6/6/2020	7/6/2020	6/6/2026		4.92000%	0.00274%
43	5055 East Washington Street	7,250,000	7,240,778	0.7%	5,899,188	N	6/1/2016	7/11/2016		7/11/2016	6/11/2026		4.69000%	0.00274%
44	Comfort Suites at Kennesaw State University	6,250,000	6,250,000	0.6%	4,662,039	N	6/17/2016	8/6/2016		8/6/2016	7/6/2026		4.93550%	0.00274%
45	Lakefront Lofts	6,200,000	6,200,000	0.6%	5,471,060	N	6/9/2016	8/6/2016	7/6/2019	8/6/2019	7/6/2026		4.85000%	0.00274%
46	Captive Plastics Warehouse	6,100,000	6,049,208	0.6%	4,992,661	N	12/1/2015	1/11/2016		1/11/2016	12/11/2025		4.86000%	0.00274%
47	Hawthorn Suites Dearborn	6,100,000	6,009,582	0.6%	4,560,241	N	10/9/2015	11/6/2015		11/6/2015	10/6/2025		4.99200%	0.00274%
48	Taylor Park Townhomes	6,000,000	5,992,270	0.6%	4,870,539	N	6/6/2016	7/6/2016		7/6/2016	6/6/2026		4.62000%	0.00274%
49	Avon Self-Storage	5,930,000	5,930,000	0.6%	5,228,139	N	6/13/2016	8/6/2016	7/6/2019	8/6/2019	7/6/2026		4.81000%	0.00274%
50	Rangeline Self-Storage	5,750,000	5,725,396	0.6%	4,773,383	N	3/9/2016	4/6/2016		4/6/2016	3/6/2026		5.30000%	0.00274%
51	Storage City - Antioch	5,600,000	5,600,000	0.5%	5,600,000	N	5/5/2016	6/11/2016	5/11/2026		5/11/2026		4.54000%	0.00274%
52	Courtyard Orlando East - UCF	5,600,000	5,586,623	0.5%	4,566,146	N	4/19/2016	6/11/2016		6/11/2016	5/11/2026		4.75000%	0.00274%
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	5,500,000	5,491,405	0.5%	4,295,059	N	5/31/2016	7/1/2016		7/1/2016	6/1/2026		3.54000%	0.00274%
54	Holiday Inn Express Rochester / Greece	5,450,000	5,443,823	0.5%	4,525,840	N	6/3/2016	7/6/2016		7/6/2016	6/6/2026		5.31390%	0.00274%
55	Fox Hunt Apartments	5,400,000	5,392,798	0.5%	4,355,027	N	6/6/2016	7/6/2016		7/6/2016	6/6/2026		4.43000%	0.00274%
56	Madison Court Apartment Corp.	5,250,000	5,250,000	0.5%	4,129,273	N	6/15/2016	8/1/2016		8/1/2016	7/1/2026		3.73000%	0.00274%
57	Interlaken Owners, Inc.	5,000,000	5,000,000	0.5%	3,901,783	N	6/30/2016	8/1/2016		8/1/2016	7/1/2026		3.52000%	0.00274%
58	Kenny Centre	5,000,000	5,000,000	0.5%	4,579,922	N	6/2/2016	8/1/2016	7/1/2021	8/1/2021	7/1/2026		4.56000%	0.00274%
59	Quality Inn & Suites - Sulphur	5,000,000	5,000,000	0.5%	3,825,882	N	6/17/2016	8/01/2016		8/1/2016	7/01/2026		5.65000%	0.00274%
60	Bond Street Portfolio	5,000,000	5,000,000	0.5%	4,455,493	N	2/24/2016	4/11/2016	3/11/2019	4/11/2019	3/11/2026		5.30000%	0.00274%
60.01	Monroe Center	2,850,000	2,850,000	0.3%
60.02	952 Lake Murray Boulevard	2,150,000	2,150,000	0.2%

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance	Maturity Date Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Ongoing Fee Rate
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.	4,975,000	4,945,984	0.5%	3,917,424	N	2/29/2016	4/1/2016		4/1/2016	3/1/2026		3.76000%	0.00274%
62	Bienville Towers Apartments	4,900,000	4,900,000	0.5%	4,209,527	N	6/8/2016	7/6/2016	6/6/2018	7/6/2018	6/6/2026		4.72000%	0.00274%
63	51 East Green Apartments	4,900,000	4,861,685	0.5%	4,051,303	N	12/11/2015	1/6/2016		1/6/2016	12/6/2025		5.17000%	0.00274%
64	Lake Mead Gateway Plaza	4,800,000	4,800,000	0.5%	4,179,685	N	6/16/2016	8/6/2016	7/6/2018	8/6/2018	7/6/2026		5.25000%	0.00274%
65	Quality Inn Olympic National Park	4,600,000	4,600,000	0.4%	3,455,875	N	6/17/2016	8/6/2016		8/6/2016	7/6/2026		5.13200%	0.00274%
66	Comfort Inn Sylva	4,350,000	4,345,328	0.4%	3,644,707	N	6/9/2016	7/6/2016		7/6/2016	6/6/2026		5.60000%	0.00274%
67	Laurel Springs Apartments	4,050,000	4,050,000	0.4%	3,515,075	N	5/24/2016	7/6/2016	6/6/2018	7/6/2018	6/6/2026		5.12000%	0.00274%
68	Arizona Storage Company	3,875,000	3,875,000	0.4%	3,340,394	N	5/5/2016	6/6/2016	5/6/2018	6/6/2018	5/6/2026		4.85000%	0.00274%
69	Rimrock Plaza	3,664,000	3,664,000	0.4%	3,145,224	N	5/26/2016	7/11/2016	6/11/2018	7/11/2018	6/11/2026		4.69000%	0.00274%
70	Park Hill Apartments	3,500,000	3,495,347	0.3%	2,824,451	N	6/6/2016	7/6/2016		7/6/2016	6/6/2026		4.44790%	0.00274%
71	Comfort Inn & Suites - Smyrna	3,400,000	3,389,845	0.3%	2,861,846	N	4/1/2016	5/01/2016		5/1/2016	4/01/2026		5.75000%	0.00274%
72	South Pointe Crossing	3,300,000	3,288,804	0.3%	2,439,346	N	4/29/2016	6/11/2016		6/11/2016	5/11/2026		4.69000%	0.00274%
73	Storage Plex	3,280,000	3,280,000	0.3%	2,892,330	N	6/8/2016	7/6/2016	6/6/2019	7/6/2019	6/6/2026		4.82000%	0.00274%
74	Carleton MHC	3,225,000	3,217,296	0.3%	2,629,610	N	5/3/2016	6/11/2016		6/11/2016	5/11/2026		4.75000%	0.00274%
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.	3,200,000	3,200,000	0.3%	2,806,577	N	6/10/2016	8/1/2016		8/1/2016	7/1/2026		3.81000%	0.00274%
76	Maplewood MHC	3,056,250	3,056,250	0.3%	2,639,871	N	5/24/2016	7/11/2016	6/11/2018	7/11/2018	6/11/2026		4.93000%	0.00274%
77	Blue Grass MHC	2,700,000	2,691,207	0.3%	2,243,344	N	3/28/2016	5/1/2016		5/1/2016	4/1/2026		5.33000%	0.00274%
78	Overland Corporate Center	2,500,000	2,500,000	0.2%	2,073,985	N	6/16/2016	8/6/2016		8/6/2016	7/6/2026		5.28000%	0.00274%
79	Rockmart Commons	2,420,000	2,420,000	0.2%	2,000,578	N	6/23/2016	8/11/2016		8/11/2016	7/11/2026		5.17000%	0.00274%
80	Canyon Springs Retail Building	2,250,000	2,244,949	0.2%	1,852,877	N	5/3/2016	6/11/2016		6/11/2016	5/11/2026		5.05000%	0.00274%
81	Westwood Village Apartments	2,159,000	2,156,533	0.2%	1,790,404	N	5/23/2016	7/11/2016		7/11/2016	6/11/2026		5.27000%	0.00274%
82	Out O’Space Storage Tavares	2,125,000	2,125,000	0.2%	1,776,663	N	6/8/2016	7/11/2016	6/11/2017	7/11/2017	6/11/2026		4.67000%	0.00274%
83	Rivercrest Apartments	2,100,000	2,100,000	0.2%	1,601,285	N	6/16/2016	8/01/2016		8/1/2016	7/01/2026		5.55000%	0.00274%
84	Brighton Manor Apartments	2,005,000	2,000,451	0.2%	1,648,431	N	4/29/2016	6/11/2016		6/11/2016	5/11/2026		5.00000%	0.00274%
85	Midland Plaza Apartments Corp.	2,000,000	2,000,000	0.2%	2,000,000	N	5/26/2016	7/1/2016	6/1/2026		6/1/2026		3.84000%	0.00274%
86	White Oak MHC	1,900,000	1,900,000	0.2%	1,599,402	N	5/26/2016	7/11/2016	6/11/2017	7/11/2017	6/11/2026		4.90000%	0.00274%
87	Ridge Apartments Owners Corp.	1,900,000	1,897,168	0.2%	1,498,772	N	5/31/2016	7/1/2016		7/1/2016	6/1/2026		3.81000%	0.00274%
88	168 Marco Way	1,900,000	1,895,358	0.2%	1,543,492	N	5/2/2016	6/11/2016		6/11/2016	5/11/2026		4.64000%	0.00274%
89	Spring Haven MHC	1,800,000	1,797,740	0.2%	1,468,075	N	6/8/2016	7/11/2016		7/11/2016	6/11/2026		4.76000%	0.00274%
90	Mission Plaza	1,735,000	1,735,000	0.2%	1,510,802	N	4/29/2016	6/11/2016	5/11/2018	6/11/2018	5/11/2026		5.25000%	0.00274%
91	Kimberly Pines MHP	1,700,000	1,696,857	0.2%	1,439,627	N	4/15/2016	6/11/2016		6/11/2016	5/11/2026		5.95000%	0.00274%
92	Ipswich House, Inc.	1,700,000	1,692,583	0.2%	1,342,009	N	3/18/2016	5/1/2016		5/1/2016	4/1/2026		3.83000%	0.00274%
93	Trinity Colonial Hills MHP	1,600,000	1,596,693	0.2%	1,334,083	N	4/27/2016	6/11/2016		6/11/2016	5/11/2026		5.44000%	0.00274%
94	Trinity Windfern MHP	1,600,000	1,596,693	0.2%	1,334,083	N	4/27/2016	6/11/2016		6/11/2016	5/11/2026		5.44000%	0.00274%
95	Walgreens Columbia	1,600,000	1,588,808	0.2%	1,315,801	N	12/30/2015	2/6/2016		2/6/2016	1/6/2026		5.00700%	0.00274%
96	J & J MHP	1,550,000	1,550,000	0.2%	1,311,670	N	6/22/2016	8/11/2016	7/11/2017	8/11/2017	7/11/2026		5.08000%	0.00274%
97	Glenwillow MHP	1,530,000	1,530,000	0.1%	1,258,293	N	6/17/2016	8/11/2016		8/11/2016	7/11/2026		5.01000%	0.00274%
98	Port Chester Apartments, Inc.	1,500,000	1,500,000	0.1%	1,192,382	N	6/17/2016	8/1/2016		8/1/2016	7/1/2026		4.02000%	0.00274%
99	Crossings at Hamilton Shops	1,380,750	1,377,676	0.1%	1,138,526	N	4/29/2016	6/11/2016		6/11/2016	5/11/2026		5.09000%	0.00274%
100	Thompson Thrift Building	1,325,000	1,320,504	0.1%	979,435	N	4/29/2016	6/11/2016		6/11/2016	5/11/2026		4.69000%	0.00274%
101	Lincoln Woods	1,300,000	1,298,266	0.1%	1,048,432	N	6/6/2016	7/6/2016		7/6/2016	6/6/2026		4.43000%	0.00274%
102	Gramercy-Rutherford Townhouses Corp.	1,200,000	1,200,000	0.1%	1,200,000	N	6/28/2016	8/1/2016	7/1/2026		7/1/2026		3.66000%	0.00274%

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity (Mos.)	Remaining Term to Maturity (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning
1	Epps Bridge Centre	0.00590%	0.00500%	0.00050%	0.00053%	4.69533%	Actual/360	256,678.65	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1
2	The Mall at Rockingham Park	0.00590%	0.00375%	0.00050%	0.00053%	4.02932%	Actual/360	204,805.56	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1
3	Kroger (Roundy’s) Distribution Center	0.00590%	0.00500%	0.00050%	0.00053%	4.78533%	Actual/360	312,175.89	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1
4	Marriott Indianapolis North	0.00590%	0.00500%	0.00050%	0.00053%	5.43533%	Actual/360	329,996.76	Amortizing Balloon		120	118	0	0	300	298	2
5	Mall at Turtle Creek	0.00590%	0.00500%	0.00050%	0.00053%	4.76533%	Actual/360	219,851.99	Amortizing Balloon		120	119	0	0	360	359	1
6	In-Rel 8	0.00590%	0.00500%	0.00050%	0.00053%	4.91807%	Actual/360	173,079.30	Amortizing Balloon		60	59	0	0	360	359	1
6.01	Lynnfield Park
6.02	Chase Tower
6.03	50 Penn Place
6.04	I-Bank Tower
6.05	4100 Okeechobee
6.06	Center Point
6.07	Bainbridge Mall
6.08	Plantation Merch. Mart
7	River Park Shopping Center	0.00590%	0.00500%	0.00050%	0.00053%	4.22533%	Actual/360	126,523.82	Interest-only, Amortizing Balloon	Actual/360	120	120	48	48	360	360	0
8	University Towers Owners Corp.	0.00590%	0.08000%	0.00050%	0.00053%	4.41033%	Actual/360	129,711.44	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0
9	DoubleTree Overland Park	0.00590%	0.00500%	0.00050%	0.00053%	4.71633%	Actual/360	142,256.27	Amortizing Balloon		120	120	0	0	300	300	0
10	ExchangeRight Net Leased Portfolio 12	0.00590%	0.03250%	0.00050%	0.00053%	4.61683%	Actual/360	97,820.13	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2
10.01	Kroger - Hamilton
10.02	Walgreens - Fort Worth
10.03	Tractor Supply - Woods Cross
10.04	Fresenius Dialysis Center - Nashville
10.05	Advance Auto Parts - Steubenville
10.06	Dollar General - Hamilton
10.07	Dollar General - Cincinnati
10.08	Dollar General - Denham Springs
10.09	Dollar General - Hickory (US Highway 70)
10.10	Dollar General - Hammond
10.11	Family Dollar - Baton Rouge
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)
10.13	Advance Auto Parts - Greenville
10.14	Dollar General - Gastonia
10.15	Napa Auto Parts - Freeport
10.16	Napa Auto Parts - Belvidere
10.17	Dollar General - Alorton
10.18	Dollar General - Dupo
10.19	Advance Auto Parts - Heath
11	Barber Self Storage	0.00590%	0.00500%	0.00050%	0.00053%	4.79533%	Actual/360	128,481.04	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0
12	San Fernando Value Square	0.00590%	0.00500%	0.00050%	0.00053%	4.08533%	Actual/360	114,034.82	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0
13	Eagle Square	0.00590%	0.00500%	0.00050%	0.00053%	5.30533%	Actual/360	121,049.04	Amortizing Balloon		120	119	0	0	360	359	1
14	Pinnacle II	0.00590%	0.00500%	0.00050%	0.00053%	4.28807%	Actual/360	72,662.04	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1
15	Berkshire Corporate Center	0.00590%	0.00500%	0.00050%	0.00053%	4.23533%	Actual/360	87,319.33	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0
16	Shoppes at Westown	0.00590%	0.00500%	0.00050%	0.00053%	4.95533%	Actual/360	85,598.34	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0
17	Stone Manor	0.00590%	0.00500%	0.00050%	0.00053%	4.63533%	Actual/360	76,381.28	Interest-only, Amortizing Balloon	Actual/360	60	59	12	11	360	360	1
18	Corporate Park Office Portfolio	0.00590%	0.00500%	0.00050%	0.00053%	5.08533%	Actual/360	82,660.35	Amortizing Balloon		120	119	0	0	300	299	1
19	North Park Shopping Center	0.00590%	0.00500%	0.00050%	0.00053%	4.83533%	Actual/360	73,217.24	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0
20	Center Court Apartments	0.00590%	0.04250%	0.00050%	0.00053%	4.85783%	Actual/360	70,136.18	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1
21	California Plaza	0.00590%	0.00500%	0.00050%	0.00053%	4.59233%	Actual/360	66,236.41	Interest-only, Amortizing Balloon	Actual/360	120	117	12	9	360	360	3
22	CubeSmart Portfolio III	0.00590%	0.00500%	0.00050%	0.00053%	4.59533%	Actual/360	64,001.30	Amortizing Balloon		120	119	0	0	360	359	1
22.01	CubeSmart Lake Worth
22.02	CubeSmart Chattanooga
22.03	CubeSmart Tyler
23	Courtyard Marriott Madeira Beach	0.00590%	0.00500%	0.00050%	0.00053%	5.30533%	Actual/360	69,011.87	Amortizing Balloon		120	118	0	0	360	358	2
24	Shellmound Office Building	0.00590%	0.00500%	0.00050%	0.00053%	4.33873%	Actual/360	61,554.29	Amortizing Balloon		120	119	0	0	360	359	1
25	Hulen Fashion Center	0.00590%	0.00500%	0.00050%	0.00053%	4.76533%	Actual/360	63,338.31	Amortizing Balloon		120	120	0	0	360	360	0
26	Tharp Portfolio II	0.00590%	0.00500%	0.00050%	0.00053%	5.20533%	Actual/360	63,289.91	Amortizing Balloon		120	120	0	0	360	360	0
26.01	Granger Shopping Center
26.02	Belter Shopping Center
26.03	Oaklandon Center
26.04	Shadeland Office
26.05	South East Street Center
26.06	Allisonsville Plasma
26.07	Aspen Dental Crawfordsville
27	So Cal Self Storage - Pasadena, CA	0.00590%	0.00500%	0.00050%	0.00053%	4.48433%	Actual/360	43,714.24	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2
28	Illini Stor-It Portfolio	0.00590%	0.00500%	0.00050%	0.00053%	4.88533%	Actual/360	58,539.16	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1
28.01	Staley
28.02	West
28.03	Bondville
28.04	North
29	The Riley Center	0.00590%	0.00500%	0.00050%	0.00053%	4.59533%	Actual/360	55,430.15	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0
30	Fairfield Inn & Suites - Carlsbad	0.00590%	0.00500%	0.00050%	0.00053%	4.93283%	Actual/360	55,496.23	Amortizing Balloon		120	120	0	0	360	360	0
31	Fairfield Inn & Suites - Norco	0.00590%	0.00500%	0.00050%	0.00053%	4.83103%	Actual/360	52,743.12	Amortizing Balloon		120	120	0	0	360	360	0
32	Hilton Home2 Suites Pittsburgh	0.00590%	0.04500%	0.00050%	0.00053%	5.32533%	Actual/360	52,106.32	Amortizing Balloon		60	55	0	0	360	355	5
33	Hilton Garden Inn - Lake Mary, FL	0.00590%	0.00500%	0.00050%	0.00053%	5.28533%	Actual/360	49,977.42	Amortizing Balloon		120	119	0	0	360	359	1
34	473-479 Sumner Ave / 341 & 345 Amherst St	0.00590%	0.00500%	0.00050%	0.00053%	5.19533%	Actual/360	48,376.13	Interest-only, Amortizing Balloon	Actual/360	120	115	12	7	360	360	5
34.01	341 & 345 Amherst St
34.02	473-479 Sumner Ave
35	Holiday Inn & Suites Lima	0.00590%	0.00500%	0.00050%	0.00053%	4.93533%	Actual/360	46,971.76	Amortizing Balloon		120	120	0	0	360	360	0
36	Arrowhead Creekside Medical Office	0.00590%	0.00500%	0.00050%	0.00053%	5.02133%	Actual/360	44,199.96	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1
37	TownePlace Suites Newark	0.00590%	0.00500%	0.00050%	0.00053%	5.21533%	Actual/360	45,179.18	Amortizing Balloon		120	119	0	0	360	359	1
38	Radisson Colorado Springs	0.00590%	0.00500%	0.00050%	0.00053%	5.42433%	Actual/360	45,963.37	Amortizing Balloon		120	118	0	0	360	358	2
39	Omni Business Park	0.00590%	0.05250%	0.00050%	0.00053%	4.50783%	Actual/360	38,313.98	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1
40	Hilton Garden Inn W. I65 Airport Blvd.	0.00590%	0.00500%	0.00050%	0.00053%	4.98533%	Actual/360	43,844.25	Amortizing Balloon		120	118	0	0	300	298	2
41	East Street Trading Center	0.00590%	0.00500%	0.00050%	0.00053%	5.01533%	Actual/360	40,065.28	Amortizing Balloon		120	118	0	0	360	358	2
42	Solon Place Apartments	0.00590%	0.06250%	0.00050%	0.00053%	4.84783%	Actual/360	38,938.23	Interest-only, Amortizing Balloon	Actual/360	120	119	48	47	360	360	1
43	5055 East Washington Street	0.00590%	0.05250%	0.00050%	0.00053%	4.62783%	Actual/360	37,557.68	Amortizing Balloon		120	119	0	0	360	359	1
44	Comfort Suites at Kennesaw State University	0.00590%	0.00500%	0.00050%	0.00053%	4.92083%	Actual/360	36,302.39	Amortizing Balloon		120	120	0	0	300	300	0
45	Lakefront Lofts	0.00590%	0.00500%	0.00050%	0.00053%	4.83533%	Actual/360	32,716.89	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0
46	Captive Plastics Warehouse	0.00590%	0.03500%	0.00050%	0.00053%	4.81533%	Actual/360	32,226.19	Amortizing Balloon		120	113	0	0	360	353	7
47	Hawthorn Suites Dearborn	0.00590%	0.00500%	0.00050%	0.00053%	4.97733%	Actual/360	35,631.57	Amortizing Balloon		120	111	0	0	300	291	9
48	Taylor Park Townhomes	0.00590%	0.05250%	0.00050%	0.00053%	4.55783%	Actual/360	30,830.42	Amortizing Balloon		120	119	0	0	360	359	1
49	Avon Self-Storage	0.00590%	0.00500%	0.00050%	0.00053%	4.79533%	Actual/360	31,148.51	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0
50	Rangeline Self-Storage	0.00590%	0.00500%	0.00050%	0.00053%	5.28533%	Actual/360	31,930.02	Amortizing Balloon		120	116	0	0	360	356	4
51	Storage City - Antioch	0.00590%	0.00500%	0.00050%	0.00053%	4.52533%	Actual/360	21,480.93	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2
52	Courtyard Orlando East - UCF	0.00590%	0.06250%	0.00050%	0.00053%	4.67783%	Actual/360	29,212.25	Amortizing Balloon		120	118	0	0	360	358	2
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	0.00590%	0.08000%	0.00050%	0.00053%	3.45033%	Actual/360	24,820.43	Amortizing Balloon		120	119	0	0	360	359	1
54	Holiday Inn Express Rochester / Greece	0.00590%	0.00500%	0.00050%	0.00053%	5.29923%	Actual/360	30,311.16	Amortizing Balloon		120	119	0	0	360	359	1
55	Fox Hunt Apartments	0.00590%	0.05250%	0.00050%	0.00053%	4.36783%	Actual/360	27,136.87	Amortizing Balloon		120	119	0	0	360	359	1
56	Madison Court Apartment Corp.	0.00590%	0.08000%	0.00050%	0.00053%	3.64033%	Actual/360	24,254.03	Amortizing Balloon		120	120	0	0	360	360	0
57	Interlaken Owners, Inc.	0.00590%	0.08000%	0.00050%	0.00053%	3.43033%	Actual/360	22,508.09	Amortizing Balloon		120	120	0	0	360	360	0
58	Kenny Centre	0.00590%	0.00500%	0.00050%	0.00053%	4.54533%	Actual/360	25,512.83	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0
59	Quality Inn & Suites - Sulphur	0.00590%	0.00500%	0.00050%	0.00053%	5.63533%	Actual/360	31,153.88	Amortizing Balloon		120	120	0	0	300	300	0
60	Bond Street Portfolio	0.00590%	0.00500%	0.00050%	0.00053%	5.28533%	Actual/360	27,765.23	Interest-only, Amortizing Balloon	Actual/360	120	116	36	32	360	360	4
60.01	Monroe Center
60.02	952 Lake Murray Boulevard

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity (Mos.)	Remaining Term to Maturity (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.	0.00590%	0.08000%	0.00050%	0.00053%	3.67033%	Actual/360	23,068.24	Amortizing Balloon		120	116	0	0	360	356	4
62	Bienville Towers Apartments	0.00590%	0.00500%	0.00050%	0.00053%	4.70533%	Actual/360	25,472.19	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1
63	51 East Green Apartments	0.00590%	0.00500%	0.00050%	0.00053%	5.15533%	Actual/360	26,815.70	Amortizing Balloon		120	113	0	0	360	353	7
64	Lake Mead Gateway Plaza	0.00590%	0.00500%	0.00050%	0.00053%	5.23533%	Actual/360	26,505.78	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0
65	Quality Inn Olympic National Park	0.00590%	0.00500%	0.00050%	0.00053%	5.11733%	Actual/360	27,246.10	Amortizing Balloon		120	120	0	0	300	300	0
66	Comfort Inn Sylva	0.00590%	0.00500%	0.00050%	0.00053%	5.58533%	Actual/360	24,972.44	Amortizing Balloon		120	119	0	0	360	359	1
67	Laurel Springs Apartments	0.00590%	0.00500%	0.00050%	0.00053%	5.10533%	Actual/360	22,039.26	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1
68	Arizona Storage Company	0.00590%	0.00500%	0.00050%	0.00053%	4.83533%	Actual/360	20,448.06	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2
69	Rimrock Plaza	0.00590%	0.00500%	0.00050%	0.00053%	4.67533%	Actual/360	18,980.87	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1
70	Park Hill Apartments	0.00590%	0.05250%	0.00050%	0.00053%	4.38573%	Actual/360	17,625.80	Amortizing Balloon		120	119	0	0	360	359	1
71	Comfort Inn & Suites - Smyrna	0.00590%	0.00500%	0.00050%	0.00053%	5.73533%	Actual/360	19,841.48	Amortizing Balloon		120	117	0	0	360	357	3
72	South Pointe Crossing	0.00590%	0.00500%	0.00050%	0.00053%	4.67533%	Actual/360	18,700.17	Amortizing Balloon		120	118	0	0	300	298	2
73	Storage Plex	0.00590%	0.00500%	0.00050%	0.00053%	4.80533%	Actual/360	17,248.70	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1
74	Carleton MHC	0.00590%	0.00500%	0.00050%	0.00053%	4.73533%	Actual/360	16,823.13	Amortizing Balloon		120	118	0	0	360	358	2
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.	0.00590%	0.08000%	0.00050%	0.00053%	3.72033%	Actual/360	12,998.40	Amortizing Balloon		120	120	0	0	480	480	0
76	Maplewood MHC	0.00590%	0.00500%	0.00050%	0.00053%	4.91533%	Actual/360	16,276.11	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1
77	Blue Grass MHC	0.00590%	0.00500%	0.00050%	0.00053%	5.31533%	Actual/360	15,043.57	Amortizing Balloon		120	117	0	0	360	357	3
78	Overland Corporate Center	0.00590%	0.00500%	0.00050%	0.00053%	5.26533%	Actual/360	13,851.58	Amortizing Balloon		120	120	0	0	360	360	0
79	Rockmart Commons	0.00590%	0.00500%	0.00050%	0.00053%	5.15533%	Actual/360	13,243.67	Amortizing Balloon		120	120	0	0	360	360	0
80	Canyon Springs Retail Building	0.00590%	0.00500%	0.00050%	0.00053%	5.03533%	Actual/360	12,147.34	Amortizing Balloon		120	118	0	0	360	358	2
81	Westwood Village Apartments	0.00590%	0.00500%	0.00050%	0.00053%	5.25533%	Actual/360	11,948.84	Amortizing Balloon		120	119	0	0	360	359	1
82	Out O’Space Storage Tavares	0.00590%	0.00500%	0.00050%	0.00053%	4.65533%	Actual/360	10,982.77	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1
83	Rivercrest Apartments	0.00590%	0.00500%	0.00050%	0.00053%	5.53533%	Actual/360	12,958.62	Amortizing Balloon		120	120	0	0	300	300	0
84	Brighton Manor Apartments	0.00590%	0.00500%	0.00050%	0.00053%	4.98533%	Actual/360	10,763.27	Amortizing Balloon		120	118	0	0	360	358	2
85	Midland Plaza Apartments Corp.	0.00590%	0.08000%	0.00050%	0.00053%	3.75033%	Actual/360	6,488.89	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1
86	White Oak MHC	0.00590%	0.00500%	0.00050%	0.00053%	4.88533%	Actual/360	10,083.81	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1
87	Ridge Apartments Owners Corp.	0.00590%	0.08000%	0.00050%	0.00053%	3.72033%	Actual/360	8,864.01	Amortizing Balloon		120	119	0	0	360	359	1
88	168 Marco Way	0.00590%	0.00500%	0.00050%	0.00053%	4.62533%	Actual/360	9,785.72	Amortizing Balloon		120	118	0	0	360	358	2
89	Spring Haven MHC	0.00590%	0.06250%	0.00050%	0.00053%	4.68783%	Actual/360	9,400.50	Amortizing Balloon		120	119	0	0	360	359	1
90	Mission Plaza	0.00590%	0.00500%	0.00050%	0.00053%	5.23533%	Actual/360	9,580.73	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2
91	Kimberly Pines MHP	0.00590%	0.00500%	0.00050%	0.00053%	5.93533%	Actual/360	10,137.78	Amortizing Balloon		120	118	0	0	360	358	2
92	Ipswich House, Inc.	0.00590%	0.08000%	0.00050%	0.00053%	3.74033%	Actual/360	7,950.34	Amortizing Balloon		120	117	0	0	360	357	3
93	Trinity Colonial Hills MHP	0.00590%	0.00500%	0.00050%	0.00053%	5.42533%	Actual/360	9,024.48	Amortizing Balloon		120	118	0	0	360	358	2
94	Trinity Windfern MHP	0.00590%	0.00500%	0.00050%	0.00053%	5.42533%	Actual/360	9,024.48	Amortizing Balloon		120	118	0	0	360	358	2
95	Walgreens Columbia	0.00590%	0.00500%	0.00050%	0.00053%	4.99233%	Actual/360	8,595.99	Amortizing Balloon		120	114	0	0	360	354	6
96	J & J MHP	0.00590%	0.00500%	0.00050%	0.00053%	5.06533%	Actual/360	8,396.68	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0
97	Glenwillow MHP	0.00590%	0.00500%	0.00050%	0.00053%	4.99533%	Actual/360	8,222.72	Amortizing Balloon		120	120	0	0	360	360	0
98	Port Chester Apartments, Inc.	0.00590%	0.08000%	0.00050%	0.00053%	3.93033%	Actual/360	7,178.54	Amortizing Balloon		120	120	0	0	360	360	0
99	Crossings at Hamilton Shops	0.00590%	0.07250%	0.00050%	0.00053%	5.00783%	Actual/360	7,488.30	Amortizing Balloon		120	118	0	0	360	358	2
100	Thompson Thrift Building	0.00590%	0.00500%	0.00050%	0.00053%	4.67533%	Actual/360	7,508.40	Amortizing Balloon		120	118	0	0	300	298	2
101	Lincoln Woods	0.00590%	0.05250%	0.00050%	0.00053%	4.36783%	Actual/360	6,532.95	Amortizing Balloon		120	119	0	0	360	359	1
102	Gramercy-Rutherford Townhouses Corp.	0.00590%	0.08000%	0.00050%	0.00053%	3.57033%	Actual/360	3,710.83	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(5)	Appraisal Date(5)	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry	Coop - Committed Secondary Debt
1	Epps Bridge Centre	L(23),GRTR 1% or YM(93),O(4)	0	0	96,500,000	4/26/2016
2	The Mall at Rockingham Park	L(25),D(88),O(7)	0	0	494,000,000	4/28/2016
3	Kroger (Roundy’s) Distribution Center	L(25),D(88),O(7)	0	0	110,000,000	4/6/2016
4	Marriott Indianapolis North	L(26),D(90),O(4)	0	0	91,600,000	11/30/2016
5	Mall at Turtle Creek	L(25),D(91),O(4)	0	0	130,000,000	4/5/2016
6	In-Rel 8	L(25),D(31),O(4)	0	0	132,985,000	Various
6.01	Lynnfield Park				28,800,000	4/1/2016
6.02	Chase Tower				27,810,000	4/1/2016
6.03	50 Penn Place				26,600,000	4/5/2016
6.04	I-Bank Tower				29,575,000	4/1/2016
6.05	4100 Okeechobee				6,900,000	3/25/2016
6.06	Center Point				5,100,000	3/30/2016
6.07	Bainbridge Mall				4,300,000	3/21/2016
6.08	Plantation Merch. Mart				3,900,000	3/19/2016
7	River Park Shopping Center	L(36),GRTR 1% or YM(77),O(7)	0	0	40,000,000	5/18/2016
8	University Towers Owners Corp.	GRTR 1% or YM(113),1%(3),O(4)	10	10	57,800,000	3/14/2016	57,800,000	44.3%	0.0%	0	0	0
9	DoubleTree Overland Park	L(24),D(93),O(3)	0	0	40,000,000	5/18/2016
10	ExchangeRight Net Leased Portfolio 12	L(26),D(90),O(4)	0	0	47,040,000	Various
10.01	Kroger - Hamilton				10,320,000	4/22/2016
10.02	Walgreens - Fort Worth				6,000,000	2/29/2016
10.03	Tractor Supply - Woods Cross				4,730,000	4/18/2016
10.04	Fresenius Dialysis Center - Nashville				4,425,000	4/22/2016
10.05	Advance Auto Parts - Steubenville				1,875,000	1/28/2016
10.06	Dollar General - Hamilton				1,780,000	5/3/2016
10.07	Dollar General - Cincinnati				1,570,000	5/3/2016
10.08	Dollar General - Denham Springs				1,600,000	2/1/2016
10.09	Dollar General - Hickory (US Highway 70)				1,575,000	4/29/2016
10.10	Dollar General - Hammond				1,500,000	2/1/2016
10.11	Family Dollar - Baton Rouge				1,500,000	2/1/2016
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)				1,450,000	4/29/2016
10.13	Advance Auto Parts - Greenville				1,450,000	4/19/2016
10.14	Dollar General - Gastonia				1,360,000	4/29/2016
10.15	Napa Auto Parts - Freeport				1,340,000	4/27/2016
10.16	Napa Auto Parts - Belvidere				1,340,000	4/27/2016
10.17	Dollar General - Alorton				1,175,000	4/22/2016
10.18	Dollar General - Dupo				1,025,000	4/22/2016
10.19	Advance Auto Parts - Heath				1,025,000	1/28/2016
11	Barber Self Storage	L(24),D(92),O(4)	0	0	35,120,000	5/10/2016
12	San Fernando Value Square	L(24),D(92),O(4)	0	5	42,600,000	4/24/2016
13	Eagle Square	L(25),D(91),O(4)	0	0	29,500,000	5/9/2016
14	Pinnacle II	L(36),GRTR 1% or YM(80),O(4)	0	0	142,000,000	5/5/2016
15	Berkshire Corporate Center	L(24),D(92),O(4)	5	0	24,150,000	4/28/2016
16	Shoppes at Westown	L(24),D(92),O(4)	0	0	21,350,000	5/6/2016
17	Stone Manor	L(25),D(31),O(4)	0	0	20,300,000	2/2/2016
18	Corporate Park Office Portfolio	L(25),D(88),O(7)	0	0	19,500,000	4/22/2016
19	North Park Shopping Center	L(24),D(92),O(4)	5	5	18,850,000	5/17/2016
20	Center Court Apartments	L(23),GRTR 1% or YM(93),O(4)	0	0	19,400,000	5/12/2016
21	California Plaza	L(36),GRTR 1% or YM(80),O(4)	0	0	19,100,000	3/9/2016
22	CubeSmart Portfolio III	L(25),D(92),O(3)	0	0	17,530,000	Various
22.01	CubeSmart Lake Worth				7,240,000	5/12/2016
22.02	CubeSmart Chattanooga				5,580,000	5/11/2016
22.03	CubeSmart Tyler				4,710,000	5/11/2016
23	Courtyard Marriott Madeira Beach	L(26),D(90),O(4)	0	0	18,300,000	4/1/2016
24	Shellmound Office Building	L(25),D(91),O(4)	0	0	22,300,000	5/9/2016
25	Hulen Fashion Center	L(24),D(92),O(4)	0	0	18,000,000	3/16/2016
26	Tharp Portfolio II	L(24),D(93),O(3)	0	0	16,850,000	Various
26.01	Granger Shopping Center				3,000,000	4/27/2016
26.02	Belter Shopping Center				3,100,000	4/26/2016
26.03	Oaklandon Center				2,550,000	5/25/2016
26.04	Shadeland Office				2,200,000	4/26/2016
26.05	South East Street Center				2,030,000	4/27/2016
26.06	Allisonsville Plasma				2,440,000	4/26/2016
26.07	Aspen Dental Crawfordsville				1,530,000	4/27/2016
27	So Cal Self Storage - Pasadena, CA	L(36),GRTR 1% or YM(80),O(4)	0	0	21,000,000	3/20/2016
28	Illini Stor-It Portfolio	L(25),D(91),O(4)	0	0	16,880,000	2/10/2016
28.01	Staley				7,910,000	2/10/2016
28.02	West				3,430,000	2/1/2016
28.03	Bondville				1,960,000	2/10/2016
28.04	North				2,470,000	2/10/2016
29	The Riley Center	L(24),D(89),O(7)	0	0	15,000,000	4/6/2016
30	Fairfield Inn & Suites - Carlsbad	L(24),D(92),O(4)	0	0	16,500,000	4/11/2016
31	Fairfield Inn & Suites - Norco	L(24),D(92),O(4)	0	0	14,500,000	4/7/2016
32	Hilton Home2 Suites Pittsburgh	L(29),D(27),O(4)	0	0	14,200,000	12/1/2015
33	Hilton Garden Inn - Lake Mary, FL	GRTR 1% or YM(116),O(4)	0	0	15,500,000	4/12/2016
34	473-479 Sumner Ave / 341 & 345 Amherst St	L(29),D(87),O(4)	5	5	12,600,000	Various
34.01	341 & 345 Amherst St				10,400,000	8/1/2016
34.02	473-479 Sumner Ave				2,200,000	10/2/2015
35	Holiday Inn & Suites Lima	L(24),D(91),O(5)	0	0	12,700,000	5/1/2017
36	Arrowhead Creekside Medical Office	L(25),D(91),O(4)	0	0	11,200,000	4/29/2016
37	TownePlace Suites Newark	L(25),D(91),O(4)	0	0	12,200,000	3/4/2016
38	Radisson Colorado Springs	L(26),D(90),O(4)	0	0	13,700,000	3/22/2016
39	Omni Business Park	L(25),D(91),O(4)	0	0	10,900,000	2/29/2016
40	Hilton Garden Inn W. I65 Airport Blvd.	L(26),D(89),O(5)	0	0	11,300,000	3/23/2016
41	East Street Trading Center	L(26),D(90),O(4)	0	0	10,000,000	3/8/2016
42	Solon Place Apartments	L(23),GRTR 1% or YM(93),O(4)	0	0	10,575,000	4/22/2016
43	5055 East Washington Street	L(25),GRTR 1% or YM(91),O(4)	0	0	11,750,000	4/14/2016
44	Comfort Suites at Kennesaw State University	L(24),D(92),O(4)	0	0	9,500,000	5/19/2016
45	Lakefront Lofts	L(24),D(92),O(4)	0	0	8,550,000	4/1/2016
46	Captive Plastics Warehouse	L(31),D(85),O(4)	0	5	9,400,000	10/22/2015
47	Hawthorn Suites Dearborn	L(33),D(84),O(3)	0	0	10,600,000	5/17/2016
48	Taylor Park Townhomes	L(25),D(91),O(4)	0	0	8,100,000	5/9/2016
49	Avon Self-Storage	L(24),D(92),O(4)	0	0	8,010,000	5/5/2016
50	Rangeline Self-Storage	L(28),D(88),O(4)	0	0	8,000,000	12/28/2015
51	Storage City - Antioch	L(26),D(90),O(4)	0	0	10,550,000	3/30/2016
52	Courtyard Orlando East - UCF	L(26),D(90),O(4)	0	5	10,800,000	1/1/2016
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	GRTR 1% or YM(113),1%(3),O(4)	10	10	25,050,000	3/23/2016	15,300,000	35.9%	15.0%	16	0	0	NAV	500,000
54	Holiday Inn Express Rochester / Greece	L(25),D(91),O(4)	0	0	8,000,000	3/1/2016
55	Fox Hunt Apartments	L(25),D(91),O(4)	0	0	8,150,000	5/5/2016
56	Madison Court Apartment Corp.	GRTR 1% or YM(113),1%(3),O(4)	10	10	60,084,000	11/4/2015	42,300,000	12.4%	0.0%	0	0	0		500,000
57	Interlaken Owners, Inc.	GRTR 1% or YM(113),1%(3),O(4)	10	10	142,800,000	5/24/2016	106,100,000	4.7%	0.0%	0	0	0		500,000
58	Kenny Centre	L(24),D(92),O(4)	5	5	10,750,000	4/12/2016
59	Quality Inn & Suites - Sulphur	L(24),D(94),O(2)	5	5	7,600,000	10/30/2015
60	Bond Street Portfolio	L(28),D(88),O(4)	0	5	6,750,000	Various
60.01	Monroe Center				3,800,000	1/5/2016
60.02	952 Lake Murray Boulevard				2,950,000	12/30/2015

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(5)	Appraisal Date(5)	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry	Coop - Committed Secondary Debt
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.	GRTR 1% or YM(113),1%(3),O(4)	10	10	28,900,000	12/23/2015	18,800,000	26.3%	0.0%	0	0	0
62	Bienville Towers Apartments	L(25),D(91),O(4)	0	0	7,730,000	3/21/2016
63	51 East Green Apartments	L(31),D(84),O(5)	0	0	7,300,000	11/6/2015
64	Lake Mead Gateway Plaza	L(24),D(92),O(4)	0	0	6,400,000	4/8/2016
65	Quality Inn Olympic National Park	L(24),D(91),O(5)	0	0	7,400,000	5/4/2016
66	Comfort Inn Sylva	L(25),D(91),O(4)	0	0	6,900,000	4/5/2016
67	Laurel Springs Apartments	L(23),GRTR 1% or YM(93),O(4)	0	0	6,040,000	3/29/2016
68	Arizona Storage Company	L(26),D(89),O(5)	0	0	5,300,000	3/4/2016
69	Rimrock Plaza	L(25),D(91),O(4)	0	5	5,500,000	4/20/2016
70	Park Hill Apartments	L(25),D(91),O(4)	0	0	5,750,000	5/9/2016
71	Comfort Inn & Suites - Smyrna	L(27),D(91),O(2)	5	5	5,400,000	1/01/2016
72	South Pointe Crossing	L(26),D(90),O(4)	0	0	6,200,000	3/11/2016
73	Storage Plex	L(25),D(91),O(4)	0	0	4,540,000	5/3/2016
74	Carleton MHC	L(26),D(90),O(4)	0	5	4,400,000	3/24/2016
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.	GRTR 1% or YM(113),1%(3),O(4)	10	10	19,900,000	4/27/2016	19,200,000	16.7%	0.0%	0	0	0
76	Maplewood MHC	L(25),D(88),O(7)	0	0	4,080,000	3/17/2016
77	Blue Grass MHC	L(27),D(90),O(3)	0	0	3,630,000	2/10/2016
78	Overland Corporate Center	L(24),D(92),O(4)	0	0	4,230,000	5/3/2016
79	Rockmart Commons	L(24),GRTR 1% or YM(93),O(3)	0	0	3,260,000	5/23/2016
80	Canyon Springs Retail Building	L(26),D(90),O(4)	0	0	4,100,000	2/19/2016
81	Westwood Village Apartments	L(25),D(90),O(5)	0	0	3,260,000	1/6/2016
82	Out O’Space Storage Tavares	L(25),GRTR 1% or YM(83),O(12)	0	0	3,370,000	5/24/2016
83	Rivercrest Apartments	L(24),D(94),O(2)	5	5	2,860,000	3/08/2016
84	Brighton Manor Apartments	L(26),D(90),O(4)	0	0	2,900,000	3/16/2016
85	Midland Plaza Apartments Corp.	GRTR 1% or YM(113),1%(3),O(4)	10	10	10,500,000	3/24/2016	8,700,000	23.0%	6.3%	1	0	2	(2,088)
86	White Oak MHC	L(25),D(88),O(7)	0	0	3,050,000	3/21/2016
87	Ridge Apartments Owners Corp.	GRTR 1% or YM(113),1%(3),O(4)	10	10	14,700,000	1/29/2016	11,800,000	16.1%	14.1%	9	0	0	21,507
88	168 Marco Way	L(26),D(90),O(4)	0	0	4,230,000	3/14/2016
89	Spring Haven MHC	L(25),D(91),O(4)	0	0	2,970,000	4/12/2016
90	Mission Plaza	L(26),D(90),O(4)	0	5	2,500,000	2/5/2016
91	Kimberly Pines MHP	L(26),D(91),O(3)	0	0	2,460,000	3/4/2016
92	Ipswich House, Inc.	GRTR 1% or YM(113),1%(3),O(4)	10	10	17,525,000	1/20/2016	13,100,000	12.9%	0.0%	0	0	0		250,000
93	Trinity Colonial Hills MHP	L(26),D(91),O(3)	0	0	3,030,000	3/15/2016
94	Trinity Windfern MHP	L(26),D(91),O(3)	0	0	2,430,000	3/15/2016
95	Walgreens Columbia	L(30),D(86),O(4)	0	0	5,550,000	12/15/2015
96	J & J MHP	L(24),D(90),O(6)	0	0	2,300,000	5/16/2016
97	Glenwillow MHP	L(24),D(90),O(6)	0	0	2,150,000	4/11/2016
98	Port Chester Apartments, Inc.	GRTR 1% or YM(113),1%(3),O(4)	10	10	20,300,000	5/28/2015	15,800,000	9.5%	1.1%	0	0	1		500,000
99	Crossings at Hamilton Shops	L(26),D(90),O(4)	0	5	1,850,000	4/11/2016
100	Thompson Thrift Building	L(26),D(90),O(4)	0	0	2,800,000	3/11/2016
101	Lincoln Woods	L(25),D(91),O(4)	0	0	2,150,000	5/9/2016
102	Gramercy-Rutherford Townhouses Corp.	GRTR 1% or YM(113),1%(3),O(4)	10	10	11,300,000	5/31/2016	5,000,000	24.0%	0.0%	0	0	0		500,000

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W NOI DSCR (x)(4)(6)	U/W NCF DSCR (x)(4)(6)	Cut-off Date LTV Ratio(4)(5)(6)	LTV Ratio at Maturity(4)(5)(6)	Cut-off Date U/W NOI Debt Yield(4)(6)	Cut-off Date U/W NCF Debt Yield(4)(6)	U/W Revenues ($)(7)(9)(15)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(9)	Occupancy as-of Date	U/W Hotel ADR
1	Epps Bridge Centre	1.72	1.66	66.8%	66.8%	8.2%	7.9%	6,601,605	1,314,961	5,286,644	33,655	134,622	5,118,367	97.5%	4/15/2016
2	The Mall at Rockingham Park	4.26	4.14	28.8%	28.8%	17.4%	17.0%	35,602,427	10,756,845	24,845,582	113,582	540,868	24,191,133	97.1%	4/20/2016
3	Kroger (Roundy’s) Distribution Center	1.44	1.44	69.5%	61.3%	9.0%	9.0%	6,918,772	0	6,918,772	0	0	6,918,772	100.0%	7/1/2016
4	Marriott Indianapolis North	1.73	1.55	58.8%	44.8%	12.7%	11.4%	18,186,073	11,336,757	6,849,317	727,443	0	6,121,874	63.8%	4/30/2016	149
5	Mall at Turtle Creek	1.69	1.57	55.2%	45.1%	10.6%	9.9%	9,992,279	2,364,573	7,627,706	49,410	494,097	7,084,199	90.8%	4/1/2016
6	In-Rel 8	1.91	1.68	69.5%	64.1%	12.2%	10.8%	18,900,650	7,628,148	11,272,502	270,290	1,059,804	9,942,409	83.2%	4/1/2016
6.01	Lynnfield Park							3,980,124	1,586,802	2,393,322	58,974	146,968	2,187,380	83.5%	4/1/2016
6.02	Chase Tower							4,080,598	1,361,346	2,719,252	57,094	259,145	2,403,013	85.2%	4/1/2016
6.03	50 Penn Place							3,778,146	1,725,668	2,052,479	12,838	300,847	1,738,794	75.2%	4/1/2016
6.04	I-Bank Tower							4,213,707	1,984,614	2,229,093	77,158	295,320	1,856,614	79.4%	4/1/2016
6.05	4100 Okeechobee							905,108	254,391	650,716	15,548	0	635,168	100.0%	4/1/2016
6.06	Center Point							936,732	382,794	553,937	10,379	25,166	518,392	94.7%	4/1/2016
6.07	Bainbridge Mall							574,890	159,415	415,474	36,141	18,922	360,411	82.4%	4/1/2016
6.08	Plantation Merch. Mart							431,346	173,117	258,228	2,156	13,436	242,636	100.0%	4/1/2016
7	River Park Shopping Center	1.47	1.37	64.4%	57.4%	8.7%	8.1%	2,989,174	755,428	2,233,746	32,592	118,492	2,082,662	86.8%	6/1/2016
8	University Towers Owners Corp.	2.32	2.32	44.3%	36.8%	14.1%	14.1%	6,171,234	2,553,701	3,617,533	72,224	0	3,617,533	96.6%	3/14/2016
9	DoubleTree Overland Park	1.99	1.66	62.5%	46.3%	13.6%	11.3%	13,974,006	10,582,740	3,391,266	558,959	0	2,832,306	66.4%	4/30/2016	117
10	ExchangeRight Net Leased Portfolio 12	2.38	2.28	52.8%	52.8%	11.3%	10.8%	3,432,150	635,601	2,796,549	25,257	93,323	2,677,969	100.0%	7/1/2016
10.01	Kroger - Hamilton							906,131	341,325	564,806	11,573	38,764	514,470	100.0%	7/1/2016
10.02	Walgreens - Fort Worth							362,250	7,245	355,005	0	0	355,005	100.0%	7/1/2016
10.03	Tractor Supply - Woods Cross							270,750	5,415	265,335	3,290	13,772	248,273	100.0%	7/1/2016
10.04	Fresenius Dialysis Center - Nashville							314,915	35,745	279,170	0	0	279,170	100.0%	7/1/2016
10.05	Advance Auto Parts - Steubenville							148,900	36,378	112,522	0	0	112,522	100.0%	7/1/2016
10.06	Dollar General - Hamilton							132,479	18,584	113,895	0	0	113,895	100.0%	7/1/2016
10.07	Dollar General - Cincinnati							127,969	27,622	100,346	0	0	100,346	100.0%	7/1/2016
10.08	Dollar General - Denham Springs							102,794	3,377	99,416	0	0	99,416	100.0%	7/1/2016
10.09	Dollar General - Hickory (US Highway 70)							105,172	10,439	94,732	1,350	5,302	88,080	100.0%	7/1/2016
10.10	Dollar General - Hammond							111,556	15,027	96,529	0	0	96,529	100.0%	7/1/2016
10.11	Family Dollar - Baton Rouge							92,441	1,849	90,592	1,399	5,407	83,786	100.0%	7/1/2016
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)							97,714	10,811	86,903	1,350	5,068	80,484	100.0%	7/1/2016
10.13	Advance Auto Parts - Greenville							110,431	25,335	85,096	1,050	4,442	79,605	100.0%	7/1/2016
10.14	Dollar General - Gastonia							98,131	11,692	86,439	0	0	86,439	100.0%	7/1/2016
10.15	Napa Auto Parts - Freeport							82,650	1,653	80,997	741	3,694	76,562	100.0%	7/1/2016
10.16	Napa Auto Parts - Belvidere							82,650	1,653	80,997	736	3,717	76,544	100.0%	7/1/2016
10.17	Dollar General - Alorton							109,566	35,490	74,076	1,354	4,730	67,993	100.0%	7/1/2016
10.18	Dollar General - Dupo							90,437	21,756	68,681	1,365	4,650	62,666	100.0%	7/1/2016
10.19	Advance Auto Parts - Heath							85,215	24,204	61,011	1,050	3,777	56,184	100.0%	7/1/2016
11	Barber Self Storage	1.35	1.34	69.6%	61.4%	8.5%	8.4%	2,727,799	647,112	2,080,687	19,519	0	2,061,168	99.6%	6/7/2016
12	San Fernando Value Square	1.64	1.53	55.4%	46.8%	9.5%	8.9%	3,433,145	1,184,500	2,248,645	23,722	127,988	2,096,935	100.0%	4/30/2016
13	Eagle Square	1.31	1.27	73.6%	61.2%	8.8%	8.5%	2,802,492	892,756	1,909,737	9,515	55,384	1,844,838	89.5%	5/11/2016
14	Pinnacle II	2.11	1.96	61.3%	61.3%	9.2%	8.5%	11,664,912	3,645,672	8,019,240	46,000	550,230	7,423,010	100.0%	7/1/2016
15	Berkshire Corporate Center	1.95	1.72	73.5%	64.0%	11.5%	10.1%	2,984,140	936,461	2,047,679	36,764	213,004	1,797,911	90.8%	6/2/2016
16	Shoppes at Westown	1.36	1.30	74.9%	66.3%	8.7%	8.3%	1,655,777	261,151	1,394,626	8,066	55,456	1,331,104	80.6%	6/14/2016
17	Stone Manor	1.87	1.74	73.0%	68.3%	11.6%	10.8%	2,983,959	1,268,372	1,715,587	24,307	96,020	1,595,260	92.5%	5/18/2016
18	Corporate Park Office Portfolio	1.91	1.52	71.7%	53.9%	13.6%	10.8%	3,320,177	1,424,665	1,895,512	46,491	343,458	1,505,562	94.0%	4/30/2016
19	North Park Shopping Center	1.46	1.31	73.6%	65.0%	9.2%	8.3%	2,117,779	836,877	1,280,901	16,015	112,415	1,152,471	91.5%	5/16/2016
20	Center Court Apartments	1.65	1.55	68.0%	57.3%	10.5%	9.9%	2,370,434	980,371	1,390,064	82,500	0	1,307,564	95.5%	5/30/2016
21	California Plaza	1.65	1.32	67.6%	56.4%	10.2%	8.2%	2,728,596	1,415,394	1,313,202	41,029	219,218	1,052,955	86.0%	3/7/2016
22	CubeSmart Portfolio III	1.34	1.31	71.0%	57.7%	8.3%	8.1%	1,757,722	726,754	1,030,968	23,471	0	1,007,498	94.9%	5/15/2016
22.01	CubeSmart Lake Worth							712,259	290,933	421,326	9,443	0	411,884	94.8%	5/15/2016
22.02	CubeSmart Chattanooga							574,921	242,819	332,102	8,165	0	323,937	95.5%	5/15/2016
22.03	CubeSmart Tyler							470,542	193,002	277,540	5,863	0	271,677	94.2%	5/15/2016
23	Courtyard Marriott Madeira Beach	1.76	1.57	67.6%	56.3%	11.8%	10.5%	4,028,770	2,567,395	1,461,375	161,151	0	1,300,224	73.7%	4/30/2016	150
24	Shellmound Office Building	1.89	1.79	55.4%	44.6%	11.3%	10.7%	1,791,896	397,180	1,394,716	12,047	62,525	1,320,144	100.0%	7/1/2016
25	Hulen Fashion Center	1.78	1.57	67.2%	54.9%	11.2%	9.9%	2,639,415	1,282,915	1,356,499	27,093	135,605	1,193,802	96.4%	5/31/2016
26	Tharp Portfolio II	1.52	1.39	68.2%	56.5%	10.0%	9.2%	1,704,992	550,465	1,154,527	19,836	81,577	1,053,114	98.6%	Various
26.01	Granger Shopping Center							315,053	123,254	191,799	5,865	14,523	171,411	100.0%	6/22/2016
26.02	Belter Shopping Center							305,249	88,002	217,247	2,822	14,846	199,578	100.0%	6/22/2016
26.03	Oaklandon Center							254,609	83,813	170,796	1,997	12,846	155,953	87.6%	6/22/2016
26.04	Shadeland Office							367,688	184,465	183,223	4,720	19,756	158,747	100.0%	6/22/2016
26.05	South East Street Center							193,083	35,531	157,552	2,249	11,067	144,236	100.0%	6/22/2016
26.06	Allisonsville Plasma							148,211	8,224	139,986	1,553	5,739	132,694	100.0%	7/1/2016
26.07	Aspen Dental Crawfordsville							121,100	27,176	93,924	630	2,800	90,494	100.0%	7/1/2016
27	So Cal Self Storage - Pasadena, CA	2.18	2.16	54.8%	54.8%	9.9%	9.8%	1,717,508	574,145	1,143,363	11,657	0	1,131,707	92.9%	5/1/2016
28	Illini Stor-It Portfolio	1.64	1.59	65.3%	57.7%	10.5%	10.1%	1,789,245	634,400	1,154,845	28,627	11,172	1,115,046	84.7%	4/18/2016
28.01	Staley							931,216	327,537	603,679	15,485	9,110	579,084	89.8%	4/18/2016
28.02	West							408,294	154,142	254,152	5,769	0	248,383	81.6%	4/18/2016
28.03	Bondville							193,617	68,683	124,934	3,493	2,062	119,379	64.5%	4/18/2016
28.04	North							256,118	84,037	172,081	3,880	0	168,201	87.8%	4/18/2016
29	The Riley Center	1.51	1.45	72.0%	66.0%	9.3%	9.0%	1,259,073	252,159	1,006,915	5,870	34,001	967,044	92.1%	4/8/2016
30	Fairfield Inn & Suites - Carlsbad	2.17	1.96	63.0%	51.7%	13.9%	12.6%	3,437,246	1,992,417	1,444,828	137,490	0	1,307,338	73.8%	4/30/2016	126
31	Fairfield Inn & Suites - Norco	2.25	2.05	69.0%	56.4%	14.3%	13.0%	3,233,824	1,807,244	1,426,580	129,353	0	1,297,227	80.4%	4/30/2016	111
32	Hilton Home2 Suites Pittsburgh	1.76	1.59	65.1%	60.7%	11.9%	10.7%	2,659,098	1,560,651	1,098,447	106,364	0	992,083	81.4%	2/29/2016	111
33	Hilton Garden Inn - Lake Mary, FL	1.92	1.65	58.0%	48.2%	12.8%	11.0%	4,075,888	2,921,825	1,154,063	163,036	0	991,028	79.0%	3/31/2016	105
34	473-479 Sumner Ave / 341 & 345 Amherst St	1.32	1.20	69.8%	59.3%	8.7%	7.9%	1,039,552	271,542	768,011	7,663	61,326	699,022	97.5%	6/1/2016
34.01	341 & 345 Amherst St							843,688	217,393	626,295	3,173	25,391	597,731	100.0%	6/1/2016
34.02	473-479 Sumner Ave							195,864	54,149	141,715	4,490	35,935	101,290	93.9%	6/1/2016
35	Holiday Inn & Suites Lima	2.79	2.52	69.3%	56.9%	17.9%	16.2%	3,797,835	2,222,765	1,575,070	151,913	0	1,423,157	77.8%	4/30/2016	103
36	Arrowhead Creekside Medical Office	1.59	1.40	73.2%	64.9%	10.3%	9.0%	1,321,073	476,636	844,437	13,972	90,177	740,288	97.4%	5/24/2016
37	TownePlace Suites Newark	1.87	1.71	67.1%	55.7%	12.4%	11.3%	2,158,740	1,146,636	1,012,105	86,350	0	925,755	74.8%	5/31/2016	108
38	Radisson Colorado Springs	2.30	1.93	59.4%	49.6%	15.6%	13.1%	5,170,705	3,902,101	1,268,605	206,828	0	1,061,776	64.0%	2/29/2016	99
39	Omni Business Park	2.08	1.67	68.8%	60.3%	12.8%	10.3%	1,852,799	896,221	956,577	46,436	140,836	769,306	87.0%	4/1/2016
40	Hilton Garden Inn W. I65 Airport Blvd.	1.74	1.50	66.2%	49.6%	12.2%	10.5%	3,131,943	2,218,990	912,952	125,278	0	787,675	69.1%	3/31/2016	114
41	East Street Trading Center	1.45	1.32	74.2%	61.2%	9.4%	8.6%	952,246	253,061	699,185	16,593	46,664	635,928	94.5%	2/16/2016
42	Solon Place Apartments	1.33	1.27	69.2%	62.5%	8.5%	8.1%	1,215,019	592,425	622,595	30,000	0	592,595	96.7%	5/6/2016
43	5055 East Washington Street	1.54	1.34	61.6%	50.2%	9.6%	8.4%	1,131,704	435,584	696,120	10,362	79,624	606,134	100.0%	3/1/2016
44	Comfort Suites at Kennesaw State University	1.89	1.72	65.8%	49.1%	13.2%	12.0%	1,884,363	1,059,218	825,144	75,375	0	749,770	81.7%	5/31/2016	91
45	Lakefront Lofts	1.43	1.34	72.5%	64.0%	9.0%	8.5%	897,315	336,382	560,933	13,674	19,811	527,448	100.0%	5/31/2016
46	Captive Plastics Warehouse	1.48	1.34	64.4%	53.1%	9.5%	8.5%	817,886	244,272	573,614	24,504	32,715	516,395	100.0%	7/1/2016
47	Hawthorn Suites Dearborn	2.18	1.98	56.7%	43.0%	15.5%	14.1%	2,112,525	1,181,359	931,166	84,501	0	846,665	50.4%	12/31/2015	89
48	Taylor Park Townhomes	1.78	1.61	74.0%	60.1%	11.0%	9.9%	1,862,051	1,201,961	660,090	64,155	0	595,935	97.9%	5/31/2016
49	Avon Self-Storage	1.48	1.47	74.0%	65.3%	9.3%	9.3%	748,893	195,467	553,426	2,850	0	550,576	96.7%	6/8/2016
50	Rangeline Self-Storage	1.55	1.46	71.6%	59.7%	10.3%	9.8%	1,008,628	416,479	592,149	14,945	16,045	561,159	91.4%	1/31/2016
51	Storage City - Antioch	2.19	2.17	53.1%	53.1%	10.1%	10.0%	913,794	349,225	564,569	6,304	0	558,266	94.6%	3/28/2016
52	Courtyard Orlando East - UCF	3.39	2.93	51.7%	42.3%	21.3%	18.4%	3,985,296	2,797,891	1,187,405	159,412	0	1,027,993	74.8%	4/30/2016	116
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	3.34	3.34	21.9%	17.1%	18.1%	18.1%	2,191,800	1,197,616	994,184	21,600	0	994,184	95.0%	3/23/2016
54	Holiday Inn Express Rochester / Greece	1.97	1.77	68.0%	56.6%	13.2%	11.8%	1,805,866	1,089,737	716,129	72,235	0	643,894	52.9%	2/29/2016	109
55	Fox Hunt Apartments	2.25	2.03	66.2%	53.4%	13.6%	12.2%	1,860,872	1,128,269	732,603	73,000	0	659,603	94.8%	5/31/2016
56	Madison Court Apartment Corp.	8.88	8.88	8.7%	6.9%	49.2%	49.2%	3,892,188	1,306,800	2,585,388	26,900	0	2,585,388	95.0%	11/4/2015
57	Interlaken Owners, Inc.	23.57	23.57	3.5%	2.7%	127.3%	127.3%	12,373,632	6,007,040	6,366,592	126,700	0	6,366,592	96.0%	5/24/2016
58	Kenny Centre	2.64	2.31	46.5%	42.6%	16.2%	14.1%	1,362,063	553,917	808,147	37,323	64,115	706,709	92.3%	5/17/2016
59	Quality Inn & Suites - Sulphur	1.65	1.46	65.8%	50.3%	12.3%	10.9%	1,764,005	1,147,061	616,944	70,560	0	546,384	72.2%	4/30/2016	83
60	Bond Street Portfolio	1.24	1.20	74.1%	66.0%	8.3%	8.0%	582,192	169,462	412,730	2,701	9,692	400,336	92.2%	12/14/2015
60.01	Monroe Center							322,913	79,075	243,838	1,500	-1,475	243,813	100.0%	12/14/2015
60.02	952 Lake Murray Boulevard							259,279	90,387	168,892	1,201	11,167	156,523	82.4%	12/14/2015

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W NOI DSCR (x)(4)(6)	U/W NCF DSCR (x)(4)(6)	Cut-off Date LTV Ratio(4)(5)(6)	LTV Ratio at Maturity(4)(5)(6)	Cut-off Date U/W NOI Debt Yield(4)(6)	Cut-off Date U/W NCF Debt Yield(4)(6)	U/W Revenues ($)(7)(9)(15)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(9)	Occupancy as-of Date	U/W Hotel ADR
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.	4.08	4.08	17.1%	13.6%	22.8%	22.8%	2,238,789	1,110,700	1,128,089	43,000	0	1,128,089	95.0%	12/23/2015
62	Bienville Towers Apartments	1.49	1.33	63.4%	54.5%	9.3%	8.3%	1,214,998	759,460	455,537	48,144	0	407,393	95.6%	5/31/2016
63	51 East Green Apartments	1.29	1.26	66.6%	55.5%	8.5%	8.3%	661,363	247,741	413,622	8,640	0	404,982	100.0%	11/16/2015
64	Lake Mead Gateway Plaza	1.41	1.35	75.0%	65.3%	9.4%	8.9%	637,302	187,671	449,631	2,951	18,687	427,993	81.9%	6/14/2016
65	Quality Inn Olympic National Park	2.06	1.87	62.2%	46.7%	14.6%	13.3%	1,575,448	901,941	673,506	63,018	0	610,488	61.2%	4/30/2016	115
66	Comfort Inn Sylva	1.92	1.71	63.0%	52.8%	13.3%	11.8%	1,588,913	1,012,864	576,049	63,557	0	512,493	57.8%	4/30/2016	96
67	Laurel Springs Apartments	1.55	1.40	67.1%	58.2%	10.1%	9.2%	882,659	473,076	409,583	38,400	0	371,183	86.7%	5/3/2016
68	Arizona Storage Company	1.29	1.26	73.1%	63.0%	8.1%	8.0%	541,447	225,790	315,657	7,047	0	308,610	88.6%	4/22/2016
69	Rimrock Plaza	1.78	1.55	66.6%	57.2%	11.0%	9.7%	654,999	250,672	404,327	14,931	35,238	354,159	91.0%	4/1/2016
70	Park Hill Apartments	2.19	1.98	60.8%	49.1%	13.3%	12.0%	1,134,596	671,049	463,547	44,968	0	418,579	94.2%	6/1/2016
71	Comfort Inn & Suites - Smyrna	1.99	1.74	62.8%	53.0%	14.0%	12.2%	1,423,629	950,658	472,971	59,365	0	413,605	75.3%	12/31/2015	75
72	South Pointe Crossing	2.20	1.91	53.0%	39.3%	15.0%	13.0%	904,514	410,592	493,922	11,405	54,834	427,683	95.7%	3/1/2016
73	Storage Plex	1.86	1.75	72.2%	63.7%	11.7%	11.0%	588,734	204,673	384,061	18,997	3,764	361,299	91.0%	5/5/2016
74	Carleton MHC	1.74	1.68	73.1%	59.8%	10.9%	10.6%	794,940	444,066	350,874	11,400	0	339,474	73.7%	4/11/2016
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.	8.31	8.31	16.1%	14.1%	40.5%	40.5%	2,660,418	1,364,823	1,295,595	26,400	0	1,295,595	95.0%	4/27/2016
76	Maplewood MHC	1.61	1.59	74.9%	64.7%	10.3%	10.1%	519,389	204,018	315,371	5,750	0	309,621	100.0%	4/1/2016
77	Blue Grass MHC	1.36	1.33	74.1%	61.8%	9.1%	9.0%	478,123	232,800	245,323	4,400	0	240,923	97.7%	2/29/2016
78	Overland Corporate Center	1.44	1.34	59.1%	49.0%	9.6%	8.9%	356,220	117,206	239,014	1,840	14,104	223,071	100.0%	6/1/2016
79	Rockmart Commons	1.45	1.33	74.2%	61.4%	9.5%	8.8%	359,403	128,733	230,669	3,300	15,367	212,002	95.2%	5/12/2016
80	Canyon Springs Retail Building	1.54	1.46	54.8%	45.2%	10.0%	9.5%	306,106	81,156	224,950	3,137	8,620	213,194	100.0%	12/31/2015
81	Westwood Village Apartments	1.49	1.35	66.2%	54.9%	9.9%	9.0%	336,966	122,923	214,043	19,800	0	194,243	100.0%	2/29/2016
82	Out O’Space Storage Tavares	1.46	1.41	63.1%	52.7%	9.0%	8.8%	344,756	152,954	191,802	5,800	0	186,002	92.3%	5/27/2016
83	Rivercrest Apartments	1.42	1.29	73.4%	56.0%	10.5%	9.5%	466,830	246,523	220,307	20,400	0	199,907	97.1%	4/28/2016
84	Brighton Manor Apartments	1.72	1.52	69.0%	56.8%	11.1%	9.8%	536,771	314,895	221,875	26,134	0	195,741	98.6%	2/29/2016
85	Midland Plaza Apartments Corp.	7.28	7.28	19.0%	19.0%	28.3%	28.3%	1,065,631	498,800	566,831	15,500	0	566,831	95.0%	3/24/2016
86	White Oak MHC	1.62	1.55	62.3%	52.4%	10.3%	9.9%	528,596	333,058	195,538	7,950	0	187,588	93.1%	4/1/2016
87	Ridge Apartments Owners Corp.	6.34	6.34	12.9%	10.2%	35.5%	35.5%	1,174,482	500,090	674,392	12,900	0	674,392	96.0%	1/29/2016
88	168 Marco Way	2.87	2.72	44.8%	36.5%	17.8%	16.8%	403,367	66,671	336,696	5,115	12,670	318,911	100.0%	7/1/2016
89	Spring Haven MHC	1.76	1.72	60.5%	49.4%	11.0%	10.8%	316,349	118,033	198,316	4,300	0	194,016	100.0%	5/11/2016
90	Mission Plaza	1.36	1.25	69.4%	60.4%	9.0%	8.3%	264,931	108,029	156,902	2,981	10,378	143,543	100.0%	6/6/2016
91	Kimberly Pines MHP	1.60	1.56	69.0%	58.5%	11.5%	11.2%	272,724	77,729	194,995	4,900	0	190,095	94.9%	3/31/2016
92	Ipswich House, Inc.	8.93	8.93	9.7%	7.7%	50.4%	50.4%	1,366,813	514,389	852,424	14,400	0	852,424	95.0%	1/20/2016
93	Trinity Colonial Hills MHP	1.99	1.95	52.7%	44.0%	13.5%	13.2%	335,960	120,253	215,707	4,400	0	211,307	96.6%	1/1/2016
94	Trinity Windfern MHP	1.70	1.66	65.7%	54.9%	11.5%	11.2%	326,781	142,785	183,996	4,550	0	179,446	100.0%	1/1/2016
95	Walgreens Columbia	2.93	2.91	28.6%	23.7%	19.1%	18.9%	308,880	6,178	302,702	2,223	0	300,479	100.0%	7/1/2016
96	J & J MHP	1.35	1.30	67.4%	57.0%	8.8%	8.4%	291,903	155,879	136,024	5,100	0	130,924	95.6%	4/30/2016
97	Glenwillow MHP	1.89	1.84	71.2%	58.5%	12.2%	11.9%	334,169	147,925	186,244	4,550	0	181,694	87.8%	4/1/2016
98	Port Chester Apartments, Inc.	13.31	13.31	7.4%	5.9%	76.5%	76.5%	2,376,710	1,229,800	1,146,910	25,800	0	1,146,910	95.0%	5/28/2015
99	Crossings at Hamilton Shops	1.75	1.49	74.5%	61.5%	11.4%	9.7%	228,942	72,040	156,902	4,000	18,822	134,080	100.0%	4/8/2016
100	Thompson Thrift Building	2.66	2.21	47.2%	35.0%	18.2%	15.1%	365,658	125,913	239,746	7,022	33,289	199,435	100.0%	4/1/2016
101	Lincoln Woods	2.47	2.32	60.4%	48.8%	14.9%	14.0%	389,863	196,016	193,847	12,012	0	181,835	97.6%	6/1/2016
102	Gramercy-Rutherford Townhouses Corp.	6.75	6.75	10.6%	10.6%	25.1%	25.1%	439,641	139,038	300,603	4,400	0	300,603	95.0%	5/31/2016

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR
1	Epps Bridge Centre		TTM 5/31/2016	5,731,196	1,021,758	4,709,439	0	4,709,439			Actual 2015	5,302,350	994,234	4,308,116	0	4,308,116
2	The Mall at Rockingham Park		TTM 3/31/2016	35,731,928	10,509,078	25,222,850	0	25,222,850			Actual 2015	35,563,546	10,774,191	24,789,355	0	24,789,355
3	Kroger (Roundy’s) Distribution Center		TTM 3/31/2016	6,839,328	0	6,839,328	0	6,839,328			Actual 2015	6,839,328	0	6,839,328	0	6,839,328
4	Marriott Indianapolis North	95	TTM 4/30/2016	18,186,073	11,161,071	7,025,002	714,818	6,310,184	149	95	Actual 2015	18,577,960	11,223,143	7,354,818	743,118	6,611,700	149
5	Mall at Turtle Creek		TTM 3/31/2016	9,304,506	2,044,191	7,260,314	0	7,260,314			Actual 2015	9,203,647	2,056,405	7,147,241	0	7,147,241
6	In-Rel 8		Various	17,523,186	7,736,714	9,786,472	91,323	9,695,149			Various	17,350,312	7,850,403	9,499,908	91,323	9,408,585
6.01	Lynnfield Park		TTM 3/31/2016	3,465,502	1,524,115	1,941,387	0	1,941,387			Actual 2015	3,419,190	1,543,721	1,875,469	0	1,875,469
6.02	Chase Tower		TTM 3/31/2016	3,445,311	1,300,850	2,144,461	0	2,144,461			Actual 2015	3,363,399	1,323,131	2,040,268	0	2,040,268
6.03	50 Penn Place		TTM 3/31/2016	3,666,051	1,697,339	1,968,712	0	1,968,712			Actual 2015	3,632,440	1,750,764	1,881,677	0	1,881,677
6.04	I-Bank Tower		Annualized 8 8/31/2015	4,134,521	2,262,056	1,872,465	91,323	1,781,142			Annualized 8 8/31/2015	4,134,521	2,262,056	1,872,465	91,323	1,781,142
6.05	4100 Okeechobee		TTM 3/31/2016	938,794	252,709	686,085	0	686,085			Actual 2015	930,515	265,338	665,176	0	665,176
6.06	Center Point		TTM 3/31/2016	886,946	378,239	508,708	0	508,708			Actual 2015	889,344	377,431	511,913	0	511,913
6.07	Bainbridge Mall		TTM 3/31/2016	544,233	153,443	390,790	0	390,790			Actual 2015	537,132	158,747	378,385	0	378,385
6.08	Plantation Merch. Mart		TTM 3/31/2016	441,829	167,964	273,865	0	273,865			Actual 2015	443,771	169,216	274,555	0	274,555
7	River Park Shopping Center		TTM 3/31/2016	2,079,847	726,105	1,353,742	0	1,353,742			Actual 2015	1,915,934	699,066	1,216,868	0	1,216,868
8	University Towers Owners Corp.
9	DoubleTree Overland Park	78	TTM 4/30/2016	13,974,006	10,595,720	3,378,286	558,959	2,819,326	117	78	Actual 2015	13,984,830	10,556,560	3,428,270	559,392	2,868,878	115
10	ExchangeRight Net Leased Portfolio 12		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.01	Kroger - Hamilton		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.02	Walgreens - Fort Worth		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.03	Tractor Supply - Woods Cross		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.04	Fresenius Dialysis Center - Nashville		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.05	Advance Auto Parts - Steubenville		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.06	Dollar General - Hamilton		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.07	Dollar General - Cincinnati		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.08	Dollar General - Denham Springs		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.09	Dollar General - Hickory (US Highway 70)		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.10	Dollar General - Hammond		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.11	Family Dollar - Baton Rouge		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.13	Advance Auto Parts - Greenville		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.14	Dollar General - Gastonia		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.15	Napa Auto Parts - Freeport		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.16	Napa Auto Parts - Belvidere		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.17	Dollar General - Alorton		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.18	Dollar General - Dupo		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10.19	Advance Auto Parts - Heath		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
11	Barber Self Storage		TTM 4/30/2016	2,827,653	482,386	2,345,267	0	2,345,267			Actual 2015	2,745,567	462,702	2,282,865	0	2,282,865
12	San Fernando Value Square		TTM 4/30/2016	3,604,227	1,147,345	2,456,883	0	2,456,883			Actual 2015	3,661,967	1,140,518	2,521,449	0	2,521,449
13	Eagle Square		TTM 4/30/2016	2,286,223	852,355	1,433,868	0	1,433,868			Actual 2015	2,341,818	860,675	1,481,143	0	1,481,143
14	Pinnacle II		TTM 3/31/2016	11,236,073	3,663,478	7,572,595	0	7,572,595			Actual 2015	11,436,631	3,641,640	7,794,991	0	7,794,991
15	Berkshire Corporate Center		TTM 3/31/2016	3,005,840	924,784	2,081,056	0	2,081,056			Actual 2015	2,954,672	937,937	2,016,735	0	2,016,735
16	Shoppes at Westown		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
17	Stone Manor		TTM 2/29/2016	3,314,100	1,238,844	2,075,256	0	2,075,256			Actual 2015	3,231,138	1,253,096	1,978,042	0	1,978,042
18	Corporate Park Office Portfolio		TTM 3/31/2016	3,185,883	1,362,727	1,823,156	0	1,823,156			Actual 2015	3,125,834	1,362,015	1,763,819	0	1,763,819
19	North Park Shopping Center		TTM 3/31/2016	1,617,848	690,380	927,468	5,531	921,937			Actual 2015	1,563,003	635,547	927,457	0	927,457
20	Center Court Apartments		TTM 5/31/2016	1,885,844	988,263	897,581	0	897,581			Actual 2015	1,528,887	994,526	534,361	0	534,361
21	California Plaza		TTM 3/31/2016	2,735,058	1,364,331	1,370,727	0	1,370,727			Actual 2015	2,573,327	1,568,941	1,004,386	0	1,004,386
22	CubeSmart Portfolio III		TTM 5/31/2016	1,771,344	662,449	1,108,895	0	1,108,895			Actual 2015	1,745,988	630,257	1,115,731	0	1,115,731
22.01	CubeSmart Lake Worth		TTM 5/31/2016	721,381	252,033	469,348	0	469,348			Actual 2015	708,050	242,354	465,696	0	465,696
22.02	CubeSmart Chattanooga		TTM 5/31/2016	574,970	226,615	348,355	0	348,355			Actual 2015	566,768	221,363	345,405	0	345,405
22.03	CubeSmart Tyler		TTM 5/31/2016	474,993	183,801	291,192	0	291,192			Actual 2015	471,170	166,540	304,630	0	304,630
23	Courtyard Marriott Madeira Beach	111	TTM 4/30/2016	4,028,770	2,284,118	1,744,652	0	1,744,652	150	111	T-10 12/31/2015	3,017,626	1,877,749	1,139,876	0	1,139,876	145
24	Shellmound Office Building		Actual 2015	1,578,950	5,920	1,573,030	0	1,573,030			Actual 2014	1,532,961	800	1,532,161	0	1,532,161
25	Hulen Fashion Center		TTM 2/29/2016	2,597,504	1,200,649	1,396,855	0	1,396,855			Actual 2015	2,557,464	1,149,078	1,408,387	0	1,408,387
26	Tharp Portfolio II		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
26.01	Granger Shopping Center		TTM 4/30/2016	291,673	128,753	162,920	0	162,920			Actual 2015	290,859	126,070	164,789	2,000	162,789
26.02	Belter Shopping Center		TTM 4/30/2016	331,284	91,675	239,609	0	239,609			Actual 2015	320,388	93,690	226,698	0	226,698
26.03	Oaklandon Center		TTM 4/30/2016	259,654	81,560	178,094	0	178,094			Actual 2015	238,348	82,538	155,810	0	155,810
26.04	Shadeland Office		TTM 4/30/2016	415,634	179,592	236,042	0	236,042			Actual 2015	397,834	194,538	203,296	0	203,296
26.05	South East Street Center		TTM 4/30/2016	203,054	34,621	168,433	0	168,433			Actual 2015	203,526	36,288	167,238	0	167,238
26.06	Allisonsville Plasma		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
26.07	Aspen Dental Crawfordsville		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
27	So Cal Self Storage - Pasadena, CA		TTM 3/31/2016	1,717,508	491,618	1,225,890	0	1,225,890			Actual 2015	1,688,344	498,185	1,190,160	0	1,190,160
28	Illini Stor-It Portfolio		TTM 3/31/2016	1,742,837	539,601	1,203,236	0	1,203,236			Actual 2015	1,645,109	487,820	1,157,289	0	1,157,289
28.01	Staley		TTM 3/31/2016	894,841	269,480	625,361	0	625,361			Actual 2015	834,082	232,271	601,811	0	601,811
28.02	West		TTM 3/31/2016	403,893	136,202	267,691	0	267,691			Actual 2015	387,999	133,259	254,740	0	254,740
28.03	Bondville		TTM 3/31/2016	188,807	59,112	129,695	0	129,695			Actual 2015	176,683	51,130	125,553	0	125,553
28.04	North		TTM 3/31/2016	255,296	74,807	180,489	0	180,489			Actual 2015	246,345	71,160	175,185	0	175,185
29	The Riley Center		TTM 3/31/2016	1,241,708	215,973	1,025,735	0	1,025,735			Actual 2015	1,114,047	242,180	871,867	0	871,867
30	Fairfield Inn & Suites - Carlsbad	93	TTM 4/30/2016	3,270,365	1,871,845	1,398,520	128,684	1,269,836	126	93	NAV	NAV	NAV	NAV	NAV	NAV	NAV
31	Fairfield Inn & Suites - Norco	89	TTM 4/30/2016	3,233,824	1,790,213	1,443,611	124,706	1,318,905	111	89	Actual 2015	2,921,295	1,700,228	1,221,067	111,929	1,109,138	105
32	Hilton Home2 Suites Pittsburgh	91	TTM 4/30/2016	2,656,821	1,624,091	1,032,730	0	1,032,730	111	91	Actual 2015	2,663,480	1,580,712	1,082,768	0	1,082,768	112
33	Hilton Garden Inn - Lake Mary, FL	82	TTM 3/31/2016	4,075,888	2,973,067	1,102,821	0	1,102,821	105	82	Actual 2015	3,851,792	2,892,187	959,605	0	959,605	99
34	473-479 Sumner Ave / 341 & 345 Amherst St		Annualized 5 5/31/2016	1,138,849	287,619	851,230	0	851,230			Actual 2015	833,257	295,989	537,268	0	537,268
34.01	341 & 345 Amherst St		Annualized 5 5/31/2016	939,550	237,286	702,265	0	702,265			Actual 2015	687,437	244,191	443,246	0	443,246
34.02	473-479 Sumner Ave		Annualized 5 5/31/2016	199,299	50,333	148,965	0	148,965			Actual 2015	145,820	51,798	94,022	0	94,022
35	Holiday Inn & Suites Lima	80	TTM 4/30/2016	3,808,240	2,178,810	1,629,430	0	1,629,430	103	80	Actual 2015	3,525,821	2,082,034	1,443,787	0	1,443,787	102
36	Arrowhead Creekside Medical Office		TTM 3/31/2016	961,997	475,755	486,242	0	486,242			Actual 2015	951,308	497,842	453,466	0	453,466
37	TownePlace Suites Newark	81	TTM 5/31/2016	2,164,556	1,149,088	1,015,469	86,582	928,887	108	81	Actual 2015	2,200,887	1,226,031	974,855	88,035	886,819	108
38	Radisson Colorado Springs	63	TTM 2/29/2016	5,183,312	3,730,487	1,452,825	0	1,452,825	99	63	Actual 2014	4,775,244	3,715,748	1,059,496	0	1,059,496	93
39	Omni Business Park		Actual 2015	1,591,230	777,663	813,568	0	813,568			Actual 2014	1,530,268	796,489	733,779	0	733,779
40	Hilton Garden Inn W. I65 Airport Blvd.	78	TTM 5/31/2016	3,140,524	2,168,378	972,146	0	972,146	114	78	Actual 2015	3,234,964	2,348,955	886,010	0	886,010	114
41	East Street Trading Center		TTM 4/30/2016	1,003,706	268,224	735,482	0	735,482			Actual 2015	929,312	239,573	689,739	0	689,739
42	Solon Place Apartments		TTM 4/30/2016	1,188,191	549,695	638,496	0	638,496			Actual 2015	1,166,335	530,766	635,569	0	635,569
43	5055 East Washington Street		TTM 4/30/2016	944,766	397,445	547,321	0	547,321			Actual 2015	827,682	404,002	423,680	0	423,680
44	Comfort Suites at Kennesaw State University	75	TTM 5/31/2016	1,889,503	1,002,784	886,719	0	886,719	91	75	Actual 2015	1,845,096	989,155	855,941	0	855,941	89
45	Lakefront Lofts		TTM 4/30/2016	910,429	325,790	584,639	0	584,639			Actual 2015	905,258	324,641	580,617	0	580,617
46	Captive Plastics Warehouse		Annualized 9 9/30/2015	702,444	22,836	679,608	0	679,608			Actual 2014	702,444	26,989	675,455	0	675,455
47	Hawthorn Suites Dearborn	45	Actual 2015	2,112,525	1,182,759	929,766	0	929,766	89	45	Actual 2014	2,190,279	1,176,474	1,013,805	0	1,013,805	76
48	Taylor Park Townhomes		TTM 3/31/2016	1,851,313	1,144,424	706,889	76,166	630,723			Actual 2015	1,803,489	1,131,842	671,647	79,398	592,249
49	Avon Self-Storage		TTM 4/30/2016	748,893	158,633	590,260	0	590,260			Actual 2015	738,043	161,222	576,821	0	576,821
50	Rangeline Self-Storage		TTM 1/31/2016	982,287	458,222	524,064	0	524,064			Actual 2015	993,557	431,473	562,085	0	562,085
51	Storage City - Antioch		TTM 3/31/2016	914,269	371,109	543,160	0	543,160			Actual 2015	868,247	346,481	521,766	0	521,766
52	Courtyard Orlando East - UCF	82	TTM 4/30/2016	4,193,549	2,890,731	1,302,818	0	1,302,818	116	87	Actual 2015	4,147,439	2,812,827	1,334,612	0	1,334,612	114
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.
54	Holiday Inn Express Rochester / Greece	57	TTM 2/29/2016	1,825,446	1,095,718	729,728	73,018	656,710	109	58	Actual 2015	1,800,932	1,082,112	718,820	72,037	646,783	109
55	Fox Hunt Apartments		TTM 3/31/2016	1,768,739	1,118,842	649,897	142,494	507,403			Actual 2015	1,796,617	1,122,081	674,536	144,189	530,347
56	Madison Court Apartment Corp.
57	Interlaken Owners, Inc.
58	Kenny Centre		Annualized 9 4/30/2016	1,408,148	551,038	857,110	0	857,110			Actual 2015	1,366,342	551,844	814,498	0	814,498
59	Quality Inn & Suites - Sulphur	59	TTM 4/30/2016	1,829,860	898,148	931,711	0	931,711	85	61	Actual 2015	1,765,984	1,020,533	745,451	0	745,451	83
60	Bond Street Portfolio		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
60.01	Monroe Center		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
60.02	952 Lake Murray Boulevard		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.
62	Bienville Towers Apartments		TTM 3/31/2016	1,235,711	763,624	472,086	0	472,086			Actual 2015	1,233,139	754,348	478,791	0	478,791
63	51 East Green Apartments		Actual 2015	725,665	276,410	449,255	0	449,255			Actual 2014	713,060	258,775	454,285	0	454,285
64	Lake Mead Gateway Plaza		TTM 5/31/2016	658,749	189,224	469,525	0	469,525			Actual 2015	695,878	199,721	496,158	0	496,158
65	Quality Inn Olympic National Park	70	TTM 4/30/2016	1,575,448	894,620	680,827	61,648	619,180	115	70	Actual 2015	1,571,011	907,366	663,645	61,351	602,294	114
66	Comfort Inn Sylva	56	TTM 4/30/2016	1,588,913	1,009,168	579,745	63,557	516,189	96	56	Actual 2015	1,560,891	993,581	567,309	62,436	504,873	96
67	Laurel Springs Apartments		TTM 5/31/2016	863,001	432,317	430,685	0	430,685			Actual 2015	855,232	437,181	418,051	0	418,051
68	Arizona Storage Company		Annualized 11 3/31/2016	541,447	217,604	323,843	0	323,843			Actual 2014	409,864	225,970	183,894	0	183,894
69	Rimrock Plaza		Annualized 11 2/29/2016	703,586	287,840	415,746	0	415,746			Actual 2015	540,140	225,099	315,041	0	315,041
70	Park Hill Apartments		TTM 3/31/2016	1,045,713	634,384	411,329	56,279	355,050			Actual 2015	1,006,929	624,368	382,561	56,639	325,922
71	Comfort Inn & Suites - Smyrna	53	Actual 2015	1,564,096	996,465	567,631	0	567,631	78	59	Actual 2014	1,274,471	904,739	369,732	0	369,732	71
72	South Pointe Crossing		TTM 3/31/2016	916,277	384,294	531,983	0	531,983			Actual 2015	907,316	393,716	513,600	0	513,600
73	Storage Plex		TTM 3/31/2016	588,734	162,911	425,823	0	425,823			Actual 2015	568,755	159,812	408,942	0	408,942
74	Carleton MHC		TTM 9/30/2015	769,178	480,987	288,191	0	288,191			Actual 2014	792,046	462,704	329,341	0	329,341
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.
76	Maplewood MHC		TTM 3/31/2016	530,006	184,035	345,971	0	345,971			Actual 2015	529,864	184,322	345,542	0	345,542
77	Blue Grass MHC		TTM 4/30/2016	478,123	183,318	294,804	0	294,804			Actual 2015	465,779	180,046	285,734	0	285,734
78	Overland Corporate Center		TTM 4/30/2016	275,826	90,734	185,092	0	185,092			Actual 2015	265,673	91,574	174,099	0	174,099
79	Rockmart Commons		TTM 5/31/2016	407,352	130,651	276,701	882	275,819			Actual 2015	383,026	132,312	250,714	882	249,832
80	Canyon Springs Retail Building		TTM 3/31/2016	359,200	79,111	280,088	0	280,088			Actual 2015	359,030	73,888	285,143	0	285,143
81	Westwood Village Apartments		TTM 3/31/2016	336,966	118,857	218,110	42,557	175,553			Actual 2015	332,227	112,332	219,896	27,983	191,913
82	Out O’Space Storage Tavares		TTM 4/30/2016	344,756	149,341	195,415	0	195,415			Actual 2015	311,584	145,801	165,783	0	165,783
83	Rivercrest Apartments		TTM 4/30/2016	438,110	191,498	246,612	0	246,612			Actual 2015	432,505	214,255	218,250	0	218,250
84	Brighton Manor Apartments		TTM 3/31/2016	564,910	282,009	282,901	0	282,901			Actual 2015	563,373	272,072	291,301	0	291,301
85	Midland Plaza Apartments Corp.
86	White Oak MHC		TTM 3/31/2016	529,202	327,174	202,028	0	202,028			Actual 2015	512,958	314,542	198,416	0	198,416
87	Ridge Apartments Owners Corp.
88	168 Marco Way		TTM 2/29/2016	415,305	49,274	366,031	0	366,031			Actual 2015	410,435	50,870	359,565	0	359,565
89	Spring Haven MHC		TTM 4/30/2016	362,524	85,767	276,757	0	276,757			Actual 2015	360,827	87,717	273,110	0	273,110
90	Mission Plaza		TTM 4/30/2016	277,151	101,925	175,226	0	175,226			Actual 2015	273,928	106,753	167,175	0	167,175
91	Kimberly Pines MHP		TTM 2/29/2016	272,724	77,326	195,398	0	195,398			Actual 2015	273,712	76,724	196,988	0	196,988
92	Ipswich House, Inc.
93	Trinity Colonial Hills MHP		TTM 3/31/2016	361,622	106,512	255,110	0	255,110			Actual 2015	359,892	114,388	245,504	0	245,504
94	Trinity Windfern MHP		TTM 3/31/2016	351,125	136,762	214,363	0	214,363			Actual 2015	351,162	144,157	207,005	0	207,005
95	Walgreens Columbia		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
96	J & J MHP		TTM 4/30/2016	302,199	124,082	178,117	0	178,117			Actual 2015	286,237	124,082	162,155	0	162,155
97	Glenwillow MHP		TTM 3/31/2016	334,169	137,468	196,701	0	196,701			Actual 2015	334,866	133,235	201,632	0	201,632
98	Port Chester Apartments, Inc.
99	Crossings at Hamilton Shops		Actual 2015	201,960	59,997	141,962	0	141,962			Actual 2014	226,537	67,177	159,360	0	159,360
100	Thompson Thrift Building		TTM 3/31/2016	406,407	117,690	288,717	0	288,717			Actual 2015	405,527	128,021	277,506	0	277,506
101	Lincoln Woods		Actual 2014	370,096	295,678	74,418	0	74,418			Actual 2013	359,801	310,060	49,741	0	49,741
102	Gramercy-Rutherford Townhouses Corp.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(8)(9)(10)(11)(12)(15)	Largest Tenant Sq. Ft.(8)(9)(10)(11)(12)(15)	Largest Tenant % of NRA(8)(9)(10)(11)(12)(15)	Largest Tenant Exp. Date(10)(12)
1	Epps Bridge Centre		Actual 2014	4,550,608	917,200	3,633,408	0	3,633,408			N	Dick’s Sporting Goods	50,000	14.9%	1/31/2024
2	The Mall at Rockingham Park		Actual 2014	34,871,781	10,527,937	24,343,844	0	24,343,844			N	Lord & Taylor	158,594	29.3%	3/31/2027
3	Kroger (Roundy’s) Distribution Center		Actual 2014	6,839,328	0	6,839,328	0	6,839,328			N	Roundy’s Inc.	1,093,756	100.0%	12/31/2030
4	Marriott Indianapolis North	100	Actual 2014	16,914,808	10,748,039	6,166,769	676,592	5,490,176	143	89	N
5	Mall at Turtle Creek		Actual 2014	9,277,093	2,231,971	7,045,122	0	7,045,122			N	Barnes & Noble	26,080	7.9%	1/31/2021
6	In-Rel 8		Actual 2014	16,883,072	8,153,807	8,729,265	115,494	8,613,771			N	Various	Various	Various	Various
6.01	Lynnfield Park		Actual 2014	3,748,279	1,739,201	2,009,079	0	2,009,079			N	First Tennessee Bank National	138,812	49.4%	7/31/2018
6.02	Chase Tower		Actual 2014	3,196,970	1,383,614	1,813,355	0	1,813,355			N	JP Morgan Chase Bank	52,197	21.9%	11/30/2017
6.03	50 Penn Place		Actual 2014	3,321,658	1,877,809	1,443,849	0	1,443,849			N	Clear Channel Broadcasting, Inc./iHeartMedia + Entertainment, Inc.	26,628	8.3%	8/31/2025
6.04	I-Bank Tower		Actual 2014	3,965,514	2,179,731	1,785,783	115,494	1,670,289			N	Independent Bank	40,666	14.8%	9/30/2021
6.05	4100 Okeechobee		Actual 2014	914,726	311,114	603,612	0	603,612			N	ChildNet, Inc.	50,155	100.0%	6/30/2019
6.06	Center Point		Actual 2014	881,207	363,638	517,570	0	517,570			N	Food Giant	54,172	36.5%	8/31/2019
6.07	Bainbridge Mall		Actual 2014	484,382	130,682	353,700	0	353,700			N	Belk, Inc.	40,800	31.6%	8/22/2018
6.08	Plantation Merch. Mart		Actual 2014	370,336	168,019	202,318	0	202,318			N	Ruby’s Home Health/Jun Enterprises	11,750	32.7%	4/30/2020
7	River Park Shopping Center		Annualized 5 12/31/2014	1,461,994	794,214	667,780	0	667,780			N	Grocery Outlet	17,640	16.2%	4/30/2026
8	University Towers Owners Corp.
9	DoubleTree Overland Park	77	Actual 2014	13,140,631	9,958,131	3,182,500	525,625	2,656,875	107	72	N
10	ExchangeRight Net Leased Portfolio 12		NAV	NAV	NAV	NAV	NAV	NAV			N	Various	Various	Various	Various
10.01	Kroger - Hamilton		NAV	NAV	NAV	NAV	NAV	NAV			N	Kroger	77,154	100.0%	12/31/2026
10.02	Walgreens - Fort Worth		NAV	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,490	100.0%	6/30/2028
10.03	Tractor Supply - Woods Cross		NAV	NAV	NAV	NAV	NAV	NAV			N	Tractor Supply	21,930	100.0%	10/31/2030
10.04	Fresenius Dialysis Center - Nashville		NAV	NAV	NAV	NAV	NAV	NAV			N	Fresenius Dialysis Center	8,790	100.0%	6/30/2030
10.05	Advance Auto Parts - Steubenville		NAV	NAV	NAV	NAV	NAV	NAV			N	Advance Auto Parts	6,889	100.0%	7/31/2030
10.06	Dollar General - Hamilton		NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,100	100.0%	11/30/2028
10.07	Dollar General - Cincinnati		NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,026	100.0%	7/31/2028
10.08	Dollar General - Denham Springs		NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,026	100.0%	6/30/2030
10.09	Dollar General - Hickory (US Highway 70)		NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,002	100.0%	9/30/2026
10.10	Dollar General - Hammond		NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,026	100.0%	4/30/2028
10.11	Family Dollar - Baton Rouge		NAV	NAV	NAV	NAV	NAV	NAV			N	Family Dollar	9,327	100.0%	9/30/2030
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)		NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,002	100.0%	2/28/2027
10.13	Advance Auto Parts - Greenville		NAV	NAV	NAV	NAV	NAV	NAV			N	Advance Auto Parts	7,000	100.0%	12/31/2025
10.14	Dollar General - Gastonia		NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,100	100.0%	5/31/2027
10.15	Napa Auto Parts - Freeport		NAV	NAV	NAV	NAV	NAV	NAV			N	Napa Auto Parts	4,938	100.0%	2/2/2036
10.16	Napa Auto Parts - Belvidere		NAV	NAV	NAV	NAV	NAV	NAV			N	Napa Auto Parts	4,904	100.0%	2/2/2036
10.17	Dollar General - Alorton		NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,026	100.0%	11/30/2026
10.18	Dollar General - Dupo		NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,100	100.0%	3/31/2025
10.19	Advance Auto Parts - Heath		NAV	NAV	NAV	NAV	NAV	NAV			N	Advance Auto Parts	7,000	100.0%	12/31/2025
11	Barber Self Storage		Actual 2014	2,165,689	409,586	1,756,103	0	1,756,103			N
12	San Fernando Value Square		Actual 2014	3,411,802	1,086,647	2,325,155	0	2,325,155			N	Sam’s Club	106,911	90.1%	11/1/2026
13	Eagle Square		Actual 2014	2,254,943	833,004	1,421,939	0	1,421,939			N	Veteran’s Health Administration	42,098	39.8%	9/30/2021
14	Pinnacle II		Actual 2014	11,514,655	3,632,177	7,882,478	0	7,882,478			N	Warner Brothers Entertainment Inc	230,000	100.0%	12/31/2021
15	Berkshire Corporate Center		Actual 2014	2,933,702	947,713	1,985,989	0	1,985,989			N	Greatbatch, Ltd.	122,821	50.3%	1/31/2022
16	Shoppes at Westown		NAV	NAV	NAV	NAV	NAV	NAV			N	T J Maxx, TJX Companies	22,506	27.9%	11/30/2025
17	Stone Manor		Actual 2014	2,980,966	1,167,924	1,813,042	0	1,813,042			N	Discovery	30,531	25.1%	2/28/2022
18	Corporate Park Office Portfolio		Actual 2014	3,022,002	1,368,026	1,653,976	0	1,653,976			N	Leedo Manufacturing Co, LP	22,041	11.9%	4/30/2017
19	North Park Shopping Center		Actual 2014	1,440,911	619,814	821,097	0	821,097			N	Dolgencorp of Texas	14,960	13.6%	6/30/2020
20	Center Court Apartments		Actual 2014	1,631,438	953,095	678,343	0	678,343			N
21	California Plaza		Actual 2014	2,555,809	1,506,319	1,049,489	0	1,049,489			N	Nelson & Kennard	16,806	10.8%	8/31/2017
22	CubeSmart Portfolio III		Actual 2014	1,617,522	640,336	977,186	0	977,186			N
22.01	CubeSmart Lake Worth		Actual 2014	645,417	227,056	418,361	0	418,361			N
22.02	CubeSmart Chattanooga		Actual 2014	549,039	235,135	313,903	0	313,903			N
22.03	CubeSmart Tyler		Actual 2014	423,067	178,144	244,922	0	244,922			N
23	Courtyard Marriott Madeira Beach	99	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
24	Shellmound Office Building		Actual 2013	1,488,312	500	1,487,812	0	1,487,812			N	SAE Institute Group, Inc.	63,406	100.0%	11/30/2026
25	Hulen Fashion Center		Actual 2014	2,356,078	1,279,930	1,076,148	0	1,076,148			N	Total Wine and More	27,565	15.3%	2/15/2023
26	Tharp Portfolio II		NAV	NAV	NAV	NAV	NAV	NAV			N	Various	Various	Various	Various
26.01	Granger Shopping Center		Actual 2014	309,112	117,029	192,084	12,679	179,405			N	CVS Granger	10,722	60.3%	7/31/2021
26.02	Belter Shopping Center		Actual 2014	319,003	90,493	228,510	0	228,510			N	Dollar Tree	8,925	47.4%	7/31/2018
26.03	Oaklandon Center		Actual 2014	241,598	83,327	158,271	0	158,271			N	Circle K	3,250	30.9%	3/31/2023
26.04	Shadeland Office		Actual 2014	409,720	202,096	207,623	0	207,623			N	Indiana State Teachers Association	9,544	40.4%	7/31/2020
26.05	South East Street Center		Actual 2014	212,167	38,567	173,599	0	173,599			N	Herdrich Petroleum Corp	3,250	37.6%	12/31/2021
26.06	Allisonsville Plasma		NAV	NAV	NAV	NAV	NAV	NAV			N	CSL Plasma	10,356	100.0%	2/28/2031
26.07	Aspen Dental Crawfordsville		NAV	NAV	NAV	NAV	NAV	NAV			N	Aspen Dental Management	3,500	100.0%	10/31/2026
27	So Cal Self Storage - Pasadena, CA		Actual 2014	1,567,561	492,410	1,075,151	0	1,075,151			N
28	Illini Stor-It Portfolio		Actual 2014	1,547,852	434,302	1,113,550	0	1,113,550			N
28.01	Staley		Actual 2014	764,244	205,202	559,042	0	559,042			N
28.02	West		Actual 2014	379,973	121,616	258,357	0	258,357			N
28.03	Bondville		Actual 2014	168,485	43,591	124,894	0	124,894			N
28.04	North		Actual 2014	235,150	63,893	171,257	0	171,257			N
29	The Riley Center		NAV	NAV	NAV	NAV	NAV	NAV			N	Dick’s Sporting Goods	50,000	51.1%	1/31/2025
30	Fairfield Inn & Suites - Carlsbad	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
31	Fairfield Inn & Suites - Norco	80	Actual 2014	957,880	662,763	295,117	36,738	258,379	93	52	N
32	Hilton Home2 Suites Pittsburgh	91	NAV	NAV	NAV	NAV	NAV	NAV			N
33	Hilton Garden Inn - Lake Mary, FL	77	Actual 2014	3,236,074	2,599,208	636,866	0	636,866	93	58	N
34	473-479 Sumner Ave / 341 & 345 Amherst St		Actual 2014	690,637	202,188	488,449	0	488,449			N	Various	Various	Various	Various
34.01	341 & 345 Amherst St		Actual 2014	569,776	166,805	402,970	0	402,970			N	Tilted Kilt	6,200	20.9%	3/19/2021
34.02	473-479 Sumner Ave		Actual 2014	120,861	35,383	85,479	0	85,479			N	Goodwill	10,628	50.2%	6/5/2019
35	Holiday Inn & Suites Lima	73	Actual 2014	3,452,903	2,044,284	1,408,618	0	1,408,618	100	71	N
36	Arrowhead Creekside Medical Office		Actual 2014	879,024	431,397	447,627	0	447,627			N	One Step Beyond	19,440	27.8%	8/31/2026
37	TownePlace Suites Newark	82	Actual 2014	2,432,546	1,278,181	1,154,365	97,302	1,057,063	104	90	N
38	Radisson Colorado Springs	57	Actual 2013	4,233,346	3,552,317	681,029	0	681,029	90	50	N
39	Omni Business Park		Actual 2013	1,348,046	749,101	598,945	0	598,945			N	Wide Open West Ohio LLC	28,489	17.2%	4/30/2022
40	Hilton Garden Inn W. I65 Airport Blvd.	80	Actual 2014	3,241,707	2,285,069	956,639	0	956,639	109	78	N
41	East Street Trading Center		Actual 2014	833,154	229,188	603,966	0	603,966			N	Lab Recyclers, Inc.	32,328	19.5%	7/31/2019
42	Solon Place Apartments		Actual 2014	1,085,259	527,441	557,818	0	557,818			N
43	5055 East Washington Street		Actual 2014	1,030,647	367,293	663,354	0	663,354			N	Integra Telecom Holdings, Inc.	17,797	34.4%	9/30/2020
44	Comfort Suites at Kennesaw State University	73	Actual 2014	1,742,607	932,740	809,867	0	809,867	85	69	N
45	Lakefront Lofts		Actual 2014	873,154	333,491	539,663	0	539,663			N	Spaghetti Warehouse	17,435	NAP	1/31/2019
46	Captive Plastics Warehouse		Actual 2013	702,444	26,631	675,813	0	675,813			N	Captive Plastics, Inc.	163,360	100.0%	1/31/2026
47	Hawthorn Suites Dearborn	47	Actual 2013	1,870,125	1,182,062	688,062	0	688,062	80	40	N
48	Taylor Park Townhomes		Actual 2014	1,725,262	1,074,329	650,933	87,213	563,720			N
49	Avon Self-Storage		Actual 2014	668,550	155,698	512,852	0	512,852			N
50	Rangeline Self-Storage		Actual 2014	908,811	407,326	501,485	0	501,485			N
51	Storage City - Antioch		Actual 2014	751,463	320,243	431,221	0	431,221			N
52	Courtyard Orlando East - UCF	86	Actual 2014	3,464,531	2,592,452	872,079	0	872,079	107	72	N
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.
54	Holiday Inn Express Rochester / Greece	57	Actual 2014	1,771,376	1,081,193	690,183	70,855	619,328	104	56	N
55	Fox Hunt Apartments		Actual 2014	1,800,074	1,141,476	658,598	141,991	516,607			N
56	Madison Court Apartment Corp.
57	Interlaken Owners, Inc.
58	Kenny Centre		Actual 2014	1,289,739	491,586	798,153	0	798,153			N	Tensuke Market	10,600	11.1%	9/30/2021
59	Quality Inn & Suites - Sulphur	59	Actual 2014	1,515,089	969,341	545,748	0	545,748	72	51	N
60	Bond Street Portfolio		NAV	NAV	NAV	NAV	NAV	NAV			N	Various	Various	Various	Various
60.01	Monroe Center		NAV	NAV	NAV	NAV	NAV	NAV			N	Sleepy’s	5,500	55.0%	11/30/2021
60.02	952 Lake Murray Boulevard		NAV	NAV	NAV	NAV	NAV	NAV			N	Zoe’s Kitchen	2,800	35.0%	2/14/2024

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(8)(9)(10)(11)(12)(15)	Largest Tenant Sq. Ft.(8)(9)(10)(11)(12)(15)	Largest Tenant % of NRA(8)(9)(10)(11)(12)(15)	Largest Tenant Exp. Date(10)(12)
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.
62	Bienville Towers Apartments		Actual 2014	1,202,501	720,133	482,368	0	482,368			N
63	51 East Green Apartments		Actual 2013	681,000	244,661	436,339	0	436,339			N
64	Lake Mead Gateway Plaza		Actual 2014	634,708	181,925	452,784	0	452,784			N	Check City Partnership, LLC dba Check City	2,379	12.1%	10/31/2021
65	Quality Inn Olympic National Park	70	Actual 2014	1,452,270	903,413	548,857	58,091	490,766	113	64	N
66	Comfort Inn Sylva	55	Actual 2014	1,244,513	857,431	387,083	49,781	337,302	97	45	N
67	Laurel Springs Apartments		Actual 2014	875,246	435,846	439,400	0	439,400			N
68	Arizona Storage Company		Actual 2013	339,440	263,399	76,041	0	76,041			N
69	Rimrock Plaza		NAV	NAV	NAV	NAV	NAV	NAV			N	TJ Maxx	22,913	44.5%	1/31/2022
70	Park Hill Apartments		Actual 2014	978,480	643,904	334,576	48,420	286,156			N
71	Comfort Inn & Suites - Smyrna	48	Actual 2013	1,124,337	860,005	264,332	0	264,332	65	42	N
72	South Pointe Crossing		Actual 2014	889,607	383,440	506,167	0	506,167			N	Once Upon A Child	7,700	17.6%	10/15/2020
73	Storage Plex		Actual 2014	543,444	159,749	383,695	0	383,695			N
74	Carleton MHC		Actual 2013	807,179	452,227	354,952	0	354,952			N
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.
76	Maplewood MHC		Actual 2014	508,239	203,652	304,587	0	304,587			Y
77	Blue Grass MHC		Actual 2014	418,180	175,554	242,626	0	242,626			Y
78	Overland Corporate Center		Actual 2014	246,491	90,416	156,074	0	156,074			N	Renzon B. Monzon and Christine Monzon dba CRF Renzon Filipino Cuisine	3,255	26.5%	11/30/2020
79	Rockmart Commons		Actual 2014	313,322	115,943	197,379	2,765	194,614			N	Anytime Fitness	6,000	27.3%	9/30/2024
80	Canyon Springs Retail Building		Actual 2014	359,803	76,470	283,332	0	283,332			N	Pacific Dental Service	5,000	54.2%	2/28/2026
81	Westwood Village Apartments		Actual 2014	316,228	112,475	203,753	20,531	183,222			N
82	Out O’Space Storage Tavares		Actual 2014	234,000	126,600	107,400	0	107,400			N
83	Rivercrest Apartments		Actual 2014	406,815	188,988	217,827	0	217,827			N
84	Brighton Manor Apartments		Actual 2014	504,787	270,562	234,225	0	234,225			N
85	Midland Plaza Apartments Corp.
86	White Oak MHC		Actual 2014	409,024	313,096	95,928	0	95,928			Y
87	Ridge Apartments Owners Corp.
88	168 Marco Way		Actual 2014	412,716	47,520	365,196	0	365,196			N	Cornerstone	16,500	100.0%	11/30/2019
89	Spring Haven MHC		Actual 2014	359,759	71,416	288,343	0	288,343			N
90	Mission Plaza		Actual 2014	267,131	89,683	177,448	0	177,448			N	Siempre Natural	2,760	25.0%	5/31/2019
91	Kimberly Pines MHP		Actual 2014	224,215	67,355	156,860	0	156,860			N
92	Ipswich House, Inc.
93	Trinity Colonial Hills MHP		Actual 2014	348,237	118,129	230,108	0	230,108			N
94	Trinity Windfern MHP		Actual 2014	339,185	147,938	191,247	0	191,247			N
95	Walgreens Columbia		NAV	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,820	100.0%	9/30/2030
96	J & J MHP		Actual 2014	281,018	121,428	159,590	0	159,590			N
97	Glenwillow MHP		Actual 2014	330,408	129,581	200,826	0	200,826			N
98	Port Chester Apartments, Inc.
99	Crossings at Hamilton Shops		NAV	NAV	NAV	NAV	NAV	NAV			N	The School Box	9,000	72.0%	12/31/2020
100	Thompson Thrift Building		Actual 2014	406,339	132,885	273,454	0	273,454			N	Thompson Thrift Mgmt. Co.	10,506	46.4%	4/30/2019
101	Lincoln Woods		Actual 2012	371,085	255,827	115,258	0	115,258			N
102	Gramercy-Rutherford Townhouses Corp.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(8)(9)(11)(12)	2nd Largest Tenant Sq. Ft.(8)(9)(11)(12)	2nd Largest Tenant % of NRA(8)(9)(11)(12)	2nd Largest Tenant Exp. Date(12)	3rd Largest Tenant Name(8)(11)	3rd Largest Tenant Sq. Ft.(8)(11)	3rd Largest Tenant % of NRA(8)(11)	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(8)(9)(12)	4th Largest Tenant Sq. Ft.(8)(9)(12)	4th Largest Tenant % of NRA(8)(9)(12)	4th Largest Tenant Exp. Date(12)	5th Largest Tenant Name(8)	5th Largest Tenant Sq. Ft.(8)	5th Largest Tenant % of NRA(8)	5th Largest Tenant Exp. Date
1	Epps Bridge Centre	Best Buy	30,000	8.9%	1/31/2025	Marshall’s	26,000	7.7%	8/31/2023	Ross Dress for Less	25,000	7.4%	1/31/2027	Bed Bath & Beyond	24,000	7.1%	1/31/2026
2	The Mall at Rockingham Park	Forever21	11,414	2.1%	6/30/2024	Apple	10,448	1.9%	1/31/2024	Pottery Barn	10,122	1.9%	1/31/2017	Express/Express Men	9,067	1.7%	1/31/2024
3	Kroger (Roundy’s) Distribution Center
4	Marriott Indianapolis North
5	Mall at Turtle Creek	Bed, Bath & Beyond	25,000	7.6%	1/31/2022	Best Buy	21,500	6.5%	1/31/2020	H&M	20,000	6.1%	10/31/2026	Shoe Dept Encore	13,319	4.0%	10/31/2023
6	In-Rel 8	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
6.01	Lynnfield Park	Daniel W. Marzahl dba Executive Business	10,111	3.6%	12/31/2018	Lab Four Professional Development Center	7,606	2.7%	3/31/2021	Maxim Healthcare Services, Inc.	7,569	2.7%	1/31/2021	JK International, Inc.	4,606	1.6%	2/28/2017
6.02	Chase Tower	Fayette County Attorney	42,120	17.7%	6/30/2023	McBrayer, McGinnis, Leslie & Kirkland, PLLC	37,641	15.8%	4/30/2027	Cypress Semiconductor	20,455	8.6%	4/30/2026	AMR / Association Management Resources, Inc.	17,877	7.5%	8/31/2020
6.03	50 Penn Place	RELX Inc.	24,629	7.7%	7/31/2019	ITT Educational Services	19,109	6.0%	1/31/2019	Belle Isle Restaurant	12,080	3.8%	9/30/2020	Oklahoma Society of Certified Public Accountants	8,394	2.6%	7/31/2018
6.04	I-Bank Tower	Mid-South Pulmonary Specialists	17,504	6.4%	2/28/2022	Methodist Healthcare Memphis Hospitals	17,073	6.2%	1/31/2021	Southern Diversified, Inc.	7,593	2.8%	6/30/2021	Commerce Holdings, LLC	7,450	2.7%	6/30/2018
6.05	4100 Okeechobee
6.06	Center Point	Fred’s	24,000	16.2%	10/31/2020	Heaven Cent Thrift	20,000	13.5%	2/28/2025	Taco Bell	9,103	6.1%	3/14/2018	Dollar General	7,200	4.9%	4/30/2019
6.07	Bainbridge Mall	The Cato Corporation #7663	19,800	15.3%	1/31/2021	WooriDoori, LLC	16,712	12.9%	5/31/2024	Variety Wholesalers, Inc. dba Maxway Store #1961 - Bargain	15,000	11.6%	1/31/2021	Shoe Show, Inc. #12	6,860	5.3%	8/31/2020
6.08	Plantation Merch. Mart	Plantation Open MRI, LLC/ Andrew Byers	6,569	18.3%	12/31/2019	A-1 American Plumbing	5,256	14.6%	9/30/2019	All Uniform Wear	3,708	10.3%	7/31/2017	Mac Insurance Group, LLC	2,521	7.0%	12/31/2017
7	River Park Shopping Center	Rite Aid	17,340	16.0%	1/31/2036	Franco Fitness	7,156	6.6%	10/31/2020	Goodwill	6,096	5.6%	6/30/2025	Sleep Train	4,692	4.3%	6/30/2025
8	University Towers Owners Corp.
9	DoubleTree Overland Park
10	ExchangeRight Net Leased Portfolio 12
10.01	Kroger - Hamilton
10.02	Walgreens - Fort Worth
10.03	Tractor Supply - Woods Cross
10.04	Fresenius Dialysis Center - Nashville
10.05	Advance Auto Parts - Steubenville
10.06	Dollar General - Hamilton
10.07	Dollar General - Cincinnati
10.08	Dollar General - Denham Springs
10.09	Dollar General - Hickory (US Highway 70)
10.10	Dollar General - Hammond
10.11	Family Dollar - Baton Rouge
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)
10.13	Advance Auto Parts - Greenville
10.14	Dollar General - Gastonia
10.15	Napa Auto Parts - Freeport
10.16	Napa Auto Parts - Belvidere
10.17	Dollar General - Alorton
10.18	Dollar General - Dupo
10.19	Advance Auto Parts - Heath
11	Barber Self Storage
12	San Fernando Value Square	General Wireless	2,500	2.1%	6/30/2017	EZ-Dental	1,955	1.6%	8/15/2021	Crazy Goody	1,575	1.3%	6/30/2018	Waba Grill	1,575	1.3%	7/31/2023
13	Eagle Square	P.H. Eagle Square, Inc. d/b/a Rainbow Shops	7,558	7.1%	1/31/2020	Eagle Clothing, LLC d/b/a Mad Rag	5,200	4.9%	7/31/2022	Quarles II, Inc. d/b/a Expressions	5,000	4.7%	12/31/2018	Armed Services Recruiting Office (GSA)	4,666	4.4%	7/15/2020
14	Pinnacle II
15	Berkshire Corporate Center	Covidien	50,159	20.6%	7/31/2020	VAA, LLC	34,352	14.1%	4/30/2022	Zayo Enterprise Networks	14,192	5.8%	1/31/2018
16	Shoppes at Westown	Michaels	17,669	21.9%	4/30/2026	Petco Animal Stores, Inc.	12,316	15.3%	1/31/2027	Olympia Sports	7,508	9.3%	1/31/2027	The Dress Barn, Inc.	7,500	9.3%	6/30/2026
17	Stone Manor	Langan Engineering	30,127	24.8%	10/31/2020	Fox Rothschild	22,625	18.6%	3/31/2022	NFP	21,265	17.5%	3/31/2019	ESM Solutions Corporation	7,924	6.5%	6/30/2017
18	Corporate Park Office Portfolio	Sales Staff, LLC	13,221	7.1%	12/31/2020	Barry D Payne & Assoc	9,112	4.9%	7/31/2017	Metrostudy, Inc.	4,330	2.3%	12/31/2020	Fort Bend Publishing Group	3,570	1.9%	9/30/2018
19	North Park Shopping Center	La Mexicana Market	12,000	10.9%	6/30/2030	Aaron Rents	9,600	8.7%	10/31/2017	Cash America Pawn	7,906	7.2%	3/31/2021	Epic Pediatric Thera	7,000	6.4%	5/31/2020
20	Center Court Apartments
21	California Plaza	Molina Healthcare of California, a California corporation	14,073	9.1%	9/30/2019	Gallagher Bassett Services, Inc.	11,105	7.1%	11/30/2018	Dept of Interior-NBC	10,846	7.0%	3/7/2016	Alliant Insurance Services, Inc.	9,492	6.1%	1/31/2021
22	CubeSmart Portfolio III
22.01	CubeSmart Lake Worth
22.02	CubeSmart Chattanooga
22.03	CubeSmart Tyler
23	Courtyard Marriott Madeira Beach
24	Shellmound Office Building
25	Hulen Fashion Center	Jo-Ann Stores	21,795	12.1%	1/31/2022	Lonestar Gymnastics	21,000	11.6%	6/30/2021	Guitar Center	15,670	8.7%	4/30/2019	Men’s Warehouse	8,880	4.9%	11/30/2017
26	Tharp Portfolio II	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
26.01	Granger Shopping Center	Advance Auto Works	6,050	34.0%	3/31/2018	Ba-Boom Fireworks	1,000	5.6%	7/31/2021
26.02	Belter Shopping Center	Herdrich Petroleum Corp.	4,937	26.2%	5/31/2029	Dairy Queen	2,554	13.6%	1/31/2023	La Raza Pizza	1,200	6.4%	8/30/2019	Subway	1,200	6.4%	1/31/2020
26.03	Oaklandon Center	Star Cleaners	1,450	13.8%	8/31/2021	China Wok	1,350	12.8%	10/31/2024	Little Caesars Pizza	1,260	12.0%	1/31/2020	My Nails	1,000	9.5%	9/30/2020
26.04	Shadeland Office	Walker Research	6,276	26.6%	6/30/2018	Tharp Investments	6,228	26.4%	8/31/2026	Hemophilia of Indiana	1,550	6.6%	11/30/2019
26.05	South East Street Center	Burger King	3,200	37.0%	9/30/2024	Tex Mex Supermarket	2,200	25.4%	4/30/2021
26.06	Allisonsville Plasma
26.07	Aspen Dental Crawfordsville
27	So Cal Self Storage - Pasadena, CA
28	Illini Stor-It Portfolio
28.01	Staley
28.02	West
28.03	Bondville
28.04	North
29	The Riley Center	HomeGoods	22,147	22.6%	4/30/2025	Five Below	8,000	8.2%	1/31/2025	Rue 21	5,000	5.1%	1/31/2020	Maurices	5,000	5.1%	6/30/2020
30	Fairfield Inn & Suites - Carlsbad
31	Fairfield Inn & Suites - Norco
32	Hilton Home2 Suites Pittsburgh
33	Hilton Garden Inn - Lake Mary, FL
34	473-479 Sumner Ave / 341 & 345 Amherst St	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
34.01	341 & 345 Amherst St	Orange Theory	3,000	10.1%	8/31/2019	Jon Ric International	3,000	10.1%	11/30/2019	All Out Cycle	2,275	7.7%	12/31/2020	Five Guys	2,200	7.4%	3/30/2019
34.02	473-479 Sumner Ave	International Mart	5,700	26.9%	4/30/2020	Mercy	3,523	16.7%	9/30/2016
35	Holiday Inn & Suites Lima
36	Arrowhead Creekside Medical Office	US Oncology	8,710	12.5%	2/28/2019	Arizona Spine & Pain Spec.	7,020	10.0%	12/31/2025	Sun Radiology	5,293	7.6%	9/30/2026	Phoenix Managed Networks	3,497	5.0%	12/31/2018
37	TownePlace Suites Newark
38	Radisson Colorado Springs
39	Omni Business Park	Nations Title Agency Inc	22,556	13.6%	6/30/2018	Consumer Support Services	20,788	12.5%	6/30/2021	Nationwide Children’s Hospital	14,368	8.7%	6/30/2026	Resource International Inc	8,305	5.0%	12/31/2018
40	Hilton Garden Inn W. I65 Airport Blvd.
41	East Street Trading Center	Uncle Ralph’s Cookies	27,860	16.8%	5/31/2017	Flowers Baking Company	18,535	11.2%	10/31/2020	Project Works LLC	18,162	10.9%	12/31/2017	YMCA of Frederick Co, MD, Inc.	17,194	10.4%	5/31/2020
42	Solon Place Apartments
43	5055 East Washington Street	Tutor Perini Building Corp.	7,845	15.1%	7/31/2018	Archicon Architecture	4,703	9.1%	6/30/2017	Heilind Electronics, Inc.	3,940	7.6%	6/30/2021	Robert F. Knight & Assoc., LLC	3,747	7.2%	12/31/2020
44	Comfort Suites at Kennesaw State University
45	Lakefront Lofts	Play the Game, Read the Story	8,381	NAP	11/30/2018	Lisa Ltd.	1,700	NAP	9/30/2020	Metro Home Style	785	NAP	3/31/2018
46	Captive Plastics Warehouse
47	Hawthorn Suites Dearborn
48	Taylor Park Townhomes
49	Avon Self-Storage
50	Rangeline Self-Storage
51	Storage City - Antioch
52	Courtyard Orlando East - UCF
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.
54	Holiday Inn Express Rochester / Greece
55	Fox Hunt Apartments
56	Madison Court Apartment Corp.
57	Interlaken Owners, Inc.
58	Kenny Centre	Akai Hana Japanese Restaurant	7,700	8.0%	6/30/2016	Aspen Ski and Board	5,800	6.1%	10/31/2016	Midwest Lacrosse	5,000	5.2%	6/30/2018	The Discovery Shop	4,800	5.0%	9/30/2016
59	Quality Inn & Suites - Sulphur
60	Bond Street Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
60.01	Monroe Center	Vitamin Shoppe	2,500	25.0%	6/30/2025	Firehouse Subs	2,000	20.0%	6/30/2025
60.02	952 Lake Murray Boulevard	Bee Healthy Weight Loss	2,400	30.0%	12/19/2019	Subway	1,400	17.5%	9/9/2019

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(8)(9)(11)(12)	2nd Largest Tenant Sq. Ft.(8)(9)(11)(12)	2nd Largest Tenant % of NRA(8)(9)(11)(12)	2nd Largest Tenant Exp. Date(12)	3rd Largest Tenant Name(8)(11)	3rd Largest Tenant Sq. Ft.(8)(11)	3rd Largest Tenant % of NRA(8)(11)	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(8)(9)(12)	4th Largest Tenant Sq. Ft.(8)(9)(12)	4th Largest Tenant % of NRA(8)(9)(12)	4th Largest Tenant Exp. Date(12)	5th Largest Tenant Name(8)	5th Largest Tenant Sq. Ft.(8)	5th Largest Tenant % of NRA(8)	5th Largest Tenant Exp. Date
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.
62	Bienville Towers Apartments
63	51 East Green Apartments
64	Lake Mead Gateway Plaza	China a Go Go XI, Inc.	2,241	11.4%	2/28/2021	Carepoint Dental, Inc.	1,821	9.2%	1/31/2021	H & R Block Enterprises, LLC	1,813	9.2%	4/30/2019	Digital PCS	1,769	9.0%	MTM
65	Quality Inn Olympic National Park
66	Comfort Inn Sylva
67	Laurel Springs Apartments
68	Arizona Storage Company
69	Rimrock Plaza	Dollar Tree	10,023	19.5%	1/31/2020	GSA	5,082	9.9%	4/30/2017	Sola Salon	4,760	9.2%	4/30/2025	The Splash Page	1,498	2.9%	2/28/2019
70	Park Hill Apartments
71	Comfort Inn & Suites - Smyrna
72	South Pointe Crossing	United Farm Family Mutual Ins	7,544	17.2%	1/22/2021	Plato’s Closet	5,000	11.4%	8/1/2020	Sherwin Williams-South Pointe	4,800	10.9%	10/31/2020	Big Red Liquors, Inc.	4,253	9.7%	12/4/2021
73	Storage Plex
74	Carleton MHC
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.
76	Maplewood MHC
77	Blue Grass MHC
78	Overland Corporate Center	Windermere Showcase Homes	1,944	15.8%	9/30/2020	Xiaotao Zhai & Hong Song dba Transcend Spa Center	1,748	14.2%	3/31/2018	Ivonne Vazquez dba Overland Dental Practice	1,520	12.4%	7/31/2017	Scarcella’s Italian Grill and Pizzeria	1,475	12.0%	5/31/2018
79	Rockmart Commons	Tequila Mexican Restaurant	4,000	18.2%	3/31/2023	Johnny’s New York Style Pizza	2,500	11.4%	11/30/2024	Hibachi Grill	2,000	9.1%	9/30/2023	Liberty Tax Service	2,000	9.1%	4/30/2020
80	Canyon Springs Retail Building	Reflexology	1,988	21.6%	7/31/2020	Tho Tran aka Tony dba River Nail SPA	1,208	13.1%	1/31/2019	Elizabeth’s Insurance Services	917	9.9%	11/30/2018	Wells Fargo-ATM	112	1.2%	2/28/2021
81	Westwood Village Apartments
82	Out O’Space Storage Tavares
83	Rivercrest Apartments
84	Brighton Manor Apartments
85	Midland Plaza Apartments Corp.
86	White Oak MHC
87	Ridge Apartments Owners Corp.
88	168 Marco Way
89	Spring Haven MHC
90	Mission Plaza	Wingstop	2,760	25.0%	5/31/2020	A-1 Cleaners	1,380	12.5%	12/31/2017	Family Practice - Dr. Louis	1,380	12.5%	12/31/2017	Taqueria El Enfiernito, LLC	1,380	12.5%	2/28/2019
91	Kimberly Pines MHP
92	Ipswich House, Inc.
93	Trinity Colonial Hills MHP
94	Trinity Windfern MHP
95	Walgreens Columbia
96	J & J MHP
97	Glenwillow MHP
98	Port Chester Apartments, Inc.
99	Crossings at Hamilton Shops	Ankar’s	2,100	16.8%	12/31/2020	Sports Clips	1,400	11.2%	5/31/2020
100	Thompson Thrift Building	Thompson Thrift Construction	5,652	25.0%	04/30/2019	Thompson Thrift	2,330	10.3%	4/30/2019	Culp Ventures, LLC	1,813	8.0%	9/30/2021	Kelly Services, Inc.	1,252	5.5%	4/30/2018
101	Lincoln Woods
102	Gramercy-Rutherford Townhouses Corp.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)(13)	Tax Escrow (Initial)($)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)($)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC
1	Epps Bridge Centre	5/10/2016	4/11/2016				N	Y	Refinance	0	0	Springing			0	Springing
2	The Mall at Rockingham Park	5/3/2016	5/2/2016				N	Y	Refinance	0	0	Springing			0	Springing
3	Kroger (Roundy’s) Distribution Center	4/15/2016	4/15/2016				N	Y	Refinance	0	0	Springing			0	Springing
4	Marriott Indianapolis North	3/2/2016	3/2/2016				N	Y	Refinance	0	47,062	44,821	Cash		23,207	5,526	Cash
5	Mall at Turtle Creek	4/12/2016	4/12/2016		4/12/2016	8.0%	N	Y	Refinance	0	443,810	49,312	Cash		0	Springing
6	In-Rel 8	Various	Various		Various	Various	N	Y	Refinance	834,096	749,640	121,769	Cash		0	Springing
6.01	Lynnfield Park	4/4/2016	4/8/2016		4/25/2016	10.0%	N	Y
6.02	Chase Tower	4/8/2016	4/8/2016				N	Y
6.03	50 Penn Place	4/8/2016	4/8/2016				N	Y
6.04	I-Bank Tower	4/7/2016	4/8/2016		4/25/2016	15.0%	N	Y
6.05	4100 Okeechobee	4/5/2016	4/8/2016				N	Y
6.06	Center Point	4/7/2016	4/8/2016				N	Y
6.07	Bainbridge Mall	4/8/2016	4/8/2016				N	Y
6.08	Plantation Merch. Mart	4/7/2016	4/8/2016				N	Y
7	River Park Shopping Center	5/16/2016	5/16/2016		5/16/2016	16.0%	N	Y	Refinance	0	147,395	29,479	Cash		0	Springing
8	University Towers Owners Corp.	5/18/2016	6/16/2016				N	Y	Refinance	8,450,000	51,801	51,801	Cash		82,953	6,913	Cash
9	DoubleTree Overland Park	5/31/2016	5/31/2016				N	Y	Refinance	0	219,155	65,225	Cash		0	Springing
10	ExchangeRight Net Leased Portfolio 12	Various	Various		Various	Various	Various	Various	Acquisition	91,028	36,332	21,494	Cash		0	Springing
10.01	Kroger - Hamilton	1/20/2016	1/25/2016				N	Y
10.02	Walgreens - Fort Worth	12/29/2015	1/5/2016				N	N
10.03	Tractor Supply - Woods Cross	10/15/2015	10/16/2015		3/14/2016	5.0%	N	Y
10.04	Fresenius Dialysis Center - Nashville	1/25/2016	1/27/2016				N	Y
10.05	Advance Auto Parts - Steubenville	2/3/2016	2/3/2016				N	Y
10.06	Dollar General - Hamilton	2/11/2016	2/10/2016				N	Y
10.07	Dollar General - Cincinnati	2/11/2016	2/11/2016				N	Y
10.08	Dollar General - Denham Springs	1/27/2016	1/28/2016				N	Y
10.09	Dollar General - Hickory (US Highway 70)	2/11/2016	2/10/2016				N	Y
10.10	Dollar General - Hammond	1/27/2016	2/1/2016				N	Y
10.11	Family Dollar - Baton Rouge	3/2/2016	10/23/2015				N	Y
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)	2/10/2016	2/11/2016				N	Y
10.13	Advance Auto Parts - Greenville	1/27/2016	1/28/2016				N	Y
10.14	Dollar General - Gastonia	2/10/2016	2/11/2016				N	Y
10.15	Napa Auto Parts - Freeport	3/7/2016	3/10/2016				N	Y
10.16	Napa Auto Parts - Belvidere	3/4/2016	3/11/2016				N	Y
10.17	Dollar General - Alorton	1/11/2016	1/12/2016				N	Y
10.18	Dollar General - Dupo	1/11/2016	1/13/2016				N	Y
10.19	Advance Auto Parts - Heath	2/11/2016	2/11/2016				N	Y
11	Barber Self Storage	5/17/2016	5/17/2016				N	Y	Acquisition	0	31,082	14,801	Cash		24,372	2,579	Cash
12	San Fernando Value Square	4/21/2016	4/21/2016		4/21/2016	19.0%	N	Y	Refinance	0	109,646	27,412	Cash		0	Springing
13	Eagle Square	5/13/2016	3/16/2016				N	Y	Refinance	4,500	0	Springing			0	Springing
14	Pinnacle II	5/16/2016	5/16/2016		5/16/2016	10.0%	N	Y	Refinance	0	370,935	123,645	Cash		0	Springing
15	Berkshire Corporate Center	5/4/2016	5/2/2016				N	Y	Acquisition	269,664	84,525	42,263	Cash		0	Springing
16	Shoppes at Westown	2/9/2016	2/5/2016				N	Y	Refinance	0	65,971	6,283	Cash		23,437	2,790	Cash
17	Stone Manor	2/8/2016	2/9/2016				N	Y	Acquisition	0	225,640	30,715	Cash		0	Springing
18	Corporate Park Office Portfolio	2/25/2016	4/29/2016				N	Y	Acquisition	36,563	87,585	13,902	Cash		28,099	8,920	Cash
19	North Park Shopping Center	5/19/2016	5/19/2016				N	Y	Refinance	7,175	167,700	23,957	Cash		11,986	1,998	Cash
20	Center Court Apartments	5/26/2016	5/26/2016				N	Y	Refinance	47,955	15,923	15,165	Cash		0	Springing
21	California Plaza	3/11/2016	1/20/2016		1/18/2016	7.0%	N	Y	Acquisition	174,623	18,559	18,559	Cash		2,710	2,710	Cash
22	CubeSmart Portfolio III	11/24/2015	Various				N	Y	Refinance	0	131,945	18,849	Cash		2,330	2,330	Cash
22.01	CubeSmart Lake Worth	11/24/2015	11/25/2015				N	Y
22.02	CubeSmart Chattanooga	11/24/2015	11/25/2015				N	Y
22.03	CubeSmart Tyler	11/24/2015	11/24/2015				N	Y
23	Courtyard Marriott Madeira Beach	10/19/2015	10/20/2015				N	Y	Refinance	0	119,480	19,913	Cash		33,006	4,126	Cash
24	Shellmound Office Building	5/23/2016	5/23/2016		5/23/2016	19.0%	N	Y	Refinance	10,625	102,870	Springing	Cash		4,251	Springing	Cash
25	Hulen Fashion Center	3/22/2016	3/22/2016				N	Y	Refinance	711,108	226,609	29,817	Cash		27,185	3,577	Cash
26	Tharp Portfolio II	Various	Various				N	Y	Refinance	47,466	45,392	15,131	Cash		15,493	3,099	Cash
26.01	Granger Shopping Center	5/2/2016	5/11/2016				N	Y
26.02	Belter Shopping Center	5/2/2016	5/11/2016				N	Y
26.03	Oaklandon Center	6/1/2016	6/1/2016				N	Y
26.04	Shadeland Office	5/11/2016	5/11/2016				N	Y
26.05	South East Street Center	5/11/2016	5/11/2016				N	Y
26.06	Allisonsville Plasma	5/11/2016	5/11/2016				N	Y
26.07	Aspen Dental Crawfordsville	5/2/2016	5/2/2016				N	Y
27	So Cal Self Storage - Pasadena, CA	3/29/2016	4/5/2016		3/29/2016	16.0%	N	Y	Refinance	0	10,812	5,406	Cash		0	Springing
28	Illini Stor-It Portfolio	Various	Various				N	Y	Acquisition	0	95,402	18,172	Cash		21,919	2,609	Cash
28.01	Staley	3/2/2016	3/2/2016				N	Y
28.02	West	3/1/2016	3/2/2016				N	Y
28.03	Bondville	3/1/2016	3/1/2016				N	Y
28.04	North	3/2/2016	3/2/2016				N	Y
29	The Riley Center	4/20/2016	4/21/2016				N	Y	Acquisition	0	80,584	8,527	Cash		5,532	2,634	Cash
30	Fairfield Inn & Suites - Carlsbad	4/5/2016	4/6/2016		4/6/2016	5.0%	N	Y	Refinance	0	21,006	8,079	Cash		37,249	2,446	Cash
31	Fairfield Inn & Suites - Norco	4/5/2016	4/8/2016		4/6/2016	8.0%	N	Y	Refinance	0	22,019	6,116	Cash		37,513	2,463	Cash
32	Hilton Home2 Suites Pittsburgh	12/10/2015	12/9/2015				N	Y	Refinance	0	45,863	9,173	Cash		0	Springing
33	Hilton Garden Inn - Lake Mary, FL	4/20/2016	4/20/2016				N	Y	Refinance	0	68,821	9,832	Cash		0	Springing
34	473-479 Sumner Ave / 341 & 345 Amherst St	10/22/2015	Various				N	Y	Refinance	0	32,659	10,886	Cash		0	4,160	Cash
34.01	341 & 345 Amherst St	10/22/2015	10/22/2015				N	Y
34.02	473-479 Sumner Ave	10/22/2015	10/26/2015				N	Y
35	Holiday Inn & Suites Lima	5/18/2016	5/18/2016				N	Y	Acquisition	7,500	5,462	5,202	Cash		15,968	2,535	Cash
36	Arrowhead Creekside Medical Office	5/11/2016	5/11/2016				N	Y	Acquisition	0	59,865	14,966	Cash		586	586	Cash
37	TownePlace Suites Newark	4/14/2016	4/14/2016				N	Y	Refinance	0	6,319	5,471	Cash		40,563	Springing	Cash
38	Radisson Colorado Springs	4/21/2016	4/22/2016				N	Y	Refinance	14,906	19,000	7,142	Cash		0	6,333	Cash
39	Omni Business Park	3/7/2016	3/7/2016				N	Y	Acquisition	86,319	26,602	13,301	Cash		5,661	2,828	Cash
40	Hilton Garden Inn W. I65 Airport Blvd.	4/1/2016	3/30/2016				N	Y	Refinance	0	60,740	9,641	Cash		83,742	6,646	Cash
41	East Street Trading Center	4/15/2016	4/15/2016				N	Y	Refinance	0	102,410	9,310	Cash		0	Springing
42	Solon Place Apartments	5/2/2016	5/2/2016				N	Y	Refinance	4,153	79,892	13,315	Cash		35,120	3,902	Cash
43	5055 East Washington Street	4/18/2016	4/18/2016				N	Y	Acquisition	0	25,754	12,877	Cash		726	726	Cash
44	Comfort Suites at Kennesaw State University	5/20/2016	5/23/2016				N	Y	Refinance	0	46,107	4,350	Cash		21,648	2,042	Cash
45	Lakefront Lofts	4/13/2016	4/13/2016				N	Y	Refinance	0	22,895	10,903	Cash		18,901	2,572	Cash
46	Captive Plastics Warehouse	10/26/2015	10/26/2015				N	Y	Refinance	51,375	0	Springing			0	Springing
47	Hawthorn Suites Dearborn	6/17/2015	6/18/2015				N	Y	Refinance	0	29,767	13,251	Cash		20,511	Springing	Cash
48	Taylor Park Townhomes	5/18/2016	5/17/2016				N	Y	Refinance	0	127,259	14,798	Cash		88,435	5,896	Cash
49	Avon Self-Storage	5/17/2016	5/17/2016				N	Y	Acquisition	16,048	22,598	5,380	Cash		799	254	Cash
50	Rangeline Self-Storage	1/11/2016	1/11/2016				N	Y	Refinance	0	12,800	4,267	Cash		0	Springing
51	Storage City - Antioch	4/4/2016	4/4/2016		4/4/2016	10.0%	N	Y	Acquisition	0	0	Springing			0	Springing
52	Courtyard Orlando East - UCF	1/22/2016	1/25/2016				N	Y	Refinance	0	69,174	11,530	Cash		0	Springing
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	4/8/2016	4/4/2016				N	Y	Refinance	0	0	Springing			0	Springing
54	Holiday Inn Express Rochester / Greece	3/15/2016	3/14/2016				N	Y	Refinance	0	47,846	13,291	Cash		16,964	1,346	Cash
55	Fox Hunt Apartments	5/17/2016	5/17/2016				N	Y	Refinance	0	11,610	19,350	Cash		55,506	3,700	Cash
56	Madison Court Apartment Corp.	11/20/2015	11/13/2015				N	Y	Refinance	0	2,295	1,148	Cash		0	Springing
57	Interlaken Owners, Inc.	6/1/2016	6/1/2016				N	Y	Refinance	0	0	Springing			0	Springing
58	Kenny Centre	4/25/2016	12/7/2015				N	Y	Refinance	50,625	33,998	16,999	Cash		5,776	1,444	Cash
59	Quality Inn & Suites - Sulphur	11/09/2015	11/06/2015				N	Y	Refinance	0	21,802	2,725	Cash		21,239	4,248	Cash
60	Bond Street Portfolio	12/31/2015	12/31/2015				N	Y	Acquisition	0	6,551	2,183	Cash		0	Springing
60.01	Monroe Center	12/31/2015	12/31/2015				N	Y
60.02	952 Lake Murray Boulevard	12/31/2015	12/31/2015				N	Y

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)(13)	Tax Escrow (Initial)($)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)($)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.	1/7/2016	1/11/2016				N	Y	Refinance	0	0	Springing			0	Springing
62	Bienville Towers Apartments	3/31/2016	3/31/2016				N	Y	Refinance	476,160	48,035	6,535	Cash		8,196	1,951	Cash
63	51 East Green Apartments	11/19/2015	11/18/2015				N	Y	Refinance	49,750	35,849	8,962	Cash		0	Springing
64	Lake Mead Gateway Plaza	3/3/2016	3/3/2016				N	Y	Refinance	0	7,597	1,809	Cash		7,214	763	Cash
65	Quality Inn Olympic National Park	5/13/2016	5/11/2016		5/13/2016	9.0%	N	Y	Refinance	0	0	3,064	Cash		9,814	1,141	Cash
66	Comfort Inn Sylva	4/19/2016	4/19/2016				N	Y	Refinance	0	31,832	3,368	Cash		24,304	1,929	Cash
67	Laurel Springs Apartments	4/19/2016	4/18/2016				N	Y	Refinance	32,250	0	4,588	Cash		5,631	2,681	Cash
68	Arizona Storage Company	3/14/2016	3/9/2016				N	Y	Acquisition	5,840	6,634	6,318	Cash		562	535	Cash
69	Rimrock Plaza	4/27/2016	4/20/2016	4/1/2016			N	Y	Acquisition	0	11,882	5,941	Cash		0	Springing
70	Park Hill Apartments	5/17/2016	5/17/2016				N	Y	Refinance	0	83,337	8,681	Cash		44,459	2,964	Cash
71	Comfort Inn & Suites - Smyrna	12/17/2015	1/5/2016				N	Y	Refinance	1,125	29,187	3,648	Cash		16,416	1,642	Cash
72	South Pointe Crossing	3/21/2016	3/21/2016				N	Y	Refinance	0	19,024	9,512	Cash		0	Springing
73	Storage Plex	5/6/2016	5/6/2016				N	Y	Acquisition	122,386	19,150	3,648	Cash		1,082	1,030	Cash
74	Carleton MHC	4/1/2016					N	Y	Acquisition	0	31,092	5,182	Cash		0	Springing
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.	4/27/2016	4/26/2016				N	Y	Refinance	0	95,887	16,254	Cash		0	Springing
76	Maplewood MHC	3/30/2016	3/29/2016				N	Y	Acquisition	0	11,703	2,341	Cash		5,741	478	Cash
77	Blue Grass MHC	2/12/2016	2/12/2016				N	Y	Refinance	24,125	4,142	4,142	Cash		15,661	1,566	Cash
78	Overland Corporate Center	5/4/2016	5/4/2016		5/4/2016	11.0%	N	Y	Refinance	0	17,863	3,402	Cash		2,566	272	Cash
79	Rockmart Commons	3/25/2016	6/6/2016				N	Y	Acquisition	3,750	20,964	2,621	Cash		1,208	302	Cash
80	Canyon Springs Retail Building	3/8/2016	4/8/2016		3/8/2016	9.0%	N	Y	Refinance	0	6,980	3,490	Cash		393	393	Cash
81	Westwood Village Apartments	3/10/2016	3/7/2016				N	Y	Refinance	3,000	10,630	2,657	Cash		987	987	Cash
82	Out O’Space Storage Tavares	5/25/2016	5/25/2016				N	Y	Refinance	0	11,706	1,463	Cash		1,797	599	Cash
83	Rivercrest Apartments	3/15/2016	3/15/2016				N	Y	Refinance	0	33,149	4,144	Cash		8,917	Springing	Cash
84	Brighton Manor Apartments	3/21/2016					N	Y	Refinance	0	19,320	3,220	Cash		4,891	4,891	Cash
85	Midland Plaza Apartments Corp.	4/6/2016	4/12/2016				N	Y	Refinance	0	28,210	8,159	Cash		0	Springing
86	White Oak MHC	3/25/2016	3/23/2016				N	Y	Refinance	14,256	7,881	1,576	Cash		5,974	498	Cash
87	Ridge Apartments Owners Corp.	2/9/2016	2/5/2016				N	Y	Refinance	0	0	Springing			0	Springing
88	168 Marco Way	3/16/2016			3/14/2016	12.0%	N	Y	Refinance	0	0	Springing			0	Springing
89	Spring Haven MHC	4/26/2016	3/24/2016				N	Y	Acquisition	0	8,340	1,390	Cash		500	500	Cash
90	Mission Plaza	2/11/2016					N	Y	Refinance	0	21,980	4,396	Cash		732	244	Cash
91	Kimberly Pines MHP	3/23/2016	3/23/2016				N	Y	Refinance	1,438	2,799	467	Cash		3,915	326	Cash
92	Ipswich House, Inc.	2/2/2016	2/2/2016				N	Y	Refinance	0	0	Springing			0	Springing
93	Trinity Colonial Hills MHP	3/17/2016	3/17/2016				N	Y	Refinance	0	7,095	1,183	Cash		1,893	631	Cash
94	Trinity Windfern MHP	3/17/2016	3/17/2016				N	Y	Refinance	10,000	11,960	1,993	Cash		2,051	684	Cash
95	Walgreens Columbia	12/15/2015	12/21/2015				N	N	Acquisition	0	0				208	208	Cash
96	J & J MHP	5/18/2016	5/17/2016				N	Y	Acquisition	48,750	20,162	2,240	Cash		4,507	1,502	Cash
97	Glenwillow MHP	5/3/2016	5/3/2016	6/10/2016			N	Y	Acquisition	29,800	7,712	3,856	Cash		987	329	Cash
98	Port Chester Apartments, Inc.	6/21/2016	7/15/2015				N	Y	Refinance	0	71,494	15,712	Cash		0	Springing
99	Crossings at Hamilton Shops	4/11/2016					N	Y	Acquisition	0	14,292	3,573	Cash		1,570	524	Cash
100	Thompson Thrift Building	3/21/2016					N	Y	Refinance	0	2,604	1,302	Cash		0	Springing
101	Lincoln Woods	5/18/2016	5/17/2016				N	Y	Refinance	0	38,632	3,330	Cash		8,339	556	Cash
102	Gramercy-Rutherford Townhouses Corp.	6/13/2016	6/8/2016				N	Y	Refinance	0	0	Springing			0	Springing

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(14)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)(15)	Monthly TI/LC Reserve ($)(15)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(16)
1	Epps Bridge Centre		0	Springing	0			0	Springing	1,090,439			0	0
2	The Mall at Rockingham Park		0	Springing	270,432			0	Springing	1,081,728			0	0
3	Kroger (Roundy’s) Distribution Center		0	Springing	0			0	0	0			0	0
4	Marriott Indianapolis North		0	77,240	0	Cash		0	0	0			0	0			PIP Reserve Funds
5	Mall at Turtle Creek		0	6,862	82,350	Cash		0	41,175	988,194	Cash		0	0			BB&B Lease Reserve
6	In-Rel 8		0	18,487	0	Cash		500,000	92,418	1,500,000	LoC	Deutsche Bank AG	0	0			Material Tenant Rollover Fund
6.01	Lynnfield Park
6.02	Chase Tower
6.03	50 Penn Place
6.04	I-Bank Tower
6.05	4100 Okeechobee
6.06	Center Point
6.07	Bainbridge Mall
6.08	Plantation Merch. Mart
7	River Park Shopping Center		0	2,716; Springing	65,183	Cash		0	7,242	250,000	Cash		0	0			Grocery Outlet TILC Reserve
8	University Towers Owners Corp.		0	0	0			0	0	0			0	0
9	DoubleTree Overland Park		0	46,580	0	Cash		0	0	0			0	0			Current PIP Reserve Funds
10	ExchangeRight Net Leased Portfolio 12		0	1,762	0	Cash		0	Springing	0			0	0			Declaration Reserve Fund
10.01	Kroger - Hamilton
10.02	Walgreens - Fort Worth
10.03	Tractor Supply - Woods Cross
10.04	Fresenius Dialysis Center - Nashville
10.05	Advance Auto Parts - Steubenville
10.06	Dollar General - Hamilton
10.07	Dollar General - Cincinnati
10.08	Dollar General - Denham Springs
10.09	Dollar General - Hickory (US Highway 70)
10.10	Dollar General - Hammond
10.11	Family Dollar - Baton Rouge
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)
10.13	Advance Auto Parts - Greenville
10.14	Dollar General - Gastonia
10.15	Napa Auto Parts - Freeport
10.16	Napa Auto Parts - Belvidere
10.17	Dollar General - Alorton
10.18	Dollar General - Dupo
10.19	Advance Auto Parts - Heath
11	Barber Self Storage		0	1,627	0	Cash		0	0	0			0	0
12	San Fernando Value Square		0	2,184	0	Cash		0	0	0			0	0			Sam’s Club Reserve
13	Eagle Square		0	1,322	0	Cash		0	3,084	148,014	Cash		0	0			Unfunded Tenant Obligations Reserve Funds
14	Pinnacle II		0	Springing	0			0	0	0			0	0
15	Berkshire Corporate Center		0	3,064	183,840	Cash		0	11,533	830,376	Cash		0	0			Roof Repair Reserve
16	Shoppes at Westown		0	667	0	Cash		354,222	4,583	0	Cash		0	0			Rent Concession Funds
17	Stone Manor		0	2,025	0	Cash		500,000	10,128	500,000	Cash		0	0
18	Corporate Park Office Portfolio		0	3,874	0	Cash		364,916	29,289	1,757,370	Cash		0	0			Rent Concession Funds
19	North Park Shopping Center		0	1,335	0	Cash		0	9,368; Springing	300,000	Cash		0	0			See Footnote (16)
20	Center Court Apartments		0	6,875	0	Cash		0	0	0			0	0			Parking Escrow
21	California Plaza		0	3,419; Springing	100,000	Cash		0	18,269	500,000	Cash		0	0			Tenant Specific TILC Reserve
22	CubeSmart Portfolio III		1,956	1,956	0	Cash		0	0	0			0	0			Performance Reserve
22.01	CubeSmart Lake Worth
22.02	CubeSmart Chattanooga
22.03	CubeSmart Tyler
23	Courtyard Marriott Madeira Beach		14,724	14,724	0	Cash		0	0	0			0	0			Seasonality Reserve
24	Shellmound Office Building		0	1,057	0	Cash		0	6,076	0	Cash		0	0			Free Rent Reserve Fund
25	Hulen Fashion Center		0	2,258	81,279	Cash		160,000	11,289	406,397	Cash		0	0			Ground Rent Funds
26	Tharp Portfolio II		1,631	1,631	0	Cash		6,798	6,798	225,000	Cash		0	0			CVS Renewal Reserve
26.01	Granger Shopping Center
26.02	Belter Shopping Center
26.03	Oaklandon Center
26.04	Shadeland Office
26.05	South East Street Center
26.06	Allisonsville Plasma
26.07	Aspen Dental Crawfordsville
27	So Cal Self Storage - Pasadena, CA		0	Springing	0			0	0	0			0	0
28	Illini Stor-It Portfolio		0	2,386	0	Cash		0	931	30,000	Cash		0	0
28.01	Staley
28.02	West
28.03	Bondville
28.04	North
29	The Riley Center		0	1,630	39,132	Cash		0	4,167	200,000	Cash		0	0			Required Floor Repair Funds
30	Fairfield Inn & Suites - Carlsbad		0	11,457	0	Cash		0	0	0			0	0
31	Fairfield Inn & Suites - Norco		0	10,779	0	Cash		0	0	0			0	0
32	Hilton Home2 Suites Pittsburgh		0	8,703; Springing	0	Cash		0	0	0			0	0
33	Hilton Garden Inn - Lake Mary, FL		0	13,586	0	Cash		0	0	0			0	0
34	473-479 Sumner Ave / 341 & 345 Amherst St		0	639	0	Cash		162,500	5,111	250,000	Cash		0	0
34.01	341 & 345 Amherst St
34.02	473-479 Sumner Ave
35	Holiday Inn & Suites Lima		0	6,330	0	Cash		0	0	0			0	0			PIP Reserve Funds
36	Arrowhead Creekside Medical Office		0	1,164	55,872	Cash		0	5,822	279,456	Cash		0	0			US Oncology / Sun Radiology / One Step Beyond TILC Reserve
37	TownePlace Suites Newark		0	7,099	250,000	Cash		0	0	0			0	0
38	Radisson Colorado Springs		0	17,236	0	Cash		0	0	0			0	0			Seasonality Reserve
39	Omni Business Park		0	3,869	100,000	Cash		300,000	Springing	150,000	Cash		0	0			Occupancy Reserve
40	Hilton Garden Inn W. I65 Airport Blvd.		70,000	10,563	0	Cash		0	0	0			0	0			Seasonality Fund
41	East Street Trading Center		0	1,383	50,000	Cash		0	3,890	150,000	Cash		0	0			Roof Replacement Reserve
42	Solon Place Apartments		0	2,500	150,000	Cash		0	0	0			0	0
43	5055 East Washington Street		0	864	50,000	Cash		100,000	6,044	0	Cash		0	0
44	Comfort Suites at Kennesaw State University		0	6,168	0	Cash		0	0	0			0	0
45	Lakefront Lofts		0	1,139	0	Cash		0	1,651	0	Cash		0	0
46	Captive Plastics Warehouse		0	2,042; Springing	73,500	Cash		350,000	0	0	Cash		0	0
47	Hawthorn Suites Dearborn		0	7,677	0	Cash		0	0	0			0	0
48	Taylor Park Townhomes		0	5,346	0	Cash		0	0	0			0	0
49	Avon Self-Storage		0	238	0	Cash		0	0	0			0	0
50	Rangeline Self-Storage		0	1,245	74,725	Cash		0	1,365	102,725	Cash		0	0
51	Storage City - Antioch		0	771	18,504	Cash		0	0	0			0	0
52	Courtyard Orlando East - UCF		0	13,217	0	Cash		0	0	0			0	0			Renovation Reserve
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.		0	0	0			0	0	0			0	0
54	Holiday Inn Express Rochester / Greece		0	6,020	0	Cash		0	0	0			0	0			PIP Reserve Funds
55	Fox Hunt Apartments		0	6,083	0	Cash		0	0	0			0	0
56	Madison Court Apartment Corp.		0	0	0			0	0	0			0	0
57	Interlaken Owners, Inc.		0	0	0			0	0	0			0	0
58	Kenny Centre		0	0	0			0	0	0			0	0
59	Quality Inn & Suites - Sulphur		0	5,474	0	Cash		0	0	0			0	0			Seasonality Reserve
60	Bond Street Portfolio		16,250	Springing	16,250	Cash		130,000	Springing	80,000	Cash		0	0
60.01	Monroe Center
60.02	952 Lake Murray Boulevard

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(14)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)(15)	Monthly TI/LC Reserve ($)(15)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(16)
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.		0	0	0			0	0	0			0	0			Collateral Security Agreement for Litigation
62	Bienville Towers Apartments		0	4,012	0	Cash		0	0	0			0	0
63	51 East Green Apartments		0	720	0	Cash		0	0	0			0	0
64	Lake Mead Gateway Plaza		0	246	0	Cash		35,000	$4,473.96 through 12/6/2020; $1,557.29 thereafter	200,000	Cash		0	0			Quick Claim USA Funds
65	Quality Inn Olympic National Park		0	5,251	0	Cash		0	0	0			0	0			Seasonality Reserve
66	Comfort Inn Sylva		0	5,243	0	Cash		0	0	0			0	0			Seasonality Fund
67	Laurel Springs Apartments		75,000	3,200	0	Cash		0	0	0			0	0
68	Arizona Storage Company		0	587	21,141	Cash		0	0	0			0	0
69	Rimrock Plaza		0	1,244	29,862	Cash		100,000	2,165; Springing	128,000	Cash		0	0
70	Park Hill Apartments		0	3,747	0	Cash		0	0	0			0	0
71	Comfort Inn & Suites - Smyrna		0	4,940	0	Cash		0	0	0			0	0			Seasonality Reserve
72	South Pointe Crossing		0	Springing	0			0	Springing	0			0	0
73	Storage Plex		100,000	1,583	0	Cash		0	314	11,293	Cash		0	0
74	Carleton MHC		0	950	57,000	Cash		0	0	0			0	0
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.		0	0	0			0	0	0			0	0
76	Maplewood MHC		479	479	0	Cash		0	0	0			0	0			Owned Home Reserve
77	Blue Grass MHC		367	367	0	Cash		0	0	0			0	0			Electrical Reserve
78	Overland Corporate Center		0	153	0	Cash		8,500	1,175	60,000	Cash		0	0			Rent Concession Funds
79	Rockmart Commons		275	275	0	Cash		1,975	1,975.03	75,000	Cash		0	0
80	Canyon Springs Retail Building		0	262	9,411	Cash		0	1,096	50,000	Cash		0	0
81	Westwood Village Apartments		1,650	1,650	79,200	Cash		0	0	0			0	0
82	Out O’Space Storage Tavares		483	483	0	Cash		0	0	0			0	0
83	Rivercrest Apartments		0	1,700	0	Cash		0	0	0			0	0
84	Brighton Manor Apartments		0	2,178	100,000	Cash		0	0	0			0	0
85	Midland Plaza Apartments Corp.		0	0	0			0	0	0			0	0
86	White Oak MHC		663	663	0	Cash		0	0	0			0	0
87	Ridge Apartments Owners Corp.		0	0	0			0	0	0			0	0
88	168 Marco Way		0	Springing	0			0	Springing	0			0	0			Cornerstone Leasing Reserve
89	Spring Haven MHC		0	358	0	Cash		0	0	0			0	0
90	Mission Plaza		0	248	8,000	Cash		25,000	865	50,000	Cash		0	0
91	Kimberly Pines MHP		408	408	0	Cash		0	0	0			0	0
92	Ipswich House, Inc.		0	0	0			0	0	0			0	0
93	Trinity Colonial Hills MHP		367	367	0	Cash		0	0	0			0	0
94	Trinity Windfern MHP		379	379	0	Cash		0	0	0			0	0
95	Walgreens Columbia		0	0	0			0	0	0			0	0
96	J & J MHP		375	375	0	Cash		0	0	0			0	0
97	Glenwillow MHP		379	379	0	Cash		0	0	0			0	0
98	Port Chester Apartments, Inc.		0	0	0			0	0	0			0	0			Collateral Security Agreement for Capital Improvements
99	Crossings at Hamilton Shops		0	333	0	Cash		50,000	1,563	0	Cash		0	0
100	Thompson Thrift Building		0	Springing	0			0	Springing	0			0	0
101	Lincoln Woods		0	1,001	0	Cash		0	0	0			0	0
102	Gramercy-Rutherford Townhouses Corp.		0	0	0			0	0	0			0	0

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(5)(9)(16)	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)(17)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)(9)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(6)	Ownership Interest(18)
1	Epps Bridge Centre	0	0	0				0	0	0				Fee
2	The Mall at Rockingham Park	0	0	0				0	0	0				Fee and Leasehold
3	Kroger (Roundy’s) Distribution Center	0	0	0				0	0	0				Fee
4	Marriott Indianapolis North	7,500,000	0	0	Cash			0	0	0				Fee
5	Mall at Turtle Creek	2,900,000	0	0	Cash		Free Rent Reserve / Initial Rollover Reserve	151,667 / 2,907,450	0	0	Cash			Fee
6	In-Rel 8	4,000,000	62,500	See Footnote (17)	LoC	Deutsche Bank AG	Unfunded Obligations Reserve Fund; Ground Rent Funds	$436,926; $72,000	Springing	0	Cash			Various
6.01	Lynnfield Park													Fee
6.02	Chase Tower													Fee
6.03	50 Penn Place													Fee
6.04	I-Bank Tower													Fee
6.05	4100 Okeechobee													Fee
6.06	Center Point													Fee and Leasehold
6.07	Bainbridge Mall													Fee
6.08	Plantation Merch. Mart													Fee
7	River Park Shopping Center	67,154	0	0	Cash		Queen of the Valley TILC Reserve	64,635	0	0	Cash			Fee
8	University Towers Owners Corp.	0	0	0				0	0	0				Fee
9	DoubleTree Overland Park	5,634,893	0	0	LoC	JPMorgan Chase Bank, N.A.	Seasonality Reserve Funds	159,000	53,000	0	Cash			Fee
10	ExchangeRight Net Leased Portfolio 12	95,106	Springing	0	Cash			0	0	0				Fee
10.01	Kroger - Hamilton													Fee
10.02	Walgreens - Fort Worth													Fee
10.03	Tractor Supply - Woods Cross													Fee
10.04	Fresenius Dialysis Center - Nashville													Fee
10.05	Advance Auto Parts - Steubenville													Fee
10.06	Dollar General - Hamilton													Fee
10.07	Dollar General - Cincinnati													Fee
10.08	Dollar General - Denham Springs													Fee
10.09	Dollar General - Hickory (US Highway 70)													Fee
10.10	Dollar General - Hammond													Fee
10.11	Family Dollar - Baton Rouge													Fee
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)													Fee
10.13	Advance Auto Parts - Greenville													Fee
10.14	Dollar General - Gastonia													Fee
10.15	Napa Auto Parts - Freeport													Fee
10.16	Napa Auto Parts - Belvidere													Fee
10.17	Dollar General - Alorton													Fee
10.18	Dollar General - Dupo													Fee
10.19	Advance Auto Parts - Heath													Fee
11	Barber Self Storage	0	0	0				0	0	0				Fee
12	San Fernando Value Square	0	Springing	0				0	0	0				Fee
13	Eagle Square	178,312	0	0	Cash		VA October Lease Reserve	300,000	0	0	Cash			Fee
14	Pinnacle II	0	0	0				0	0	0				Fee
15	Berkshire Corporate Center	5,000	0	0	Cash			0	0	0				Fee
16	Shoppes at Westown	119,529	0	0	Cash			0	0	0				Fee
17	Stone Manor	0	0	0				0	0	0				Fee
18	Corporate Park Office Portfolio	10,105	0	0	Cash			0	0	0				Fee
19	North Park Shopping Center	2,255,944	0	0	Cash		Roof Replacement Reserve	350,000	0	0	Cash			Fee
20	Center Court Apartments	65,000	0	0	Cash			0	0	0				Fee
21	California Plaza	828,072	0	0	Cash		Rent Concession / IOA Expansion Reserve	Rent Concession - $31,091 / IOA Expansion - $40,478	0	0	Cash			Fee
22	CubeSmart Portfolio III	250,000	0	0	Cash			0	0	0				Fee
22.01	CubeSmart Lake Worth													Fee
22.02	CubeSmart Chattanooga													Fee
22.03	CubeSmart Tyler													Fee
23	Courtyard Marriott Madeira Beach	75,000	$25,000 monthly payment commencing 2/1/2017	75,000	Cash			0	0	0				Fee
24	Shellmound Office Building	843,300	0	0	Cash			0	0	0				Fee
25	Hulen Fashion Center	64,973	Borrower shall deposit with Lender an amount equal to the Ground Rent that will be payable under the Ground Lease for the month immediately following the month in which such Monthly Payment Date occurs.	0	Cash			0	0	0				Leasehold
26	Tharp Portfolio II	500,000	0	0	Cash		Advanced Auto Free Rent Reserve / Advanced Auto HVAC Reserve	Advanced Auto Free Rent Reserve - $11,500 / Advanced Auto HVAC Reserve - $8,500	0	0	Cash			Fee
26.01	Granger Shopping Center													Fee
26.02	Belter Shopping Center													Fee
26.03	Oaklandon Center													Fee
26.04	Shadeland Office													Fee
26.05	South East Street Center													Fee
26.06	Allisonsville Plasma													Fee
26.07	Aspen Dental Crawfordsville													Fee
27	So Cal Self Storage - Pasadena, CA	0	0	0				0	0	0				Fee
28	Illini Stor-It Portfolio	0	0	0				0	0	0				Fee
28.01	Staley													Fee
28.02	West													Fee
28.03	Bondville													Fee
28.04	North													Fee
29	The Riley Center	20,000	0	0	Cash			0	0	0				Fee
30	Fairfield Inn & Suites - Carlsbad	0	0	0				0	0	0				Fee
31	Fairfield Inn & Suites - Norco	0	0	0				0	0	0				Fee
32	Hilton Home2 Suites Pittsburgh	0	0	0				0	0	0				Fee
33	Hilton Garden Inn - Lake Mary, FL	0	0	0				0	0	0			500,000	Fee
34	473-479 Sumner Ave / 341 & 345 Amherst St	0	0	0				0	0	0			27,412	Fee
34.01	341 & 345 Amherst St												27,412	Fee
34.02	473-479 Sumner Ave												27,412	Fee
35	Holiday Inn & Suites Lima	1,166,286	$20,833.33 for the first 24 months; $13,012.63 during months 25 through 36 of the term of the Loan.	0	Cash			0	0	0				Fee
36	Arrowhead Creekside Medical Office	87,100 / 238,185 / 154,871.99	0	0	Cash		Sun Radiology / One Step Beyond Free Rent Reserve	27,789 / 72,024	0	0	Cash			Fee
37	TownePlace Suites Newark	0	0	0				0	0	0				Fee
38	Radisson Colorado Springs	120,000	See Footnote (16)	0	Cash			0	0	0				Fee
39	Omni Business Park	218,000	0	0	Cash			0	0	0				Fee
40	Hilton Garden Inn W. I65 Airport Blvd.	80,000	Springing	80,000	Cash			0	0	0				Fee
41	East Street Trading Center	550,000	0	0	Cash			0	0	0				Fee
42	Solon Place Apartments	0	0	0				0	0	0				Fee
43	5055 East Washington Street	0	0	0				0	0	0				Fee
44	Comfort Suites at Kennesaw State University	0	0	0				0	0	0				Fee
45	Lakefront Lofts	0	0	0				0	0	0				Fee
46	Captive Plastics Warehouse	0	0	0				0	0	0				Fee
47	Hawthorn Suites Dearborn	0	0	0				0	0	0				Fee
48	Taylor Park Townhomes	0	0	0				0	0	0				Fee
49	Avon Self-Storage	0	0	0				0	0	0				Fee
50	Rangeline Self-Storage	0	0	0				0	0	0				Fee
51	Storage City - Antioch	0	0	0				0	0	0				Fee
52	Courtyard Orlando East - UCF	0	Springing	0				0	0	0				Fee
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	0	0	0				0	0	0				Fee
54	Holiday Inn Express Rochester / Greece	1,052,250	0	0	Cash		Seasonality Reserve	65,000	Springing	0	Cash			Fee
55	Fox Hunt Apartments	0	0	0				0	0	0				Fee
56	Madison Court Apartment Corp.	0	0	0				0	0	0				Fee
57	Interlaken Owners, Inc.	0	0	0				0	0	0				Fee
58	Kenny Centre	0	0	0				0	0	0				Fee
59	Quality Inn & Suites - Sulphur	72,500	0	72,500	Cash		PIP Reserve	15,000	0	0	Cash			Fee
60	Bond Street Portfolio	0	0	0				0	0	0				Fee
60.01	Monroe Center													Fee
60.02	952 Lake Murray Boulevard													Fee

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(5)(9)(16)	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)(17)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)(9)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(6)	Ownership Interest(18)
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.	125,000	0	0	Cash			0	0	0				Fee
62	Bienville Towers Apartments	0	0	0				0	0	0				Fee
63	51 East Green Apartments	0	0	0				0	0	0				Fee
64	Lake Mead Gateway Plaza	20,359	0	0	Cash			0	0	0				Fee
65	Quality Inn Olympic National Park	0	See Footnote (16)	159,473	Cash			0	0	0				Fee
66	Comfort Inn Sylva	0	Springing	0				0	0	0				Fee
67	Laurel Springs Apartments	0	0	0				0	0	0				Fee
68	Arizona Storage Company	0	0	0				0	0	0				Fee
69	Rimrock Plaza	0	0	0				0	0	0				Fee
70	Park Hill Apartments	0	0	0				0	0	0				Fee
71	Comfort Inn & Suites - Smyrna	0	Springing	25,000			PIP Reserve/ Non-Consolidation Opinion Cost Reserve	305,564/ 20,000	0	0	Cash			Fee
72	South Pointe Crossing	0	0	0				0	0	0				Leasehold
73	Storage Plex	0	0	0				0	0	0				Fee
74	Carleton MHC	0	0	0				0	0	0				Fee
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.	0	0	0				0	0	0				Fee
76	Maplewood MHC	2,000	0	0	Cash			0	0	0				Fee
77	Blue Grass MHC	140,125	0	0	Cash			0	0	0				Fee
78	Overland Corporate Center	30,250	0	0	Cash			0	0	0				Fee
79	Rockmart Commons	0	0	0				0	0	0				Fee
80	Canyon Springs Retail Building	0	0	0				0	0	0				Fee
81	Westwood Village Apartments	0	0	0				0	0	0				Fee
82	Out O’Space Storage Tavares	0	0	0				0	0	0				Fee
83	Rivercrest Apartments	0	0	0				0	0	0				Fee
84	Brighton Manor Apartments	0	0	0				0	0	0				Fee
85	Midland Plaza Apartments Corp.	0	0	0				0	0	0				Fee
86	White Oak MHC	0	0	0				0	0	0				Fee
87	Ridge Apartments Owners Corp.	0	0	0				0	0	0				Fee
88	168 Marco Way	0	Springing	0			Outfront Media Leasing Reserve	0	Springing	0				Fee
89	Spring Haven MHC	0	0	0				0	0	0				Fee
90	Mission Plaza	0	0	0				0	0	0				Fee
91	Kimberly Pines MHP	0	0	0				0	0	0				Fee
92	Ipswich House, Inc.	0	0	0				0	0	0				Fee
93	Trinity Colonial Hills MHP	0	0	0				0	0	0				Fee
94	Trinity Windfern MHP	0	0	0				0	0	0				Fee
95	Walgreens Columbia	0	0	0				0	0	0				Fee
96	J & J MHP	0	0	0				0	0	0				Fee
97	Glenwillow MHP	0	0	0				0	0	0				Fee
98	Port Chester Apartments, Inc.	1,100,000	0	0	Cash			0	0	0				Fee
99	Crossings at Hamilton Shops	0	0	0				0	0	0				Fee
100	Thompson Thrift Building	0	0	0				0	0	0				Fee
101	Lincoln Woods	0	0	0				0	0	0				Fee
102	Gramercy-Rutherford Townhouses Corp.	0	0	0				0	0	0				Fee

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Ground Lease Initial Expiration Date(18)	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(10)(11)	Affiliated Sponsors	Mortgage Loan Number
1	Epps Bridge Centre				Springing											E. Stanley Kroenke		1
2	The Mall at Rockingham Park	3/1/2057	$10	None	Hard/Springing Cash Management	262,000,000	894,318	119,500,000	119,500,000	2.32	2.25	53.0%	9.5%	9.2%		Mayflower Realty LLC, Series B; Institutional Mall Investors		2
3	Kroger (Roundy’s) Distribution Center				Springing											Peter Paul Bell		3
4	Marriott Indianapolis North				Hard/Springing Cash Management											Columbia Sussex Corporation; CSC Holdings, LLC		4
5	Mall at Turtle Creek				Hard/Springing Cash Management											Rouse Properties, LP		5
6	In-Rel 8	Various	Various	Various	Hard/Springing Cash Management											Charles Stein; Dennis Udwin		6
6.01	Lynnfield Park																	6.01
6.02	Chase Tower																	6.02
6.03	50 Penn Place																	6.03
6.04	I-Bank Tower																	6.04
6.05	4100 Okeechobee																	6.05
6.06	Center Point	12/10/2039	$144,000	12/11/2019-12/10/2029: $172,800; 12/11/2029-12/10/2039: $207,360; 12/11/2039-12/10/2049: $216,000; 12/11/2049-12/10/2059: $228,000; 12/11/2059-12/31/2069: $240,000														6.06
6.07	Bainbridge Mall																	6.07
6.08	Plantation Merch. Mart																	6.08
7	River Park Shopping Center				Springing											Carl E. Best; The Carl and Janet Best Trust		7
8	University Towers Owners Corp.				None													8
9	DoubleTree Overland Park				Soft/Springing Cash Management											Hotel Resort Properties, LLLP		9
10	ExchangeRight Net Leased Portfolio 12				Hard/Springing Cash Management											David Fisher, Joshua Ungerecht, Warren Thomas		10
10.01	Kroger - Hamilton																	10.01
10.02	Walgreens - Fort Worth																	10.02
10.03	Tractor Supply - Woods Cross																	10.03
10.04	Fresenius Dialysis Center - Nashville																	10.04
10.05	Advance Auto Parts - Steubenville																	10.05
10.06	Dollar General - Hamilton																	10.06
10.07	Dollar General - Cincinnati																	10.07
10.08	Dollar General - Denham Springs																	10.08
10.09	Dollar General - Hickory (US Highway 70)																	10.09
10.10	Dollar General - Hammond																	10.10
10.11	Family Dollar - Baton Rouge																	10.11
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)																	10.12
10.13	Advance Auto Parts - Greenville																	10.13
10.14	Dollar General - Gastonia																	10.14
10.15	Napa Auto Parts - Freeport																	10.15
10.16	Napa Auto Parts - Belvidere																	10.16
10.17	Dollar General - Alorton																	10.17
10.18	Dollar General - Dupo																	10.18
10.19	Advance Auto Parts - Heath																	10.19
11	Barber Self Storage				Springing											Robert Moser; Robert Morgan	Y - Group 1	11
12	San Fernando Value Square				Springing											Dorian Bilak, Sara V. Dumont		12
13	Eagle Square				Hard/Springing Cash Management											Gregory M. Feldman; Barry E. Feldman		13
14	Pinnacle II				Hard/Upfront Cash Management											Hudson Pacific Properties, L.P.; M David Paul Development, LLC		14
15	Berkshire Corporate Center				Springing											William Felton; Matthew Felton		15
16	Shoppes at Westown				Springing											Joanne M. Capano		16
17	Stone Manor				Hard/Springing Cash Management											Pembroke Hobson LLC		17
18	Corporate Park Office Portfolio				Springing											James M. Birney; Leeshan Birney		18
19	North Park Shopping Center				Hard/Springing Cash Management											William L. Hutchinson		19
20	Center Court Apartments				Springing											Loren (Pep) Llinas; Amy Dickenson		20
21	California Plaza				Springing											Matthew R. Love; John H. Pringle; Patrick J. Molloy; Vincent Woo		21
22	CubeSmart Portfolio III				Springing											Marc S. Barmazel		22
22.01	CubeSmart Lake Worth																	22.01
22.02	CubeSmart Chattanooga																	22.02
22.03	CubeSmart Tyler																	22.03
23	Courtyard Marriott Madeira Beach				Springing											Lance T. Shaner; Lance T. Shaner Revocable Trust u/t/a dated 12/8/2012		23
24	Shellmound Office Building				Hard/Springing Cash Management											Griffin Capital Corporation		24
25	Hulen Fashion Center	11/5/2018	$46,693	First remaining term: $51,361.94 per month; second remaining term: $56,498.13 per month; third remaining term: $62,157.94 per month; During the fourth remaining renewal term, the annual base rent shall be equal to (10%) of the fair market value of the land determined as of the first day of the fifty first lease year, in no event, however, shall the base rent be less than $62,147.84 per month.
The base rent for any subsequent five year renewal term shall be equal to 10% of the fair market value of land as of the first day of such renewal,
				provided that the base rent shall in no event be less than the base rent payable during the immediately preceding renewal term.	Springing											E & B Investment Trust; John P. Zikos; Anthony Bryan Cornelius; Easley B. Waggoner, Jr.		25
26	Tharp Portfolio II				Springing											Donald J. Tharp; Marsha J. Tharp		26
26.01	Granger Shopping Center																	26.01
26.02	Belter Shopping Center																	26.02
26.03	Oaklandon Center																	26.03
26.04	Shadeland Office																	26.04
26.05	South East Street Center																	26.05
26.06	Allisonsville Plasma																	26.06
26.07	Aspen Dental Crawfordsville																	26.07
27	So Cal Self Storage - Pasadena, CA				None											SoCal Self Storage Carveout Guarantor; SoCal Self Storage Sponsor		27
28	Illini Stor-It Portfolio				Springing											Robert Moser; Robert Morgan	Y - Group 1	28
28.01	Staley																	28.01
28.02	West																	28.02
28.03	Bondville																	28.03
28.04	North																	28.04
29	The Riley Center				Springing											Richard Brunelli; William Schlegel		29
30	Fairfield Inn & Suites - Carlsbad				Hard/Upfront Cash Management											Suresh Patel	Y - Group 2	30
31	Fairfield Inn & Suites - Norco				Hard/Upfront Cash Management											Suresh Patel	Y - Group 2	31
32	Hilton Home2 Suites Pittsburgh				Hard/Springing Cash Management											Don Rodgers		32
33	Hilton Garden Inn - Lake Mary, FL				Hard/Springing Cash Management											Kenneth K. Kochenour		33
34	473-479 Sumner Ave / 341 & 345 Amherst St				Springing											Benjamin W. Coggins, III; Robert C. Fuller		34
34.01	341 & 345 Amherst St																	34.01
34.02	473-479 Sumner Ave																	34.02
35	Holiday Inn & Suites Lima				Hard/Springing Cash Management											David H. Lesser		35
36	Arrowhead Creekside Medical Office				Hard/Springing Cash Management											Ted L. Barr; Joseph G. Greulich; Benjamin D. Sheridan		36
37	TownePlace Suites Newark				Hard/Springing Cash Management											Bharat M. Patel; Jay B. Patel		37
38	Radisson Colorado Springs				Hard/Springing Cash Management											Paul B. Campbell		38
39	Omni Business Park				None											David A. Kornbluth; Mark C. Siegal; Kenneth Marblestone; Mark J. Goodman; M.J. Goodman Living Trust; Zenda Properties G.P.; Cristal Family LLC; Fortbridge Realty, LLC; Sherman Capital LLC		39
40	Hilton Garden Inn W. I65 Airport Blvd.				Hard/Springing Cash Management											Anil R. Patel; Jayanti J. Patel		40
41	East Street Trading Center				Springing											James E. Fitzgerald; Gail T. Guyton; Edward J. Joyeusaz		41
42	Solon Place Apartments				Springing											William Ian MacDonald		42
43	5055 East Washington Street				Springing											Mathew Rosenblatt; John Berman		43
44	Comfort Suites at Kennesaw State University				Springing											Roshan Patel; Jagdish Patel; Shaylesh Patel		44
45	Lakefront Lofts				Springing											Anthony J. Schlur; Patrick J. Dussol		45
46	Captive Plastics Warehouse				Springing											Gregory R. Greenstein; Edward M. Natan		46
47	Hawthorn Suites Dearborn				Springing											Akram Namou; Malik Abdulnoor; Maysarah Knouna		47
48	Taylor Park Townhomes				Springing											Matthew B. Lester	Y - Group 3	48
49	Avon Self-Storage				Springing											Robert Moser; Robert Morgan	Y - Group 1	49
50	Rangeline Self-Storage				Springing											Capital Yield Group, LLC		50
51	Storage City - Antioch				None											Timothy Davis; Robert J. Dailey		51
52	Courtyard Orlando East - UCF				Soft/Springing Cash Management											Ronald E. Franklin		52
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.				None	5,991,405	26,701	500,000	0	3.10	3.10	23.9%	16.6%	16.6%				53
54	Holiday Inn Express Rochester / Greece				Hard/Upfront Cash Management											Tarpan Patel; Sunita Patel		54
55	Fox Hunt Apartments				Springing											Matthew B. Lester	Y - Group 3	55
56	Madison Court Apartment Corp.				None	9,901,039	28,900	(A) $500,000; (B) $3,318,000; (C) $833,039	(A) $0; (B) $3,318,000; (C) $833,039	7.46	7.46	16.5%	26.1%	26.1%				56
57	Interlaken Owners, Inc.				None	5,500,000	24,389	500,000	0	21.75	21.75	3.9%	115.8%	115.8%				57
58	Kenny Centre				Springing											Bernard R. Ruben Irrecovable Trust for Issue DTD 12/7/97		58
59	Quality Inn & Suites - Sulphur				Hard/Springing Cash Management											Nimesh Zaver; Iqbal Mohammad; Guru Nagin; Talesh Patel		59
60	Bond Street Portfolio				Springing											Michael D. Reynolds; Eric Hohmann		60
60.01	Monroe Center																	60.01
60.02	952 Lake Murray Boulevard																	60.02

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Ground Lease Initial Expiration Date(18)	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(10)(11)	Affiliated Sponsors	Mortgage Loan Number
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.				None													61
62	Bienville Towers Apartments				Springing											James R. Hatcher; Alexis V. Lewis		62
63	51 East Green Apartments				Springing											Edwin Goldfarb		63
64	Lake Mead Gateway Plaza				Springing											Antonin Vesely; Jeannette Vesely; Michael Vesely		64
65	Quality Inn Olympic National Park				Hard/Springing Cash Management											Bret Wirta; Patricia Wirta		65
66	Comfort Inn Sylva				Springing											Michael Winstead, Jr.; Stephen C. Austin; John Rudolph; Scott A. Austin		66
67	Laurel Springs Apartments				Springing											Manoj Kumar		67
68	Arizona Storage Company				Springing											Michael E. Ransome		68
69	Rimrock Plaza				Springing											Stephen B. Jaeger		69
70	Park Hill Apartments				None											Matthew B. Lester	Y - Group 3	70
71	Comfort Inn & Suites - Smyrna				Hard/Springing Cash Management											Jaffar Lutfeali; Roshan B. Patel		71
72	South Pointe Crossing	5/19/2098	$120,000	Scheduled increases per the lease	None											John G. Thompson; Paul M Thrift; Greg Gibson; John G. Thompson Revocable Trust; Paul M. Thrift Revocable Trust	Y - Group 5	72
73	Storage Plex				Springing											Robert Moser; Robert Morgan	Y - Group 1	73
74	Carleton MHC				None											William T. Connell; James J. Palmer		74
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.				None													75
76	Maplewood MHC				Springing											Richard M. Nodel; Jordan Nodel	Y - Group 4	76
77	Blue Grass MHC				Springing											Christine Buteau; Robert Fileni		77
78	Overland Corporate Center				Springing											Mark P Esbensen; Fred D. Grimes		78
79	Rockmart Commons				Springing											Donald S. Williams; Kathy Williams		79
80	Canyon Springs Retail Building				Springing											Wi Kwun Lee; Woo Jin Jung; Kum Ju Lee; Lee Family Trust		80
81	Westwood Village Apartments				Springing											David A. Gollner; Susan L. Gollner		81
82	Out O’Space Storage Tavares				Springing											Richard J. O’Brien		82
83	Rivercrest Apartments				Springing											Vincenzia Grillo		83
84	Brighton Manor Apartments				None											Hardial Singh		84
85	Midland Plaza Apartments Corp.				None													85
86	White Oak MHC				Springing											Richard M. Nodel	Y - Group 4	86
87	Ridge Apartments Owners Corp.				None	1,917,168	8,928	20,000	20,000	6.29	6.29	13.0%	35.2%	35.2%				87
88	168 Marco Way				None											Michael G. Halper		88
89	Spring Haven MHC				None											David Reid; Anna Reid		89
90	Mission Plaza				None											Jon Gruber; Gruber Family Trust		90
91	Kimberly Pines MHP				Springing											James Traylor		91
92	Ipswich House, Inc.				None	1,942,583	8,941	250,000	0	7.95	7.95	11.1%	43.9%	43.9%				92
93	Trinity Colonial Hills MHP				Springing											Donald G. Clements, Jr.; J. Art Nicholson	Y - Group 6	93
94	Trinity Windfern MHP				Springing											Donald G. Clements, Jr.; J. Art Nicholson	Y - Group 6	94
95	Walgreens Columbia				Hard/Springing Cash Management											Charles E. Decker		95
96	J & J MHP				Springing											David M. Ruby	Y - Group 7	96
97	Glenwillow MHP				Springing											David M. Ruby	Y - Group 7	97
98	Port Chester Apartments, Inc.				None	2,000,000	9,059	500,000	0	10.55	10.55	9.9%	57.3%	57.3%				98
99	Crossings at Hamilton Shops				Springing											James F. Wessel		99
100	Thompson Thrift Building				None											John G. Thompson; Paul M Thrift; John G. Thompson Revocable Trust; Paul M. Thrift Revocable Trust	Y - Group 5	100
101	Lincoln Woods				None											Matthew B. Lester	Y - Group 3	101
102	Gramercy-Rutherford Townhouses Corp.				None	1,700,000	5,591	500,000	0	4.48	4.48	15.0%	17.7%	17.7%				102

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“RMF” denotes Rialto Mortgage Finance, LLC, “Barclays” denotes Barclays Bank PLC, “WFB” denotes Wells Fargo Bank, National Association, “UBSRES” denotes UBS Real Estate Securities Inc., “CIIICM” denotes C-III Commercial Mortgage LLC, “NCB” denotes National Cooperative Bank, N.A. and “Basis” denotes Basis Real Estate Capital II, LLC.

(2)	For mortgage loan #57 (Interlaken Owners, Inc.), the mortgaged property is located at 1175-1177, 1179-1189, 1191-1193, 1195-1197, 1199-1205, 1207-1213, 1215-1221, 1241-1247, 1249-1259, 1261-1271 & 1273-1281 California Road; 2 & 4, 6 & 10, 1-9, 11-23, 12-24, 25-29, 26-38, 31-45, 46-48, 47-61, 50-52, 54-62, 63-73 & 64-72 Manchester Road; 2-4 & 1-3 Woodlot; 2-4 & 3 Wilton Road; 1-3, 2-4, 5-9, 6-14 & 16-26 Whitehall Road; 1-2, 3-5, 4-6, 7-15, 8-16 & 17-19 Field End Lane.

(3)	For mortgage loan #3 (Kroger (Roundy’s) Distribution Center), the Number of Units includes 466,923 square feet of cold storage space.

For mortgage loan #6 (In-Rel 8), the Number of Units at the 50 Penn Place mortgaged property includes 178,732 square feet of office space, 134,555 square feet of retail space, and 7,670 square feet of storage space.

For mortgage loan #13 (Eagle Square), the Number of Units includes 52,013 square feet of retail space, 34,415 square feet of medical office space, and 19,296 square feet of office space.

For mortgage loan #15 (Berkshire Corporate Center), the Number of Units includes 145,493 square feet of office space, 85,000 square feet of tech/lab/clean space and 13,500 square feet of warehouse/storage space.

For mortgage loan #39 (Omni Business Park), the Number of Units includes 100,408 square feet of office space and 65,434 square feet of industrial space.

For Mortgage Loan #63 (51 East Green Apartments), the Number of Units includes 8 2-bedroom units, 12 3-bedroom units and 10 4-bedroom units, for a total of 92 beds.

(4)	For mortgage loan #2 (The Mall at Rockingham Park), the mortgage loan is evidenced by Note A-1-B. The whole loan is comprised of four senior pari passu notes with an aggregate original principal balance of $142,500,000 (Note A-1-A, Note A-2-A, Note A-1-B and Note A-2-B) and two subordinate notes with an aggregate original principal balance of $119,500,000 (Note B-1 and Note B-2), which have a combined Cut-Off Date Balance of $262,000,000 (“The Mall at Rockingham Park Whole Loan”). All LTVs, DSCRs, Debt Yields and Cut-off Date Balances per Unit/SF presented are based on the balance of Note A-1-A, Note A-2-A, Note A-1-B and Note A-2-B in the aggregate. Note A-1-B represents a non-controlling interest in The Mall at Rockingham Park Whole Loan.

For mortgage loan #3 (Kroger (Roundy’s) Distribution Center), the mortgage loan is evidenced by Note A-1, one of two pari passu notes which have a combined Cut-off Date Balance of $76,500,000. Note A-2 is not included in the trust. All LTVs, DSCRs, Debt Yields and Cut-off Date Balances per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate (the “Kroger (Roundy’s) Distribution Center Whole Loan”). Note A-1 represents the controlling interest in the Kroger (Roundy’s) Distribution Center Whole Loan.

For mortgage loan #5 (Mall at Turtle Creek), the mortgage loan is evidenced by Note A-1, one of two pari passu notes which have a combined Cut-off Date Balance of $71,770,086. Note A-2 will not be included in the trust. All LTVs, DSCRs, Debt Yields and Cut-off Date Balances per Unit/SF presented are based on Notes A-1 and A-2 in the aggregate (the “Mall at Turtle Creek Whole Loan”). Note A-1 represents the controlling interest in the Mall at Turtle Creek Whole Loan.

For mortgage loan #6 (In-Rel 8), the mortgage loan is evidenced by Note A-2 and Note A-3, two of three pari passu notes which have a combined Cut-off Date Balance of $92,500,000. Note A-1 is not included in the trust. All LTVs, DSCRs, Debt Yields and Cut-off Date Balances per Unit/SF presented are based on Note A-1, Note A-2 and Note A-3 in the aggregate (the “In-Rel 8 Whole Loan”). Note A-2 and Note A-3 represent non-controlling interests in the In-Rel 8 Whole Loan.

For mortgage loan #14 (Pinnacle II), the mortgage loan is evidenced by Note A-2, one of three pari passu notes which have a combined Cut-off Date Balance of $87,000,000. Notes A-1 and A-3 are not included in the trust. All LTVs, DSCRs, Debt Yields and Cut-off Date Balances per Unit/SF presented are based on Note A-1, Note A-2 and Note A-3 in the aggregate (the “Pinnacle II Whole Loan”). Note A-2 represents a non-controlling interest in the Pinnacle II Whole Loan.

(5)	For mortgage loan #4 (Marriott Indianapolis North), the Appraised Value assumes the property improvement plan (“PIP”), which is expected to be completed by November 30, 2016, has been completed. A reserve of $7,500,000 was taken at the mortgage loan closing for the PIP. The appraised value assuming the PIP has not been completed is $79,600,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $79,600,000 appraised value are 67.6% and 51.5%, respectively.

For mortgage loan #6 (In-Rel 8), the Appraised Value includes $310,000 attributed to an excess land parcel available for free release. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated including the value of the excess land parcel. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD excluding value attributed to the excess land parcel are 69.6% and 64.2%, respectively.

For mortgage loan #28 (Illini Stor-It Portfolio), the Appraised Value reflects a portfolio level appraisal, which includes a diversity premium based on an assumption that all of the mortgaged properties would be sold together as a portfolio. The appraised value assuming no portfolio level diversity premium is $15,770,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the $15,770,000 value are 69.9% and 61.8%, respectively.

For mortgage loan #35 (Holiday Inn & Suites Lima), the Appraised Value assumes the property improvement plan (“PIP”), which is expected to be completed within one year of loan origination, has been completed. The appraised value assuming the PIP has not been completed is $11,700,000. A reserve of $1,166,286 was taken at loan origination for the PIP. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $11,700,000 appraised value are 75.2% and 61.7%, respectively.

(6)	For mortgage loan #33 (Hilton Garden Inn – Lake Mary, FL), all LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $9,000,000. The Holdback can be disbursed no later than the twenty-fourth monthly payment date of the loan, provided that the following conditions are satisfied: (i) there is no event of default, (ii) the debt yield is greater than or equal to 11.75% for two consecutive quarters on a trailing 12-month basis, and (iii) the debt service coverage ratio is greater than or equal to 1.65x. If the Holdback has not been released by June 6, 2018, the lender may apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. Assuming the full Holdback balance is applied to the full loan amount, the Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NOI DSCR and U/W NCF DSCR are 54.8%, 42.7%, 1.92x and 1.65x, respectively.

For mortgage loan #34 (473-479 Sumner Ave / 341 & 345 Amherst St), all LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $8,800,000. All conditions for release of the Holdback have been satisfied as of the Cut-off Date.

(7)	For mortgage loan #73 (Storage Plex), 32.7% of U/W Revenues is generated from parking and retail activity.

For mortgage loan #88 (168 Marco Way), the mortgaged property includes a billboard, which represents 56.5% of U/W Revenues.

(8)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #5 (Mall at Turtle Creek), the fourth largest tenant (20,000 square feet), representing 6.1% of net rentable square feet, may terminate its lease at any time within one hundred eighty (180) days after December 31, 2020 if the tenant’s gross sales do not equal or exceed $3,000,000 during the period of January 1, 2020 through December 31, 2020. The fifth largest tenant (13,319 square feet), representing 4.0% of net rentable square feet, may terminate its lease at any time between December 1, 2018 and January 31, 2019 if the tenant’s net sales do not exceed $1,650,000 during the period of December 1, 2017 through November 30, 2018.

For mortgage loan #6 (In-Rel 8), the third largest tenant at the Chase Tower mortgaged property (37,641 square feet), representing 15.8% of net rentable square feet, has a one-time lease termination option effective April 30, 2023 with written notice provided no later than October 31, 2021 and payment of a termination fee of $305,469.

For mortgage loan #10 (ExchangeRight Net Leased Portfolio 12), the sole tenant at the Walgreens - Fort Worth mortgaged property (14,490 square feet), representing 5.9% of net rentable square feet of the entire portfolio may terminate its lease upon six months’ written notice, effective as of June 30, 2028 and every five years thereafter until the lease expires on June 30, 2078.

For mortgage loan #12 (San Fernando Value Square), the second largest tenant (2,500 square feet), representing 2.1% of net rentable square feet, may terminate its lease at any time that fiscal year gross sales are less than $400,000 upon providing 60 days written notice.

For mortgage loan #13 (Eagle Square), the largest tenant (42,098 square feet), representing 39.8% of the net rentable square feet, may terminate 15,500 square feet of its lease on September 30, 2021 with at least 90 days’ prior written notice and 26,598 square feet of its lease any time with at least 60 days’ prior written notice. The fifth largest tenant (4,666 square feet), representing 4.4% of the net rentable square feet, may terminate its lease in whole or in part at any time with at least 90 days’ prior written notice.

For mortgage loan #15 (Berkshire Corporate Center), the largest tenant (122,821 square feet), representing 50.3% of net rentable square feet, may terminate its lease by providing landlord with written notice on or before February 1, 2018 in which event the termination shall occur on January 31, 2019. In addition, the tenant may terminate the lease by providing landlord with written notice on or before February 1, 2020 in which event the termination shall occur on January 31, 2021. The tenant is required to pay the landlord a termination fee equal to the unamortized transaction costs, including leasing commissions plus an additional two months of base rent and the tenant’s pro rata share of operating expenses for the two months immediately preceding the applicable termination effective date. The second largest tenant, (50,159 square feet), representing 20.6% of net rentable square feet, may terminate its lease effective on July 31, 2017, subject to and conditioned upon providing written notice by October 31, 2016 and payment of a termination fee equal to $927,907.

For mortgage loan #16 (Shoppes at Westown), the fourth largest tenant (7,508 square feet), representing 9.3% of the net rentable square feet, may terminate its lease if gross sales do not exceed $1,000,000 in the trailing twelve month period ending April 30, 2021 upon providing at least 60 days’ prior written notice. In such event, the tenant is required to reimburse the borrower the unamortized portion of the commission paid to the tenant’s broker and the unamortized tenant allowance. The fifth largest tenant (7,500 square feet), representing 9.3% of the net rentable square feet, may terminate its lease (i) with written notice no later than April 30, 2019 with the termination effective on September 30, 2019 or (ii) at any time if gross sales are less than $1,200,000 from the period commencing on April 1, 2018 and ending March 31, 2019 and by paying a termination fee equal to $25,000.

For mortgage loan #21 (California Plaza), the second largest tenant (14,073 square feet), representing 9.1% of net rentable square feet, may terminate its lease as of July 31, 2017 upon providing 270 days’ written notice and payment equal to the sum of a termination fee equal to $101,326, all unamortized rent abatements, tenant improvements and leasing commissions.

For mortgage loan #26 (Tharp Portfolio II), the largest tenant at the Shadeland Office mortgaged property (9,544 square feet), representing 10.2% of the net rentable square feet of the entire portfolio, may terminate its lease on November 30, 2018 upon providing written notice between October 1, 2017 and November 30, 2017. The tenant may also reduce its net rentable square feet to not less than 6,544 square feet upon providing one years’ written notice. The second largest tenant at the Shadeland Office mortgaged property (6,276 square feet), representing 6.7% of the net rentable square feet of the entire portfolio, may terminate its lease upon providing one years’ written notice and payment of a termination fee equal to $240,000 plus six months of base rent.

For mortgage loan #29 (The Riley Center), the third largest tenant (8,000 square feet), representing 8.2% of the net rentable square feet, may terminate its lease prior to May 31, 2020 if gross sales do not exceed $1,800,000 between April 1, 2019 and March 31, 2020 with at least 180 days’ prior written notice. If the actual termination date falls within the months of September, October, November or December, then such termination date may be extended to the immediately succeeding January 31st. Five Below shall pay a one-time termination fee equal to the sum of the unamortized portion of the allowance and unamortized portion of the brokerage commission.

For mortgage loan #39 (Omni Business Park), the largest tenant (28,489 square feet), representing 17.2% of net rentable square feet, may terminate its lease as of April 30, 2020 upon providing written notice by July 31, 2019 and payment of a termination fee equal to $14,828.

For mortgage loan #41 (East Street Trading Center), the fourth largest tenant (18,162 square feet), representing 10.9% of net rentable square feet, may terminate its lease as of January 1, 2017 upon providing notice in September 2016.

For mortgage loan #43 (5055 East Washington Street), the fifth largest tenant (3,747 square feet), representing 7.2% of net rentable square feet, may terminate its lease as of December 31, 2017 upon providing 6 months’ written notice.

For mortgage loan #45 (Lakefront Lofts), the second largest tenant (8,381 square feet), representing 29.6% of the net rentable square feet, may terminate its lease with at least 90 days’ prior written notice.

For mortgage loan #69 (Rimrock Plaza), the third largest tenant (5,082 square feet), representing 9.9% of net rentable square feet, may terminate its lease at any time upon providing 90 days’ written notice.

For mortgage loan #95 (Walgreens Columbia), the sole tenant (14,820 square feet), representing 100.0% of net rentable square feet, may terminate its lease upon six months’ written notice, effective as of September 30, 2030, which is after the maturity date of the loan, and every five years thereafter, until the lease expires on September 30, 2080.

(9)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #13 (Eagle Square), the largest tenant (42,098 square feet), representing 39.8% of the net rentable square feet, has executed a new lease for 15,500 square feet with a lease commencement date of October 1, 2016. The tenant has taken possession of its space and is in the process of building out improvements. A $178,312 reserve was taken at loan origination as a rent escrow.

For mortgage loan #17 (Stone Manor), the largest tenant (30,531 square feet), representing 25.1% of the net rentable square feet, has a $10,486 monthly rent credit for the 16 month period ending September 30, 2017.

For mortgage loan #19 (North Park Shopping Center), the second largest tenant (12,000 square feet), representing 10.9% of net rentable square feet, is expected to take occupancy and start paying rent no later than March 1, 2017. An occupancy reserve of $1,819,553 was taken at closing. In addition, a $219,660 reserve for unpaid tenant improvements and leasing commissions and a $135,000 reserve equal to approximately seven months of tenant rent and recoveries, were taken at closing.

For mortgage loan #21 (California Plaza), the largest tenant (16,806 square feet), representing 10.8% of net rentable square feet, has free rent in August 2017. A $31,091 reserve was taken at closing, representing the outstanding rent abatements.

For mortgage loan #24 (Shellmound Office Building), the sole tenant (63,406 square feet), representing 100.0% of net rentable square feet, will receive free rent from December 1, 2016 to June 30, 2017. The U/W Revenues are based on the annual rent from December 1, 2017 to November 30, 2018. A $843,300 rent abatement reserve was taken at closing.

For mortgage loan #39 (Omni Business Park), the fourth largest tenant (14,368 square feet), representing 8.7% of net rentable square feet, has free rent through August 2016. A $218,000 occupancy reserve was taken at closing.

For mortgage loan #64 (Lake Mead Gateway Plaza), the largest tenant (2,379 square feet), representing 12.1% of the net rentable square feet, has free rent until August 2016. A $10,881 free rent reserve was taken at the mortgage loan closing. An additional tenant (2,418 square feet), representing 12.3% of the net rentable square feet, executed its lease on March 29, 2016, took possession of the space on June 1, 2016 and is expected to take occupancy and commence paying rent by August, 2016. The occupancy of the mortgaged property with this additional tenant would be 94.2%. A $20,359 occupancy reserve was taken at the mortgage loan closing.

For mortgage loan #78 (Overland Corporate Center), the second largest tenant (1,944 square feet), representing 15.8% of the net rentable square feet, has free rent until October 1, 2016. A $30,250 rent abatement reserve was taken at the mortgage loan closing.

(10)	For mortgage loan #6 (In-Rel 8), the largest tenant at the Lynnfield Park mortgaged property (138,812 square feet), representing 9.4% of net rentable square feet of the entire portfolio, currently subleases 33,891 square feet to five separate tenants for an aggregate annual base rent of $462,973 (average of $13.66 per square foot, expiring July 31, 2018). The sublessor has an additional proposed sublease for 2,680 square feet for an annual base rent of $41,513 ($15.49 per square foot, expiring July 31, 2018).

For mortgage loan #14 (Pinnacle II), the sole tenant (230,000 square feet), representing 100% of net rentable square feet, is subleasing 40,165 square feet for an annual base rent, beginning October 2016, of $2,094,794 ($52.15 per square foot, expiring December 31, 2021).

For mortgage loan #63 (51 East Green Apartments), the ground floor retail space (4,942 square feet), representing 14.3% of net rentable square feet is master leased to the sponsor who in turn subleases the space to a relative of the sponsor.

(11)	For mortgage loan #26 (Tharp Portfolio II), the third largest tenant at the Shadeland Office mortgaged property (6,228 square feet), representing 6.7% of the net rentable square feet of the entire portfolio, is an affiliate of the sponsor.

For mortgage loan #100 (Thompson Thrift Building), the three largest tenants (18,488 square feet), representing 81.6% of net rentable square feet, are affiliated with the sponsor.

(12)	For mortgage loan #13 (Eagle Square), the largest tenant (42,098 square feet), representing 39.8% of net rentable square feet, has multiple leases that expire as follows: 15,500 square feet expiring on September 30, 2021; 10,000 square feet expiring on October 31, 2016; 9,700 square feet expiring on October 31, 2016; and 6,898 square feet expiring on March 31, 2021.

For mortgage loan #18 (Corporate Park Office Portfolio), the second largest tenant (13,221 square feet), representing 7.1% of net rentable square feet, has multiple leases that expire as follows: 12,557 square feet expiring on December 31, 2020 and 664 square feet expiring on April 30, 2019.

For mortgage loan #34 (473-479 Sumner Ave / 341 & 345 Amherst St), the second largest tenant at the 473-479 Sumner Ave mortgaged property (5,700 square feet), representing 11.2% of net rentable square feet of the entire portfolio, has multiple leases that expire as follows: 3,000 square feet expiring April 30, 2020 and 2,700 square feet expiring April 30, 2021.

For mortgage loan #39 (Omni Business Park) the fourth largest tenant (14,368 square feet), representing 8.7% of net rentable square feet, has multiple leases that expire as follows: 3,390 square feet expiring on June 30, 2016 and 10,978 square feet expiring on June 30, 2026.

(13)	For mortgage loan #8 (University Towers Owners Corp.), the Engineering Escrow/Deferred Maintenance is funded in three components: (i) an initial deposit in the amount of $8,020,342 funded at closing, (ii) 12 monthly deposits to be made by the borrower (concurrently with each of first 12 loan payments) in the amount of $32,378, and (iii) a deposit in the amount of $429,658 that was funded on June 29, 2016. Other than the foregoing three funding components, no additional deposits are required to be made.

(14)	For mortgage loan #23 (Courtyard Marriott Madeira Beach), the Monthly Replacement Reserve will be adjusted each January to an amount equal to 1/12th of 4.0% of the actual annual gross income from the prior year.

For mortgage loans #30 (Fairfield Inn & Suites – Carlsbad), #31 (Fairfield Inn & Suites – Norco), #44 (Comfort Suites at Kennesaw State University) and #54 (Holiday Inn Express Rochester / Greece) the Monthly Replacement Reserve will be based on the greater of: (a) an amount equal to 1/12 of 4% of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs; and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement for annual capital expenditures set forth in the approved annual budget or otherwise approved by the lender.

For mortgage loan #32 (Hilton Home2 Suites Pittsburgh), beginning on March 6, 2018, the borrower is required to make an additional deposit into the Monthly Replacement Reserve equal to the greater of 1/12th of (i) 4.0% of the annual gross income from operations of the property or (ii) the amount required pursuant to the franchise agreement.

For mortgage loan #35 (Holiday Inn & Suites Lima), the Monthly Replacement Reserve is the greater of (a) (i) during the first 12 months of the term of the mortgage loan, an amount equal to 1/12th of 2.0% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; (ii) during months 13 through 24 of the term of the mortgage loan, an amount equal to 1/12th of 3.0% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; (iii) during month 25 through the maturity date, an amount equal to 1/12th of 4.0% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

For mortgage loans #52 (Courtyard Orlando East - UCF), the Monthly Replacement Reserve will be adjusted to an amount equal to 4% of gross revenue for the preceding month.

For mortgage loans #59 (Quality Inn & Suites - Sulphur) and #71 (Comfort Inn & Suites - Smyrna) the Monthly Replacement Reserve will be adjusted to an amount equal to 1/12th of 4.0% of annual gross revenues for the property, but in no case may the Monthly Replacement Reserve be less than the initial Monthly Replacement Reserve.

For mortgage loan #65 (Quality Inn Olympic National Park), the Monthly Replacement Reserve will be calculated based on the greater of: (a) an amount equal to 1/12 of 5% of gross income from operations (or following the occurrence of a franchise agreement revision event, 1/12th of 4% of gross income from operations) during the calendar year immediately preceding the calendar year in which such monthly payment date occurs; and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement for annual capital expenditures set forth in the approved annual budget or otherwise approved by lender.

(15)	For mortgage loan #6 (In-Rel 8) the largest tenant at the Chase Tower mortgaged property (52,197 square feet), representing 21.9% of net rentable square feet of the mortgaged property, has 12,777 square feet of unutilized space. U/W Revenues include the unutilized space. A $4,000,000 upfront TI/LC Reserve was established at closing.

For mortgage loan #79 (Rockmart Commons), the Monthly TI/LC Reserve will be reduced to $1,281 after the 36th monthly payment.

(16)	For mortgage loan #9 (DoubleTree Overland Park), there is a seasonality reserve, payable on each monthly payment date occurring in May, June, July, August, September and October, commencing August 2016.

For mortgage loan #19 (North Park Shopping Center), the Other Escrow I (Initial) consists of: La Mexicana Supermercado Upfront Loan Reserve ($1,819,553); La Mexicana Supermercado TI/LC reserve fund ($219,660); La Mexicana Supermercado Occupancy Reserve ($135,000); Las Mangonadas Occupancy Reserve ($41,879); and Las Mangonadas LC Reserve ($39,852).

For mortgage loan #21 (California Plaza), the Other Escrow I (Initial) can be used for general tenant improvement and leasing commission costs upon the satisfaction of certain conditions in the mortgage loan agreement.

For mortgage loan #38 (Radisson Colorado Springs), the borrower is required to deposit into the seasonality reserve, on the payment date in June 2016, the sum of $120,000, on the payment date in July 2016, the sum of $120,000, on the payment date in August 2016, the sum of $80,000, on the payment date in September 2016, the sum of $80,000, and on the payment date in October 2016, the sum of $25,000, and on subsequent payment dates falling in the calendar months of May, June, July, August, September and October, an amount equal to $70,833.

For mortgage loan #54 (Holiday Inn Express Rochester / Greece), on each monthly payment date occurring in the calendar months of in May, June, July, August, September and October, commencing with and including the calendar year 2017 and each subsequent calendar year thereafter throughout the term of the Loan, the seasonality monthly escrow amount shall be calculated in accordance with the terms and provisions of the related mortgage loan documents.

For mortgage loan #65 (Quality Inn Olympic National Park), on each monthly payment date occurring in the calendar months of August, September and October, commencing with and including the calendar year 2016 and each subsequent calendar year thereafter throughout the term of the Loan, the seasonality monthly escrow amount shall be calculated in accordance with the terms and provisions of the related mortgage loan documents. For the calendar year 2016, the seasonality monthly escrow amount shall be $53,158. For the calendar year 2017, and each subsequent calendar year thereafter through the term of the loan, the seasonality monthly escrow amount shall be recalculated in accordance with the terms and provisions of the related mortgage loan documents.

(17)	For mortgage loan #6 (In-Rel 8), the aggregate amount deposited in the Material Tenant Rollover Reserve solely as the result of a Non-Renewal Event may not exceed an amount equal to the product of (x) $20.00 multiplied by (y) the square footage of the applicable Material Tenant space not subject to an extension, renewal, or re-leasing of its leased premises.

(18)	For mortgage loan #6 (In-Rel 8), the Center Point mortgaged property is subject to a ground lease which commenced on December 11, 1989 and has a current expiration date of December 10, 2039 with three remaining 10-year extension options to a fully extended maturity date of December 10, 2069. The current ground rent is $144,000 and increases to $172,800, $207,360, $216,000, $228,000, and $240,000 at each successive extension.

For mortgage loan #25 (Hulen Fashion Center), the mortgage loan is subject to a ground lease which commenced on November 6, 1983 and has a current expiration date of November 5, 2018. The ground lease has an additional eight, 5-year renewal options remaining at the lessee’s option. The ground lease fully extended has a lease expiration date of November 5, 2058.